FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-286968-02

Dated July 15, 2025	BBCMS 2025-5C36
Free Writing Prospectus Structural and Collateral Term Sheet
BBCMS Mortgage Trust 2025-5C36
$613,468,550 (Approximate Mortgage Pool Balance)

$516,080,000 (Approximate Offered Certificates)

Barclays Commercial Mortgage Securities LLC Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2025-5C36

Barclays Capital Real Estate Inc.

LMF Commercial, LLC

Citi Real Estate Funding Inc.

UBS AG

Starwood Mortgage Capital LLC

Societe Generale Financial Corporation

German American Capital Corporation

Zions Bancorporation, N.A.

Mortgage Loan Sellers

Barclays	Citigroup	Deutsche Bank Securities
Société Générale		UBS Securities LLC

Co-Lead Managers and Joint Bookrunners

Academy Securities Co-Manager		Drexel Hamilton Co-Manager

THE INFORMATION IN THIS COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated July 15, 2025	BBCMS 2025-5C36

This material is for your information, and none of Barclays Capital Inc., SG Americas Securities, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., UBS Securities LLC, Academy Securities, Inc. and Drexel Hamilton, LLC (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-286968) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Barclays Capital Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-603-5847. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2025-5C36 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Structural and Collateral Term Sheet	BBCMS 2025-5C36
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAAsf / AAA(sf)	$2,086,000	30.000%	2.42	9/25 – 2/30	42.8%	14.9%
A-2	Aaa(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	42.8%	14.9%
A-3	Aaa(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	42.8%	14.9%
X-A(7)	Aaa(sf) / AAAsf / AAA(sf)	$429,427,000	N/A	N/A	N/A	N/A	N/A
A-S	Aa3(sf) / AAAsf / AAA(sf)	$55,213,000	21.000%	4.94	7/30-7/30	48.3%	13.2%
B	NR / AA-sf / AA(sf)	$31,440,000	15.875%	4.94	7/30-7/30	51.4%	12.4%

Privately Offered Certificates(8)

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-B(9)	NR / AA-sf / AAA(sf)	$86,653,000	N/A	N/A	N/A	N/A	N/A
C(10)	NR / A-sf / A(sf)	$23,772,000	12.00%	4.94	7/30-7/30	53.8%	11.8%
D(10)	NR / BBBsf / A-(sf)	$13,036,000(11)	9.875%	4.94	7/30-7/30	55.1%	11.5%
E-RR	NR / BBB-sf / BBB+(sf)	$9,202,000(11)	8.375%	4.94	7/30-7/30	56.0%	11.4%
F-RR	NR / BBsf / BBB(sf)	$8,435,000	7.000%	4.94	7/30-7/30	56.8%	11.2%
G-RR	NR / BB-sf / BBB-(sf)	$6,135,000	6.000%	4.94	7/30-7/30	57.4%	11.1%
J-RR	NR / B-sf / BB-(sf)	$9,969,000	4.375%	4.94	7/30-7/30	58.4%	10.9%
K-RR	NR / NR / B-(sf)	$8,435,000	3.000%	4.94	7/30-7/30	59.3%	10.7%
L-RR	NR / NR / NR	$18,404,549	0.000%	4.94	7/30-7/30	61.1%	10.4%
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. In addition, the notional amounts of the Class X-A and Class X-B Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A or Class X-B Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(2)	The credit support percentages set forth for the Class A-1, Class A-2 and Class A-3 Certificates represent the approximate initial credit support for the Class A-1, Class A-2 and Class A-3 Certificates in the aggregate.
(3)	Assumes 0% CPR / 0% CDR and an August 7, 2025 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated July 15, 2025 (the “Preliminary Prospectus”).
(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2 and Class A-3 Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2 and Class A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(6)	The exact initial certificate balances of the Class A-2 and Class A-3 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the respective initial certificate balances, expected weighted average lives and expected principal windows of the Class A-2 and Class A-3 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 Certificates is expected to be approximately $427,341,000, subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs)	Expected Range of Principal Window
Class A-2	$0 – $150,000,000	N/A – 4.79	N/A / 2/30-6/30
Class A-3	$277,341,000 – $427,341,000	4.92 –4.88	6/30-7/30 / 2/30-7/30
(7)	The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates outstanding from time to time.
(8)	The Class X-B, Class C, Class D, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR are not being offered by the Preliminary Prospectus or this Term Sheet. The Class R Certificates are not shown above.
(9)	The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S and Class B Certificates outstanding from time to time.
(10)	The Class C, Class C-1, Class C-2, Class C-X1, Class C-X2, Class D, Class D-1, Class D-2, Class D-X1 and Class D-X2 certificates constitute the “Exchangeable Certificates”. Each Class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.” Each class of Class C and Class D Exchangeable Certificates will have the same ratings as the Class C and Class D certificates, respectively, shown in the table above.
(11)	The initial Certificate Balances of the Class D (and corresponding trust components) and Class E-RR Certificates are subject to change based on final pricing of all Certificates and the final determination of the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR Certificates (collectively, the “HRR Certificates”) that will be retained by the Third Party Purchaser in order for the Retaining Sponsor to satisfy its risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the HRR Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Structural and Collateral Term Sheet	BBCMS 2025-5C36
Summary of Transaction Terms
Securities Offered:	$516,080,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	Barclays Capital Inc., SG Americas Securities, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and UBS Securities LLC.
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC.
Mortgage Loan Sellers:	Barclays Capital Real Estate Inc. (“Barclays”) (26.6%), LMF Commercial, LLC (“LMF”) (24.5%), Citi Real Estate Funding Inc. (“CREFI”) (23.8%), Starwood Mortgage Capital LLC (“SMC”) (8.6%), UBS AG New York Branch (“UBS AG”) (5.6%), Societe Generale Financial Corporation (“SGFC”) (4.6%),German American Capital Corporation (“GACC”) (3.6%) and Zions Bancorporation, N.A. (“ZBNA”) (2.7%).
Master Servicer:	Trimont LLC.
Special Servicer:	K-Star Asset Management LLC.
Trustee:	Computershare Trust Company, National Association.
Certificate Administrator:	Computershare Trust Company, National Association.
Operating Advisor:	Park Bridge Lender Services LLC.
Asset Representations Reviewer:	Park Bridge Lender Services LLC.
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
Initial Majority Controlling Class Certificateholder:	KKR CMBS IIII Aggregator Category 2 L.P. or an affiliate.
U.S. Credit Risk Retention:	For a discussion on the manner in which Barclays, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements for the Certificates, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about August 7, 2025.
Cut-off Date:	With respect to each mortgage loan, the related due date in August 2025, or in the case of any mortgage loan that has its first due date after August 2025, the date that would have been its due date in August 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in September 2025.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in September 2025.
Assumed Final Distribution Date:	The Distribution Date in July 2030 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in August 2058.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes. The Exchangeable Certificates will evidence interests in a grantor trust.
Form of Offering:	The Class A-1, Class A-2, Class A-3, Class X-A, Class A-S and Class B Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-B, Class C, Class C-1, Class C-2, Class C-X1, Class C-X2, Class D, Class D-1, Class D-2, Class D-X1, Class D-X2, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR, Class L-RR and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Structural and Collateral Term Sheet	BBCMS 2025-5C36
Summary of Transaction Terms
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, RealInsight, KBRA Analytics, LLC, LSEG, DealX, Recursion Co. and CRED iQ.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BBCMS 2025-5C36
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans(1)	Number of Mortgaged Properties(1)	Roll-up Aggregate Cut-off Date Balance	% of IPB
Barclays	11	14	$163,250,000	26.6%
LMF	8	10	$150,593,550	24.5%
CREFI	3	104	$146,000,000	23.8%
SMC	3	5	$52,700,000	8.6%
UBS AG	2	103	$34,250,000	5.6%
SGFC	2	3	$28,275,000	4.6%
GACC	2	2	$22,000,000	3.6%
ZBNA	1	24	$16,400,000	2.7%
Total:	31	163	$613,468,550	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$613,468,550
Number of Mortgage Loans:	31
Number of Mortgaged Properties:	163
Average Cut-off Date Balance per Mortgage Loan:	$19,789,308
Weighted Average Current Mortgage Rate:	6.53751%
10 Largest Mortgage Loans as % of IPB:	67.5%
Weighted Average Remaining Term to Maturity:	58 months
Weighted Average Seasoning:	2 months
Credit Statistics(1)
Weighted Average UW NCF DSCR(2)(3):	1.49x
Weighted Average UW NOI Debt Yield(2):	10.4%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4):	61.1%
Weighted Average Maturity Date LTV(2)(4):	60.9%
Other Statistics
% of Mortgage Loans with Additional Debt:	9.9%
% of Mortgage Loans with Single Tenants(5):	9.8%
% of Mortgage Loans secured by Multiple Properties:	26.8%
Amortization
Weighted Average Original Amortization Term(6):	360 months
Weighted Average Remaining Amortization Term(6):	357 months
% of Mortgage Loans with Interest-Only:	93.2%
% of Mortgage Loans with Amortizing Balloon:	6.8%
Lockboxes(8)
% of Mortgage Loans with Springing Lockboxes:	53.0%
% of Mortgage Loans with Hard Lockboxes:	37.0%
% of Mortgage Loans with Soft Lockboxes:	6.5%
% of Mortgage Loans with Soft (Residential); Hard (Commercial) Lockboxes:	3.4%
Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	73.8%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	44.7%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	66.4%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	35.5%

(1)	The sum of the Number of Mortgage Loans and Number of Mortgaged Properties does not equal the aggregate due to certain loans being contributed by multiple loan sellers. There is one loan with multiple loan sellers being contributed to the pool comprised of 102 mortgaged properties, added to the count of each applicable mortgage loan seller.
(2)	In the case of Loan Nos. 1, 2, 5, 11 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 1 and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.
(5)	Excludes mortgage loans that are secured by multiple properties with multiple tenants.
(6)	Excludes mortgage loans that are interest-only for the entire term.
(7)	For a more detailed description of Lockboxes, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, mixed use, and industrial properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BBCMS 2025-5C36
Collateral Characteristics
Ten Largest Mortgage Loans
No.	Loan Name	City, State	Mortgage Loan Seller(s)	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units / Rooms	Property Type	UW NCF DSCR(1)(2)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1	ILPT 2025 Portfolio	Various, Various	CREFI, UBS AG	102	$61,000,000	9.9%	18,271,519	Various	1.96x	11.3%	43.8%	43.8%
2	Equinox Sports Club LA	Los Angeles, CA	LMF	1	$60,000,000	9.8%	108,550	Retail	1.20x	8.2%	68.7%	68.7%
3	71 Spring Street	New York, NY	CREFI	1	$56,000,000	9.1%	75,820	Mixed Use	1.52x	11.0%	48.3%	48.3%
4	Arrowhead Townhomes	Jonesboro, GA	CREFI	1	$45,000,000	7.3%	400	Multifamily	1.30x	8.6%	69.0%	69.0%
5	The Roosevelt New Orleans	New Orleans, LA	Barclays	1	$40,000,000	6.5%	504	Hospitality	1.87x	15.6%	53.5%	53.5%
6	Brookdale & Empire Apartment Portfolio	Various, TX	SMC	2	$38,000,000	6.2%	576	Multifamily	1.34x	9.9%	66.2%	66.2%
7	Barry Quad	Chicago, IL	Barclays	1	$33,850,000	5.5%	115	Multifamily	1.27x	8.9%	65.9%	65.9%
8	Black Lark Apartments	Kansas City, KS	LMF	1	$30,179,369	4.9%	265	Multifamily	1.22x	9.5%	63.3%	59.7%
9	803 South Avenue	Plainfield, NJ	LMF	1	$28,137,000	4.6%	104	Multifamily	1.20x	8.2%	68.6%	68.6%
10	Hilton Garden Inn & Homewood Suites Bossier City, LA	Bossier City, LA	Barclays	1	$22,000,000	3.6%	291	Hospitality	3.11x	21.9%	45.9%	45.9%

	Top 3 Total/Weighted Average			104	$177,000,000	28.9%			1.56x	10.2%	53.7%	53.7%
	Top 5 Total/Weighted Average			106	$262,000,000	42.7%			1.56x	10.7%	56.3%	56.3%
	Top 10 Total/Weighted Average			112	$414,166,369	67.5%			1.55x	10.8%	58.8%	58.5%
	Non-Top 10 Total/Weighted Average			51	$199,302,180	32.5%			1.37x	9.4%	65.9%	65.7%
(1)	In the case of Loan Nos. 1, 2 and 5, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s).
(2)	In the case of Loan No. 1, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BBCMS 2025-5C36
Collateral Characteristics
Pari Passu Companion Loan Summary
No.	Loan Name	Mortgage Loan Seller(s)	Trust Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Loan(s) Original Balance
1	ILPT 2025 Portfolio	CREFI, UBS AG	$61,000,000	$747,200,000	ILPT 2025-LPF2	Midland	Argentic	ILPT 2025-LPF2 Future Securitization(s)	$522,200,000 $164,000,000
2	Equinox Sports Club LA	LMF	$60,000,000	$66,400,000	BBCMS 2025-5C36	Trimont	K-Star	Future Securitization(s)	$6,400,000
5	The Roosevelt New Orleans	Barclays	$40,000,000	$130,000,000	BBCMS 2025-5C36	Trimont	K-Star	WFCM 2025-5C5 Future Securitization(s)	$29,700,000 $60,300,000
11	One Grove	SGFC	$21,000,000	$81,000,000	BMO 2025-5C11	Midland	LNR	BMO 2025-5C11	$60,000,000
25	The Link	GACC	$6,500,000	$115,000,000	Benchmark 2025-V14	Midland	Greystone	Benchmark 2025-V14 Benchmark 2025-V15 BMO 2025-5C9 Future Securitization(s)	$70,000,000 $15,000,000 $10,000,000 $13,500,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BBCMS 2025-5C36
Collateral Characteristics
Additional Debt Summary
No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
1	ILPT 2025 Portfolio	$61,000,000	$686,200,000	$412,800,000	$1,160,000,000	1.96x	1.06x	43.8%	68.0%	11.3%	7.3%
(1)	In the case of Loan No. 1, subordinate debt represents related Subordinate Companion Loans.
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable) but exclude any related Subordinate Companion Loan(s) and/or mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BBCMS 2025-5C36
Collateral Characteristics
Mortgaged Properties by Type(1)
					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(3)(4)
Multifamily	Garden	6	$165,279,369	26.9%	1.29x	9.1%	66.7%	66.1%
	Mid Rise	9	$78,756,626	12.8%	1.31x	8.7%	68.6%	68.6%
	High Rise	1	$21,000,000	3.4%	1.25x	7.7%	64.2%	64.2%
	Low Rise	4	$10,830,374	1.8%	1.33x	9.2%	63.8%	63.8%
	Subtotal:	20	$275,866,369	45.0%	1.29x	8.9%	66.9%	66.6%
Industrial	Warehouse / Distribution	71	$50,134,428	8.2%	1.96x	11.3%	43.8%	43.8%
	Flex / R&D	1	$8,100,000	1.3%	1.50x	10.0%	67.5%	67.5%
	Flex	1	$5,450,000	0.9%	1.55x	10.4%	73.6%	73.6%
	Cold Storage	1	$1,490,819	0.2%	1.96x	11.3%	43.8%	43.8%
	Manufacturing	1	$905,009	0.1%	1.96x	11.3%	43.8%	43.8%
	Storage Yard	1	$196,147	0.0%	1.96x	11.3%	43.8%	43.8%
	Subtotal:	76	$66,276,402	10.8%	1.87x	11.1%	49.1%	49.1%
Mixed Use	Office / Retail	2	$58,625,000	9.6%	1.52x	11.0%	49.4%	49.4%
	Multifamily / Retail	1	$4,100,000	0.7%	1.28x	9.4%	66.3%	66.3%
	Subtotal:	3	$62,725,000	10.2%	1.50x	10.9%	50.5%	50.5%
Hospitality	Full Service	1	$40,000,000	6.5%	1.87x	15.6%	53.5%	53.5%
	Select Service / Extended Stay	1	$22,000,000	3.6%	3.11x	21.9%	45.9%	45.9%
	Subtotal:	2	$62,000,000	10.1%	2.31x	17.8%	50.8%	50.8%
Retail	Single Tenant	1	$60,000,000	9.8%	1.20x	8.2%	68.7%	68.7%
	Subtotal:	1	$60,000,000	9.8%	1.20x	8.2%	68.7%	68.7%
Self Storage	Self Storage	30	$46,700,000	7.6%	1.39x	9.5%	64.8%	64.8%
	Subtotal:	30	$46,700,000	7.6%	1.39x	9.5%	64.8%	64.8%
Office	Suburban	2	$18,027,180	2.9%	1.53x	12.7%	60.2%	58.3%
	Subtotal:	2	$18,027,180	2.9%	1.53x	12.7%	60.2%	58.3%
Manufactured Housing	Manufactured Housing	1	$13,600,000	2.2%	1.26x	8.9%	61.3%	61.3%
	Subtotal:	1	$13,600,000	2.2%	1.26x	8.9%	61.3%	61.3%
Other	Leased Fee	28	$8,273,598	1.3%	1.96x	11.3%	43.8%	43.8%
	Subtotal:	28	$8,273,598	1.3%	1.96x	11.3%	43.8%	43.8%
Total / Weighted Average:		163	$613,468,550	100.0%	1.49x	10.4%	61.1%	60.9%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 5, 11 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 1 and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BBCMS 2025-5C36
Collateral Characteristics

Mortgaged Properties by Location(1)
				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date LTV(2)(4)
New York	12	$104,243,685	17.0%	1.45x	10.1%	58.1%	58.1%
California	4	$73,000,000	11.9%	1.23x	8.4%	67.3%	67.3%
Louisiana	5	$70,801,237	11.5%	2.21x	16.9%	52.6%	52.6%
Georgia	3	$63,379,362	10.3%	1.30x	8.7%	69.1%	69.1%
New Jersey	3	$53,237,000	8.7%	1.23x	8.1%	66.7%	66.7%
Texas	4	$52,533,405	8.6%	1.33x	9.7%	64.5%	64.5%
Illinois	14	$38,747,490	6.3%	1.29x	9.0%	66.0%	66.0%
Kansas	2	$30,312,413	4.9%	1.22x	9.5%	63.2%	59.6%
South Carolina	8	$20,589,879	3.4%	1.65x	10.0%	57.8%	57.8%
Tennessee	2	$12,588,423	2.1%	1.41x	11.9%	61.3%	58.5%
Alabama	9	$12,475,677	2.0%	1.57x	10.3%	66.6%	66.6%
Ohio	8	$12,456,431	2.0%	1.60x	10.7%	53.6%	53.6%
Arkansas	4	$12,187,647	2.0%	1.46x	9.4%	54.5%	54.5%
Hawaii	35	$10,891,340	1.8%	1.96x	11.3%	43.8%	43.8%
Florida	8	$8,643,069	1.4%	1.96x	11.3%	43.8%	43.8%
Connecticut	3	$7,061,095	1.2%	1.75x	13.6%	58.6%	58.6%
Michigan	5	$5,114,206	0.8%	1.54x	10.1%	62.9%	62.9%
Colorado	6	$4,836,353	0.8%	1.96x	11.3%	43.8%	43.8%
Pennsylvania	1	$4,050,000	0.7%	1.49x	9.8%	67.4%	67.4%
Wisconsin	1	$1,932,979	0.3%	1.37x	9.6%	70.7%	70.7%
Indiana	3	$1,763,000	0.3%	1.84x	11.0%	49.1%	49.1%
Iowa	4	$1,735,043	0.3%	1.72x	10.6%	55.0%	55.0%
Nevada	1	$1,549,716	0.3%	1.96x	11.3%	43.8%	43.8%
Oklahoma	3	$1,506,647	0.2%	1.96x	11.3%	43.8%	43.8%
Arizona	1	$1,257,336	0.2%	1.96x	11.3%	43.8%	43.8%
Utah	2	$1,132,707	0.2%	1.96x	11.3%	43.8%	43.8%
Missouri	2	$967,586	0.2%	1.96x	11.3%	43.8%	43.8%
Maryland	1	$944,974	0.2%	1.96x	11.3%	43.8%	43.8%
Nebraska	2	$938,664	0.2%	1.96x	11.3%	43.8%	43.8%
Kentucky	2	$937,612	0.2%	1.96x	11.3%	43.8%	43.8%
South Dakota	1	$859,784	0.1%	1.96x	11.3%	43.8%	43.8%
North Carolina	1	$253,991	0.0%	1.96x	11.3%	43.8%	43.8%
Idaho	1	$253,991	0.0%	1.96x	11.3%	43.8%	43.8%
North Dakota	1	$169,591	0.0%	1.96x	11.3%	43.8%	43.8%
Minnesota	1	$116,216	0.0%	1.96x	11.3%	43.8%	43.8%
Total / Weighted Average:	163	$613,468,550	100.0%	1.49x	10.4%	61.1%	60.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BBCMS 2025-5C36
Collateral Characteristics
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 5, 11 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) or mezzanine loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan Nos. 1 and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Structural and Collateral Term Sheet	BBCMS 2025-5C36
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
$3,250,000	-	$9,999,999	13	$78,725,000	12.8%	6.70189%	58	1.41x	9.8%	65.3%	65.3%
$10,000,000	-	$14,999,999	4	$49,427,180	8.1%	6.69615%	58	1.36x	9.7%	62.8%	62.1%
$15,000,000	-	$19,999,999	3	$50,150,000	8.2%	6.44626%	58	1.38x	9.2%	70.7%	70.7%
$20,000,000	-	$29,999,999	3	$71,137,000	11.6%	6.35264%	58	1.81x	12.3%	60.3%	60.3%
$30,000,000	-	$39,999,999	3	$102,029,369	16.6%	6.83206%	58	1.28x	9.4%	65.2%	64.2%
$40,000,000	-	$54,999,999	2	$85,000,000	13.9%	6.69529%	59	1.57x	11.9%	61.7%	61.7%
$55,000,000	-	$61,000,000	3	$177,000,000	28.9%	6.27469%	59	1.56x	10.2%	53.7%	53.7%
Total / Weighted Average:			31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
5.37557%	-	5.99900%	4	$100,750,000	16.4%	5.59144%	59	1.73x	10.2%	52.8%	52.8%
6.00000%	-	6.49900%	7	$71,500,000	11.7%	6.32849%	58	1.93x	13.2%	60.5%	60.5%
6.50000%	-	6.99900%	15	$373,991,369	61.0%	6.72577%	59	1.36x	9.8%	62.9%	62.6%
7.00000%	-	7.47000%	5	$67,227,180	11.0%	7.13033%	58	1.38x	10.7%	64.1%	63.5%
Total / Weighted Average:			31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
60	31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%
Total / Weighted Average:	31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
55	-	57	7	$98,506,550	16.1%	6.65003%	57	1.73x	12.8%	60.7%	59.3%
58	-	59	24	$514,962,000	83.9%	6.51599%	59	1.45x	9.9%	61.2%	61.2%
Total / Weighted Average:			31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%
(1)	In the case of Loan Nos. 1, 2, 5, 11 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 1 and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Structural and Collateral Term Sheet	BBCMS 2025-5C36
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	29	$571,762,000	93.2%	6.52349%	59	1.51x	10.4%	61.0%	61.0%
360	2	$41,706,550	6.8%	6.72965%	57	1.27x	10.2%	62.5%	59.1%
Total / Weighted Average:	31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%

Remaining Amortization Term in Months

				Weighted Average
Remaining Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	29	$571,762,000	93.2%	6.52349%	59	1.51x	10.4%	61.0%	61.0%
357	2	$41,706,550	6.8%	6.72965%	57	1.27x	10.2%	62.5%	59.1%
Total / Weighted Average:	31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Interest Only	29	$571,762,000	93.2%	6.52349%	59	1.51x	10.4%	61.0%	61.0%
Amortizing Balloon	2	$41,706,550	6.8%	6.72965%	57	1.27x	10.2%	62.5%	59.1%
Total / Weighted Average:	31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
1.20x	-	1.29x	9	$206,316,369	33.6%	6.65986%	58	1.23x	8.5%	66.5%	65.9%
1.30x	-	1.49x	14	$204,852,180	33.4%	6.66407%	59	1.35x	9.4%	66.9%	66.8%
1.50x	-	1.79x	4	$76,050,000	12.4%	6.76020%	59	1.54x	11.1%	53.1%	53.1%
1.80x		1.99x	3	$104,250,000	17.0%	5.95124%	59	1.92x	12.9%	47.9%	47.9%
2.00x	-	3.11x	1	$22,000,000	3.6%	6.22000%	57	3.11x	21.9%	45.9%	45.9%
Total / Weighted Average:			31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%
(1)	In the case of Loan Nos. 1, 2, 5, 11 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 1 and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Structural and Collateral Term Sheet	BBCMS 2025-5C36
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
43.8%	-	49.9%	3	$139,000,000	22.7%	6.07511%	59	1.96x	12.9%	45.9%	45.9%
50.0%	-	54.9%	2	$48,650,000	7.9%	6.82466%	59	1.77x	14.4%	53.5%	53.5%
55.0%	-	59.9%	2	$9,750,000	1.6%	6.73433%	56	1.76x	12.6%	59.1%	59.1%
60.0%	-	64.9%	7	$101,406,550	16.5%	6.62691%	58	1.29x	9.4%	62.4%	61.0%
65.0%	-	71.9%	14	$286,437,000	46.7%	6.70998%	58	1.28x	8.8%	68.2%	68.2%
72.0%	-	73.9%	3	$28,225,000	4.6%	6.18024%	59	1.47x	9.6%	72.9%	72.9%
Total / Weighted Average:			31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%

LTV Ratios as of the Maturity Date (1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
43.8%	-	49.9%	3	$139,000,000	22.7%	6.07511%	59	1.96x	12.9%	45.9%	45.9%
50.0%	-	54.9%	2	$48,650,000	7.9%	6.82466%	59	1.77x	14.4%	53.5%	53.5%
55.0%	-	59.9%	4	$51,456,550	8.4%	6.73054%	57	1.37x	10.7%	61.9%	59.1%
60.0%	-	64.9%	5	$59,700,000	9.7%	6.55514%	59	1.30x	8.8%	62.3%	62.3%
65.0%	-	71.9%	14	$286,437,000	46.7%	6.70998%	58	1.28x	8.8%	68.2%	68.2%
72.0%	-	73.9%	3	$28,225,000	4.6%	6.18024%	59	1.47x	9.6%	72.9%	72.9%
Total / Weighted Average:			31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Defeasance	20	$399,112,000	65.1%	6.67730%	59	1.49x	10.6%	61.8%	61.8%
Yield Maintenance	10	$193,356,550	31.5%	6.30843%	58	1.53x	10.2%	59.3%	58.5%
Defeasance or Yield Maintenance	1	$21,000,000	3.4%	5.99000%	59	1.25x	7.7%	64.2%	64.2%
Total / Weighted Average:	31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date LTV(1)(3)
Refinance	24	$548,556,550	89.4%	6.53667%	58	1.51x	10.5%	60.4%	60.1%
Acquisition	6	$57,637,000	9.4%	6.53019%	58	1.35x	9.0%	66.0%	66.0%
Acquisition/Refinance	1	$7,275,000	1.2%	6.65900%	59	1.42x	10.0%	73.9%	73.9%
Total / Weighted Average:	31	$613,468,550	100.0%	6.53751%	58	1.49x	10.4%	61.1%	60.9%
(1)	In the case of Loan Nos. 1, 2, 5, 11 and 25, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service (IO) ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan Nos. 1 and 13, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on a value other than the “as-is” assumption. Refer to “Description of the Mortgage Pool—Assessment of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Structural and Collateral Term Sheet	BBCMS 2025-5C36
Collateral Characteristics
Previous Securitization History(1)
No.	Mortgage Loan Seller	Loan Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
1	CREFI, UBS AG	ILPT 2025 Portfolio	Various, Various	Various	$61,000,000	9.9%	ILPT 2022-LPF2
2	LMF	Equinox Sports Club LA	Los Angeles, CA	Retail	$60,000,000	9.8%	COMM 2015-CR24
4	CREFI	Arrowhead Townhomes	Jonesboro, GA	Multifamily	$45,000,000	7.3%	ARCLO 2021-FL1
5	Barclays	The Roosevelt New Orleans	New Orleans, LA	Hospitality	$40,000,000	6.5%	MSBAM 2015-C25; JPMBB 2015-C31
7	Barclays	Barry Quad	Chicago, IL	Multifamily	$33,850,000	5.5%	RCMT 2021-FL7
10	Barclays	Hilton Garden Inn & Homewood Suites Bossier City, LA	Bossier City, LA	Hospitality	$22,000,000	3.6%	COMM 2015-CR25
15	Barclays	Jarkesy MHC Portfolio	Houston and Pasadena, TX	Manufactured Housing	$13,600,000	2.2%	BBCMS 2021-C9
16.01	Barclays	Villa Veneto	Los Angeles, CA	Multifamily	$4,859,813	0.8%	FRESB 2019-SB62
16.02	Barclays	Casa California	Los Angeles, CA	Multifamily	$4,859,813	0.8%	FRESB 2019-SB62
16.03	Barclays	Kenmore Arms	Los Angeles, CA	Multifamily	$3,280,374	0.5%	BOC 2019-Q010
17	LMF	Oaks Business Center	Nashville, TN	Office	$11,527,180	1.9%	CGCMT 2015-GC29
21.01	LMF	820-822 Saint Johns Place	Brooklyn, NY	Multifamily	$5,300,000	0.9%	FRESB 2020-SB75
21.02	LMF	900 Flushing Avenue	Brooklyn, NY	Multifamily	$2,550,000	0.4%	FRESB 2018-SB50
30	LMF	69 8th Avenue	Brooklyn, NY	Multifamily	$3,800,000	0.6%	FRESB 2017-SB40
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Structural and Collateral Term Sheet	BBCMS 2025-5C36
Structural Overview
■ Assets:	The Class A-1, Class A-2, Class A-3, Class X-A, Class X-B, Class A-S, Class B, Class C, Class C-1, Class C-2, Class C-X1, Class C-X2, Class D, Class D-1, Class D-2, Class D-X1, Class D-X2, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR, Class L-RR and Class R Certificates (collectively, the “Certificates”) will be entitled to distributions solely with respect to the mortgage loans.
■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) and trust components at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class X-A and Class X-B Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, subject to certain priorities within the Senior Certificates described in the prospectus, and then to the Class A-S Certificates, Class B Certificates, pro rata to the Class C, Class C-X1 and Class C-X2 trust components, pro rata to the Class D, Class D-X1 and Class D-X2 trust components, Class E-RR Certificates, Class F-RR Certificates, Class G-RR Certificates, Class J-RR Certificates, Class K-RR Certificates and Class L-RR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

Principal and interest payable on each trust component will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

The pass-through rate applicable to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR Certificates and the Exchangeable Certificates with a certificate balance (collectively, the “Principal Balance Certificates”) on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2 and Class A-3 Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-S and Class B Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of principal will be distributed:

(i) first, to the Class A-1 Certificates until the Certificate Balance of the Class A-1 Certificates is reduced to zero, second, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero and third, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero; and

(ii) then, to the Class A-S Certificates, Class B Certificates, Class C trust component, Class D trust component, Class E-RR Certificates, Class F-RR Certificates, Class G-RR Certificates, Class J-RR Certificates, Class K-RR Certificates and Class L-RR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal will be distributed to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata based on the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Structural and Collateral Term Sheet	BBCMS 2025-5C36
Structural Overview

Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR Certificates and the Class C and Class D trust components have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A and Class X-B Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2 and Class A-3 Certificates, and the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-S and Class B Certificates.

■ Yield Maintenance / Fixed Penalty Allocation:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees or workout fees payable therefrom) in the following manner: (1) to each of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class C-1, Class C-2, Class D, Class D-1, Class D-2, Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class C-X1 certificates, the product of (i) such yield maintenance charge or prepayment premium, (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, and (iii) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 Certificates and the applicable principal prepayment; (3) to the Class C-X2 certificates, the product of (i) such yield maintenance charge or prepayment premium, (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, and (iii) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 Certificates and the applicable principal prepayment; (4) to the Class D-X1 certificates, the product of (i) such yield maintenance charge or prepayment premium, (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, and (iii) the difference between (1) the Base Interest Fraction for the Class D certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class D-1 Certificates and the applicable principal prepayment; (5) to the Class D-X2 certificates, the product of (i) such yield maintenance charge or prepayment premium, (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class D-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, and (iii) the difference between (1) the Base Interest Fraction for the Class D certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class D-2 Certificates and the applicable principal prepayment; (6) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-2 and Class A-3 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-2 and Class A-3, Certificates as described above; and (7) to the Class X-B Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No yield maintenance charges or prepayment premiums will be distributed to the Class R Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Structural and Collateral Term Sheet	BBCMS 2025-5C36
Structural Overview
■ RealizedLosses:

On each Distribution Date, the losses on the mortgage loans will be allocated first to the Class L-RR Certificates, Class K-RR Certificates, Class J-RR Certificates, Class G-RR Certificates, Class F-RR Certificates, Class E-RR Certificates, Class D trust component, Class C trust component, Class B Certificates and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A and Class X-B Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A and Class X-B Certificates, respectively.

Any portion of such amount applied to the Class C or Class D trust component will reduce the certificate balance or notional amount of each class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

Losses on each pari passu Whole Loan will be allocated, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan(s), based upon their respective principal balances and with respect to any Whole Loan with one or more subordinate companion loans, first to the related Subordinate Companion Loan(s) until their principal balances have been reduced to zero and then to the related mortgage loan and any related Pari Passu Companion loans (if any), pro rata, based on their respective principal balances.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from the payment of interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates)(or trust component, as applicable) beginning with those with the lowest payment priorities, in reverse sequential order. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related classes of Exchangeable Certificates, pro rata, in accordance with their respective class percentage interests for that distribution date. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Exchangeable Certificates:	Certificates of each class of Exchangeable Certificates may be exchanged for certificates of the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of certificates of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Structural and Collateral Term Sheet	BBCMS 2025-5C36
Structural Overview
Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2
Class D	Class D-1, Class D-X1
Class D	Class D-2, Class D-X2
On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.
Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class C	$23,772,000	Class C certificate pass- through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%
Class D	$13,036,000	Class D certificate pass- through rate minus 2.50%
Class D-X1	Equal to Class D trust component principal balance	2.00%
Class D-X2	Equal to Class D trust component principal balance	0.50%
Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class C trust component (if such class of Exchangeable Certificates has a “C” designation) or the Class D trust component (if such class of Exchangeable Certificates has a “D” designation).
Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2
“Class D Exchangeable Certificates”	Class D	Class D, Class D-X1, Class D-X2
	Class D-1	Class D, Class D-X2
	Class D-2	Class D
	Class D-X1	Class D-X1
	Class D-X2	Class D-X1, Class D-X2

The maximum certificate balance or notional amount of each class of Class C Exchangeable Certificates or Class D Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class C or Class D trust component, respectively. The maximum certificate balances of Class C or Class D certificates will be issued on the closing date, and the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date.

Each class of Class C Exchangeable Certificates and Class D Exchangeable Certificates will have a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class C or Class D trust component, respectively.  Each class of Class C Exchangeable Certificates and Class D Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class C or Class D certificates, respectively, shown above.

■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or Serviced Whole Loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows, letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Whole Loan; over the sum as of the due date in the month of the date of determination of (a) to the extent not previously advanced, unpaid interest at the mortgage rate, (b) all P&I Advances on the Mortgage Loan and all servicing advances on the related Mortgage Loan or Serviced Whole Loan not reimbursed from the proceeds and interest on those advances, and (c) all due and unpaid real estate taxes, insurance premiums, ground rents, unpaid special servicing fees and other amounts due and unpaid.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related lead securitization trust and servicing agreement or pooling and servicing agreement, as applicable, under which the non-serviced whole loan is serviced.

In general, any Appraisal Reduction Amounts that are allocated to the mortgage loans are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Principal Balance Certificates (other than the Class A-1, Class A-2 and Class A-3 Certificates) beginning with the Class L-RR Certificates for certain purposes, including certain voting rights and the determination of the controlling class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates or trust components then-outstanding (i.e., first, to the Class L-RR Certificates; second, to the Class K-RR Certificates; third, to the Class J-RR Certificates; fourth, to the Class G-RR Certificates; fifth, to the Class F-RR Certificates, sixth, to the Class E-RR Certificates, seventh, to the Class D trust component; eighth, to the Class C trust component; ninth, to the Class B Certificates, tenth, to the Class A-S Certificates, and finally, pro rata based on their respective interest entitlements, to the Senior Certificates). Appraisal Reduction Amounts allocated to the Class C or Class D trust components will be allocated to the corresponding classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount will be notionally allocated pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain servicing advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. With respect to any Non-Serviced Whole Loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such Non-Serviced Whole Loan.
■ Whole Loans:	Each of the mortgaged properties identified above under “Collateral Characteristics—Pari Passu Companion Loan Summary” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Pari Passu Companion Loan Summary” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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loan, and the master servicer and special servicer under such lead servicing agreement. See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.
■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan will be applied (after reimbursement of advances and certain trust fund expenses) first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to use reasonable efforts to solicit offers for any defaulted loan or REO property (other than a non-serviced mortgage loan) if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and a sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related Serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of any related Serviced Companion Loan), on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell (with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing, with respect to any mortgage loan other than an Excluded Loan) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is generally required to accept the highest cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

With respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan, and the holder of a subordinate Companion Loan may have the option to purchase the related whole loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may purchase the defaulted loan at the Purchase Price or accept the first cash offer received from any person that is determined to be a fair price and will be required to take into account (in addition to the results of any appraisal, updated appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related mortgaged property and the state of the local economy for such defaulted loan or REO property, if the highest offeror is a person other than a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any sponsor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, with respect to a defaulted whole loan, the depositor, Master Servicer, Special Servicer (or independent contractor engaged by the Special Servicer) or the trustee for the securitization of a Companion Loan and each holder of any related Companion Loan or related mezzanine loan, or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee will determine (unless (i) the offer is equal to or greater than Purchase Price and (ii) the offer is the highest offer received) (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) at least two other offers are received from independent third parties, and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced mortgage loan or REO property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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If the Special Servicer does not receive any offers that are at least equal to the Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if the Special Servicer determines in consultation with the Directing Certificateholder (unless a Consultation Termination Event has occurred and is continuing), other than with respect to any Excluded Loan, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender, and taking into account the pari passu or subordinate nature of any related Companion Loan, so long as such lower offer was not made by the Special Servicer or any of its affiliates. If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan included in the BBCMS 2025-5C36 Trust and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR Certificates.
■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be with respect to each mortgage loan (other than any Excluded Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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An “Excluded Loan” means a mortgage loan or Whole Loan as to which the Directing Certificateholder would otherwise be entitled to exercise control rights (not taking into account the effect of any Control Termination Event) with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the controlling class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holder of the related Pari Passu Companion Loans or Subordinate Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement (or, in the case of Non-Serviced Whole Loans with Subordinate Companion Loans, the holder of the related Subordinate Companion Loan), as applicable.

■ Directing Certificateholder:	KKR CMBS IIII Aggregator Category 2 L.P. or an affiliate is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than any Excluded Loans).
■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class L-RR Certificates; provided that if at any time the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts.

■ Control Termination Event:

A “Control Termination Event” will occur with respect to any mortgage loan when the senior most Class of Control Eligible Certificates has a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

The “Cumulative Appraisal Reduction Amount” as of any date of determination and with respect to any mortgage loan, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an AB note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■ Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will be deemed not continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all certificateholders.

■ Operating Advisor Consultation Event:	An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E-RR, Class F-RR, Class G-RR, Class J-RR, Class K-RR and Class L-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.
■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, and will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Park Bridge Lender Services LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●                 reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●               reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event) and Final Asset Status Report;

●                recalculating and reviewing for accuracy and consistency with the Pooling and Servicing Agreement the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts, Cumulative Appraisal Reduction Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●                preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the Pooling and Servicing Agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on an “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the Pooling and Servicing Agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●                 to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●                 to consult (on a non-binding basis) with the Special Servicer to the extent it has received a Major Decision Reporting Package with respect to Major Decisions processed by the Special Servicer.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates representing a majority of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates whose holders voted on the matter (provided that the holders of the Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the Voting Rights on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not Risk Retention Affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related Serviced Pari Passu Companion Loan Securities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding at least 75% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all Certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause the Rating Agencies to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an entity (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of the Rating Agencies has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated (including Risk Retention Affiliated) with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, the Third-Party Purchaser, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to the securitization of a Companion Loan, or any of their respective affiliates (including Risk Retention Affiliates); (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loan, any companion loan or securities backed by a companion loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer). Any Operating Advisor is prohibited from making an investment in any Class of Certificates in the Trust as described in the Preliminary Prospectus.

“Risk Retention Affiliate” or “Risk Retention Affiliated” means “affiliate of” or “affiliated with”, as such terms are defined in 12 C.F.R. 244.2 of the Credit Risk Retention Rules.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period are Delinquent Loans (2)(A) prior to and including the second anniversary of the Closing Date at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable collection period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C36
Structural Overview

Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the Voting Rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review (as defined in the Preliminary Prospectus) within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if more than a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the Voting Rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not come to pass within such 150-day period, then no further votes will occur unless and until (A) an additional mortgage loan becomes a Delinquent Loan after the expiration of such 150 day period, (B) a new Asset Review Trigger occurs or an Asset Review Trigger is otherwise in effect, (C) Certificateholders representing 5% of the Voting Rights again elect to cause a vote of all the Certificateholders and (D) such vote has occurred within 150 after the election described in clause (C) above.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the Voting Rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer (as defined in the Preliminary Prospectus), and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time and without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan as to the Directing Certificateholder, the Directing Certificateholder will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan as to the Directing Certificateholder, the resigning Special Servicer will be required to use commercially reasonable efforts to select the Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event that relates to any mortgage loan, upon (a) the written direction of holders of the Principal Balance Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) of the Principal Balance Certificates requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C36
Structural Overview

will be obtained at the expense of such holders) and confirmation from the applicable rating agencies that the contemplated appointment or replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related securities, the Certificate Administrator will be required to post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 66-2/3% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer or asset representations reviewer described above, the holders of certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of Realized Losses and, other than with respect to the termination of the asset representations reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates on an aggregate basis.

With respect to each Serviced Whole Loan, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, the BBCMS 2025-5C36 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.
■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C36
Structural Overview

resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller makes a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10-D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – BBCMS Mortgage Trust 2025-5C36

With a copy to: trustadministrationgroup@computershare.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan, any related serviced companion loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than a non-serviced mortgage loan) or Serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related Serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, loan service transaction fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Structural and Collateral Term Sheet	BBCMS 2025-5C36
Structural Overview

A “Workout Fee” will generally be payable with respect to each corrected loan and will be equal to the lesser of (i) an amount calculated at a rate of 1.00% of payments (other than penalty charges) of principal and interest on the respective mortgage loan for so long as it remains a corrected loan and (ii) $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related Serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related Serviced Companion Loan) equal to $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced mortgage loan or REO property (and each related Serviced Companion Loan) for which the special servicer receives (a) a full, partial or discounted payoff, or (b) any liquidation proceeds or insurance and condemnation proceeds (including with respect to the related Companion Loan, if applicable). The Liquidation Fee for each specially serviced mortgage loan will be an amount equal to the lesser of (i) 1.0% of the liquidation proceeds (exclusive of default interest) (or, if such rate would result in an aggregate liquidation fee of less than $25,000, then such higher rate as would result in an aggregate Liquidation Fee equal to $25,000 and (ii) $1,000,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a Serviced Companion Loan) or REO property as additional compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no Liquidation Fee will be payable to the Special Servicer upon the purchase of any Specially Serviced Loan or an REO property that is subject to mezzanine indebtedness by the holder of the related mezzanine loan, in each case, within 90 days of such holder’s purchase option first becoming exercisable during the period prior to such Mortgage Loan becoming a Corrected Loan (as defined in the Preliminary Prospectus).

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

■                special notices,

■                summaries of any final asset status reports,

■                 appraisals in connection with Appraisal Reduction Events (as defined in the Preliminary Prospectus) plus any second appraisals ordered,

■                 an “Investor Q&A Forum,”

■                 a voluntary investor registry, and

■                  SEC EDGAR filings.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	CREFI, UBS AG	Single Asset / Portfolio:	Portfolio
Original Principal Balance(2):	$61,000,000	Title:	Various
Cut-off Date Principal Balance(2):	$61,000,000	Property Type – Subtype(5):	Various – Various
% of Pool by IPB:	9.9%	Net Rentable Area (SF):	18,271,519
Loan Purpose:	Refinance	Location(5):	Various, Various
Borrowers(1):	Various	Year Built / Renovated(5):	Various / Various
Borrower Sponsor:	Industrial Logistics Properties Trust	Occupancy:	82.9%
Interest Rate(3):	5.37574485896279%	Occupancy Date:	Various
Note Date:	6/26/2025	4th Most Recent NOI (As of):	$76,907,027 (12/31/2022)
Maturity Date:	7/9/2030	3rd Most Recent NOI (As of):	$82,653,662 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$80,362,857 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$79,941,604 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	82.9%
Amortization Type:	Interest Only	UW Revenues:	$109,122,615
Call Protection:	YM0.5(53),O(7)	UW Expenses:	$24,773,246
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$84,349,369
Additional Debt:	Yes	UW NCF:	$79,902,305
Additional Debt Balance(2):	$686,200,000 / $412,800,000	Appraised Value / Per SF(6):	$1,706,541,600 / $93
Additional Debt Type(2):	Pari Passu / B-Notes	Appraisal Date(6):	Various

Escrows and Reserves(4)				Financial Information(2)
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$41	$63
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$41	$63
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV(6):	43.8%	68.0%
TI / LC:	$0	Springing	N/A	Maturity Date LTV(6):	43.8%	68.0%
Unfunded Obligations:	$2,476,942	$0	N/A	UW NCF DSCR:	1.96x	1.06x
Ground Lease:	$0	Springing	N/A	UW NOI Debt Yield:	11.3%	7.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes(2)	$747,200,000	59.8%	Existing Debt	$1,224,370,000	97.9%
Subordinate Debt(2)	412,800,000	33.0	Closing Costs(7)	23,508,992	1.9
Borrower Sponsor Equity	90,355,934	7.2	Upfront Reserves	2,476,942	0.2
Total Sources	$1,250,355,934	100.0%	Total Uses	$1,250,355,934	100.0%
(1)	The borrowers are 101 special-purpose bankruptcy-remote Delaware limited liability companies, each of which is an affiliate of the Borrower Sponsor (as defined below).
(2)	The ILPT 2025 Portfolio Mortgage Loan (as defined below) is part of the ILPT 2025 Portfolio Whole Loan (as defined below), which is comprised of 30 pari passu senior promissory notes and 12 junior promissory notes, with an aggregate original principal balance and Cut-off Date Balance of $1,160,000,000. The Financial Information in the chart above under the heading “Senior Loan” is based solely on the aggregate outstanding principal balance as of the Cut-off Date of the ILPT 2025 Portfolio Senior Loan (as defined below) and the Financial Information in the chart above under the heading “Whole Loan” is based on the aggregate outstanding principal balance as of the Cut-off Date of the ILPT 2025 Portfolio Whole Loan.
(3)	Interest Rate represents the weighted average interest rate of the ILPT 2025 Portfolio Senior Loan. The junior notes bear interest at the weighted average interest rate of 8.2510509729845% per annum. The weighted average interest rate of the ILPT 2025 Portfolio Whole Loan is 6.39895724160776% per annum. See the definition of “Weighted Average Interest Rate” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the preliminary prospectus. The Interest Rate of the ILPT 2025 Portfolio Whole Loan may change if any of the individual mortgaged properties securing the ILPT 2025 Portfolio Whole Loan is released and any portion of any of the ILPT 2025 Portfolio Whole Loan components is paid down in accordance with the ILPT 2025 Portfolio Whole Loan documents. See “Release of Collateral” below for additional information related to permitted partial releases.
(4)	See “Initial and Ongoing Reserves” below.
(5)	See “Portfolio Summary (Top 20 properties)” for an overview of the top 20 ILPT 2025 Portfolio Properties (as defined below).
(6)	The ILPT 2025 Portfolio Properties had a portfolio appraised value of $1,706,541,600, as of April 10, 2025, which is inclusive of an approximately 2.0% portfolio premium and reflects the “as-is” value of the properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual ILPT 2025 Portfolio Properties (exclusive of the portfolio premium) of $1,673,080,000, the Cut-off Date LTV and the Maturity Date LTV for the ILPT 2025 Portfolio Senior Loan are both equal to 44.7% and for the ILPT 2025 Portfolio Whole Loan are both equal to 69.3%. The individual appraisals were completed on various dates between April 3, 2025 and April 10, 2025.
(7)	Closing costs include origination fees and legal costs, among other expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio

The Loan. The ILPT 2025 Portfolio Mortgage Loan is part of a whole loan with an aggregate outstanding balance of $1,160,000,000 (the “ILPT 2025 Portfolio Whole Loan”) comprised of (i) 30 pari passu senior notes with an aggregate outstanding balance of $747,200,000 (collectively the “ILPT 2025 Portfolio Senior Notes”), which collectively evidence the senior portion of the ILPT 2025 Portfolio Whole Loan (the “ILPT 2025 Portfolio Senior Loan”), and (ii) 12 junior notes with an aggregate outstanding balance of $412,800,000 (collectively, the “ILPT 2025 Portfolio Junior Notes”). Among the ILPT 2025 Portfolio Senior Notes are the non-controlling Notes A-7-2 (Non-Florida), A-7-2 (Florida), A-12-1 (Non-Florida), and A-12-1 (Florida), with an aggregate initial principal balance of $61,000,000 (the “ILPT 2025 Portfolio Mortgage Loan”), which evidence the ILPT 2025 Portfolio Mortgage Loan and will be contributed to the BBCMS 2025-5C36 securitization trust. The ILPT 2025 Portfolio Junior Notes are generally subordinate in right of payment to the ILPT 2025 Portfolio Senior Notes. The ILPT 2025 Portfolio Whole Loan was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Bank of America, N.A. (“BANA”), Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”), Bank of Montreal (“BMO”), Royal Bank of Canada (“RBC”) and UBS AG New York Branch (“UBS AG”) on June 26, 2025. The ILPT 2025 Portfolio Whole Loan is secured by first mortgage liens on the borrowers’ fee simple (traditional and leased fee) or leasehold interests in 102 primarily industrial properties (excluding, with respect to one such property, certain non-collateral improvements owned by a municipality and leased to a tenant at such property pursuant to a PILOT lease) (such properties, excluding such non-collateral improvements, collectively, the “ILPT 2025 Portfolio Properties” or the “Properties”, and each individually, a “ILPT 2025 Portfolio Property” or “Property”). The ILPT 2025 Portfolio Whole Loan documents reflect 101 properties as the ILPT 2025 Portfolio Properties identified on Annex A to the preliminary prospectus as 91-210 Olai and 91-95 Hanua, which are referred to collectively in the ILPT 2025 Portfolio Whole Loan documents as “91-210 Olai Street and 91-95 Hanua Street” (together, the “ILPT 2025 Portfolio Combined Property”) and constitute two separate buildings with one legal description. The ILPT 2025 Portfolio Combined Property has one title commitment, allocated loan amount (which is the sum of the allocated loan amount for each property that constitutes the ILPT 2025 Portfolio Combined Property) and security instrument and is treated as a single property for purposes of the ILPT 2025 Portfolio Whole Loan documents (including for purposes of the release provisions therein). Accordingly, for purposes of any disclosure herein and the Preliminary Prospectus regarding the terms of the ILPT 2025 Portfolio Whole Loan documents, the ILPT 2025 Portfolio Combined Property constitutes a single separate individual Property. However, the lender’s underwriting and charts used herein, on Annex A-1 to the preliminary prospectus and in the preliminary prospectus treat 91-210 Olai and 91-95 Hanua as separate ILPT 2025 Portfolio Properties and reflect 102 ILPT 2025 Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio

The promissory notes comprising the ILPT 2025 Portfolio Whole Loan are summarized in the below table. The relationship between the holders of the ILPT 2025 Portfolio Whole Loan is governed by a co-lender agreement. The ILPT 2025 Portfolio Whole Loan will be serviced pursuant to the trust and servicing agreement for the ILPT 2025-LPF2 securitization. See “Description of the Mortgage Pool—The Whole Loans—Non-Serviced AB Whole Loan” and “The Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans—Servicing of the ILPT 2025 Portfolio Mortgage Loan” in the preliminary prospectus.

ILPT 2025 Portfolio Whole Loan Summary
Notes(1)	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1 (Non-Florida) and A-1 (Florida)	$208,880,000	$208,880,000	ILPT 2025-LPF2	Yes
A-2 (Non-Florida) and A-2 (Florida)	$89,520,747	$89,520,747	ILPT 2025-LPF2	No
A-3 (Non-Florida) and A-3 (Florida)	$89,520,747	$89,520,747	ILPT 2025-LPF2	No
A-4 (Non-Florida) and A-4 (Florida)	$44,759,502	$44,759,502	ILPT 2025-LPF2	No
A-5 (Non-Florida) and A-5 (Florida)	$44,759,502	$44,759,502	ILPT 2025-LPF2	No
A-6 (Non-Florida) and A-6 (Florida)	$44,759,502	$44,759,502	ILPT 2025-LPF2	No
A-7-1 (Non-Florida) and A-7-1 (Florida)	$45,000,000	$45,000,000	CREFI	No
A-7-2 (Non-Florida) and A-7-2 (Florida)	$45,000,000	$45,000,000	BBCMS 2025-5C36	No
A-8 (Non-Florida) and A-8 (Florida)(2)	$38,571,750	$38,571,750	BANA	No
A-9 (Non-Florida) and A-9 (Florida)(2)	$38,571,750	$38,571,750	MSMCH	No
A-10-1 (Non-Florida) and A-10-1 (Florida)(2)	$15,000,000	$15,000,000	BMO	No
A-10-2 (Non-Florida) and A-10-2 (Florida)(2)	$4,285,500	$4,285,500	BMO	No
A-11 (Non-Florida) and A-11 (Florida)(2)	$19,285,500	$19,285,500	RBC	No
A-12-1 (Non-Florida) and A-12-1 (Florida)	$16,000,000	$16,000,000	BBCMS 2025-5C36	No
A-12-2 (Non-Florida) and A-12-2 (Florida)(2)	$3,285,500	$3,285,500	UBS AG	No
Total Senior Notes	$747,200,000	$747,200,000
B-1 (Non-Florida) and B-1 (Florida)(3)	$165,120,000	$165,120,000	ILPT 2025-LPF2	No
B-2 (Non-Florida) and B-2 (Florida)(3)	$70,766,304	$70,766,304	ILPT 2025-LPF2	No
B-3 (Non-Florida) and B-3 (Florida)(3)	$70,766,304	$70,766,304	ILPT 2025-LPF2	No
B-4 (Non-Florida) and B-4 (Florida)(3)	$35,382,464	$35,382,464	ILPT 2025-LPF2	No
B-5 (Non-Florida) and B-5 (Florida)(3)	$35,382,464	$35,382,464	ILPT 2025-LPF2	No
B-6 (Non-Florida) and B-6 (Florida)(3)	$35,382,464	$35,382,464	ILPT 2025-LPF2	No
Total Junior Notes	$412,800,000	$412,800,000
Whole Loan	$1,160,000,000	$1,160,000,000
(1)	The Florida notes are secured solely by mortgages on the Properties located in Florida, and the Non-Florida notes are secured solely by mortgages on the Properties located outside of Florida; provided, that all of the borrowers (including the Florida borrowers) delivered to the lender a guaranty (the “Guaranty (Florida Notes)”) of the borrowers’ obligations to pay the outstanding principal balance of, and other amounts due and owing on, each note (including the Non-Florida notes and the Florida notes), and the other ILPT 2025 Portfolio Whole Loan documents, and the Guaranty (Florida Notes) is secured by both the Florida mortgages and Non-Florida mortgages.
(2)	Expected to be contributed to one or more future securitizations.
(3)	The ILPT 2025 Portfolio Junior Notes will be generally subordinate in right of payment to the ILPT 2025 Portfolio Senior Notes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio

The Properties. The ILPT 2025 Portfolio Properties consist of 102 primarily industrial Properties totaling approximately 18.3 million SF across 30 states. The ILPT 2025 Portfolio Properties are located across 53 individual markets with the largest concentrations (by underwritten net operating income (“UW NOI”)) in Honolulu (35 Properties; 12.2% of UW NOI), Charleston (4 Properties; 8.2% of UW NOI) and Charlotte (2 Properties; 7.9% of UW NOI).

Of the 35 Properties located in Honolulu (“ILPT Honolulu Properties”), 28 are leased fee properties (“ILPT Leased Fee Properties”) as to which the related borrower owns the fee interest in the land and ground leases it to a tenant which owns the applicable improvements. The ILPT Honolulu Properties are located across approximately 142 acres of land in the southwestern quadrants of Oahu with proximity to Honolulu’s central business district and the H-1 Freeway. The ILPT Honolulu Properties are located in the Ewa Taxation District, which is the largest district on the island and includes a significant amount of housing for the island’s population.

The Properties are located across 30 states, with the largest state concentrations (based on UW NOI) in South Carolina (7 Properties; 17.3% of UW NOI), Florida (8 Properties; 13.1% of UW NOI), Hawaii (35 Properties; 12.2% of UW NOI), and Ohio (6 Properties; 10.9% of UW NOI). No single Property contributes more than 6.5% of UW NOI.

Based on the underwritten rent roll dated May 1, 2025, the ILPT 2025 Portfolio Properties were 82.9% leased, with a weighted average remaining lease term based on underwritten base rent (“UW Base Rent”) of 5.2 years and no more than 23.1% of the Portfolio NRA expiring during any single year throughout the term of the ILPT 2025 Portfolio Whole Loan. Excluding the largest tenant (by UW Base Rent) FedEx, which accounts for 16.5% of Portfolio NRA and 29.5% of UW Base Rent, no other tenant accounts for more than 5.2% of Portfolio NRA or 6.1% of UW Base Rent.

Excluding the ILPT Leased Fee Properties, the ILPT 2025 Portfolio Properties have a weighted average (based on NRA) year built of 2004, average Property size of 171,701 SF and weighted average clear heights of approximately 29.0 feet.

Approximately 35.5% of Portfolio NRA is leased to investment grade rated tenants, with seven of the top 20 tenants in the Portfolio (or their respective parent companies) by UW Base Rent being investment-grade rated, including, but not limited to, FedEx (16.5% of Portfolio NRA; 29.5% of UW Base Rent; rated Baa2/BBB/NR by Moody’s/S&P/Fitch), Exel Inc. (5.2% of Portfolio NRA; 5.8% of UW Base Rent; rated A2/NR/A- by Moody’s/S&P/Fitch) and Mercedes Benz US International, Inc. (2.9% of Portfolio NRA; 3.7% of UW Base Rent; rated A2/A/A by Moody’s/S&P/Fitch).

The ILPT 2025 Portfolio Properties consist of the following property sub-types: warehouse/distribution (87.2% of UW NOI), leased fee (7.5% of UW NOI), cold storage (2.8% of UW NOI), manufacturing (2.0% of UW NOI) and storage yard (0.4% of UW NOI).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio

The table below presents certain approximate information regarding the top 20 Properties (by allocated loan amount).

Portfolio Summary (Top 20 Properties)
Property Name	City, State	Property Sub-Type	NRA	% of Portfolio NRA	Leased %	Wtd. Avg. Remaining Lease Term (Yrs)(1)	UW NOI ($MM)	% of Portfolio UW NOI	Year Built(2)
996 Paragon Way	Rock Hill, SC	Warehouse/Distribution	945,023	5.2%	100.0%	4.1	$5.5	6.5%	2014
91-399 Kauhi	Kapolei, HI	Leased Fee	2,237,547	12.2%	0.5%	0.6	-$0.6	-0.8%	NAP
11224 Will Walker Road	Vance, AL	Warehouse/Distribution	529,568	2.9%	100.0%	6.3	$3.3	4.0%	2021
10450 Doral Boulevard	Doral, FL	Warehouse/Distribution	240,283	1.3%	100.0%	2.9	$2.3	2.8%	1996
1580, 1590 & 1600 Williams Road	Columbus, OH	Warehouse/Distribution	759,950	4.2%	100.0%	0.8	$3.3	3.9%	1992
32150 Just Imagine Drive	Avon, OH	Warehouse/Distribution	644,850	3.5%	100.0%	5.8	$2.9	3.4%	1995
6850 Weber Boulevard	Charleston, SC	Warehouse/Distribution	265,318	1.5%	100.0%	7.9	$2.6	3.1%	2018
1341 N. Clyde Morris Blvd.	Daytona Beach, FL	Warehouse/Distribution	399,440	2.2%	100.0%	7.6	$2.3	2.7%	2018
27200 SW 127th Avenue	Homestead, FL	Warehouse/Distribution	237,756	1.3%	100.0%	6.6	$2.0	2.4%	2017
7410 Magi Road	Hanahan, SC	Warehouse/Distribution	302,400	1.7%	100.0%	5.9	$2.3	2.7%	2003
2375 East Newlands Road	Fernley, NV	Warehouse/Distribution	337,500	1.8%	100.0%	9.8	$2.0	2.4%	2007
3800 Midlink Drive	Kalamazoo, MI	Cold Storage	158,497	0.9%	100.0%	4.0	$2.4	2.8%	2014
13509 Waterworks Street	Jacksonville, FL	Warehouse/Distribution	304,859	1.7%	100.0%	4.4	$1.9	2.2%	2014
13400 East 39th Avenue and 3800 Wheeling Street	Denver, CO	Warehouse/Distribution	393,971	2.2%	100.0%	10.0	$2.6	3.1%	1974
91-141 Kalaeloa	Kapolei, HI	Leased Fee	910,491	5.0%	100.0%	4.4	$1.8	2.1%	NAP
9860 West Buckeye Road	Tolleson, AZ	Warehouse/Distribution	288,045	1.6%	100.0%	1.7	$1.4	1.7%	2002
125 North Troy Hill Road	Colorado Springs, CO	Warehouse/Distribution	225,198	1.2%	100.0%	5.5	$2.0	2.3%	2015
11900 Trolley Lane	Beltsville, MD	Warehouse/Distribution	148,881	0.8%	100.0%	3.0	$1.4	1.7%	2000
11501 Wilkinson Drive	El Paso, TX	Warehouse/Distribution	144,199	0.8%	100.0%	3.1	$1.4	1.7%	2005
2300 North 33rd Avenue East	Newton, IA	Manufacturing	337,960	1.8%	100.0%	7.5	$1.7	2.0%	2008
Subtotal / Wtd. Avg. - Top 20			9,811,736	53.7%	77.3%	5.3	$44.5	52.8%	2006
Subotal / Wtd. Avg. - Other 82 Properties			8,459,783	46.3%	89.3%	5.1	39.8	47.2%	2003
Total / Wtd. Avg.			18,271,519	100.0%	82.9%	5.2	$84.3	100.0%	2004
Total / Wtd. Avg. - Excluding Leased Fee			12,705,897	69.5%	92.9%	5.0	78.0	92.5%	2004
(1)	Weighted based on UW Base Rent.
(2)	Weighted based on NRA.

Major Tenants. The three largest tenants based on underwritten base rent are FedEx, American Tire Distributors, Inc. (“ATD”) and Exel Inc.

FedEx (Baa2/BBB/NR by Moody’s/S&P/Fitch; 3,009,412 square feet; 16.5% of net rentable area; 29.5% of underwritten base rent) (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenue of $88 billion, FedEx offers integrated business solutions utilizing its global network.

ATD (722,267 square feet; 4.0% of net rentable area; 6.1% of underwritten base rent) is a leading automotive aftermarket digital distribution platform with the industry’s largest national distribution network of more than 115 distribution centers spanning over 20 million SF of space. ATD serves more than 60,000 automotive retailers across the United States. In October 2024, ATD commenced a Chapter 11 bankruptcy proceeding. In February 2025, the bankruptcy court approved the sale of ATD’s business to an entity formed by its pre-bankruptcy lenders. The sale closed on February 28, 2025 and each of the leases related to the five Properties that serve as collateral for the ILPT 2025 Portfolio Whole Loan were later assigned by the seller to the purchaser. All rental obligations have been assumed by the purchaser, which is not in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio

bankruptcy. The purchaser is continuing to operate the business under the “American Tire Distributors, Inc.” name. According to the Borrower Sponsor, ATD has been a long term tenant within the ILPT 2025 Portfolio Properties since 2012.

Exel Inc. (945,023 square feet; 5.2% of net rentable area; 5.8% of underwritten base rent) (NASDAQ: MCRB) is part of the supply chain division of Deutsche Post DHL, a global leader in international express, overland transport and air freight. Exel is a contract logistics provider in the Americas with over 40,000 employees at more than 500 sites throughout the U.S., Canada, and Latin America.

The following table presents certain information relating to the tenants at the ILPT 2025 Portfolio Properties:

Tenant Summary
Tenant	Credit Rating (Moody’s/S& P/Fitch)(1)	Prop. Count	Tenant SF	Approx. % of SF	UW Base Rent Amount	% of UW Base Rent(2)	UW Base Rent PSF(2)	Wtd. Avg. Lease Expiration Date(3)(4)	Renewal Options	Term. Option (Y/N)
FedEx(5)	Baa2/BBB/NR	28	3,009,412	16.5%	$26,501,047	29.5%	$8.81	Apr-30	Various(5)	N
Exel Inc.	A2/NR/A-	1	945,023	5.2%	$5,197,627	5.8%	$5.50	Aug-29	1 x 5 yr	N
Par Hawaii Refining, LLC	NR/NR/NR	1	910,491	5.0%	$1,875,611	2.1%	$2.06	Dec-29	4 x 5 yr	N
ODW Logistics, Inc.	NR/NR/NR	1	759,950	4.2%	$3,389,377	3.8%	$4.46	May-26	N	N
American Tire Distributors, Inc.(6)	NR/NR/NR	5	722,267	4.0%	$5,475,732	6.1%	$7.58	Jun-32	Various(6)	N
Shurtape Technologies, LLC	NR/NR/NR	1	644,850	3.5%	$3,030,795	3.4%	$4.70	May-31	2 x 5 yr	N
Mercedes Benz US International, Inc.	A2/A/A	1	529,568	2.9%	$3,299,209	3.7%	$6.23	Nov-31	2 x 5 yr	N
Refresco Beverages US Inc.	NR/NR/NR	2	421,350	2.3%	$2,248,769	2.5%	$5.34	Mar-30	3 x 5 yr	N
B Braun Melsungen Aktiengesellschaft	NR/NR/NR	1	399,440	2.2%	$2,312,758	2.6%	$5.79	Feb-33	2 x 5 yr	N
Packaging Corp of America	Baa1/BBB/NR	1	393,971	2.2%	$2,265,333	2.5%	$5.75	Jul-35	1 x 5 yr	N
Subtotal / Wtd. Avg.			8,736,322	47.8%	$55,596,257	61.9%	$6.36	Sep-30
Other Leased			6,405,269	35.1%	$34,202,442	38.1%	$5.34	Jan-31
Total Vacant			3,129,928	17.1%
Total / Wtd. Avg.			18,271,519	100.0%	$89,798,699	100.0%	$4.91	30-Oct
(1)	Ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	UW Base Rent is inclusive of contractual rent steps.
(3)	For tenants with multiple leases throughout the ILPT 2025 Portfolio Properties, the Wtd. Avg. Lease Expiration Date shown represents the weighted average expiration date based on UW Base Rent.
(4)	Certain tenants reflected in the chart above and other tenants throughout all of the ILPT 2025 Portfolio Properties, although paying rent, may not be in occupancy with respect to all or a portion of their leased space, and/or may have the option to terminate all or a portion of their leased space prior to the lease expiration date.
(5)	The various FedEx leases across 28 ILPT 2025 Portfolio Properties contain various renewal options including: two, five-year renewal options (1,390,369 SF), two, three-year renewal options (219,277 SF), one, five-year renewal option (1,373,540 SF) and one, three-year renewal option (24,310 SF).
(6)	ATD has one, five-year renewal option with respect to its leases in the aggregate of 347,060 SF across the 1415 West Commerce Way property and 200 Orange Point Drive property. ATD has two, five-year renewal options with respect to its leases in the aggregate of 375,207 SF across the 955 Aeroplaza Drive property, 55 Commerce Avenue property and 17200 Manchac Park Lane property.

Appraisals. According to the appraisals, the ILPT 2025 Portfolio Properties had a portfolio appraised value of $1,706,541,600 as of April 10, 2025, which is inclusive of an approximately 2.0% portfolio premium and reflects the “as-is” value of the Properties as a whole if sold in their entirety to a single buyer. Based on the aggregate “as-is” appraised values of the individual Properties (exclusive of the portfolio premium) of $1,673,080,000, the Cut-off Date LTV and the Maturity Date LTV for the ILPT 2025 Portfolio Senior Loan are both equal to 44.7% and for the ILPT 2025 Portfolio Whole Loan are both equal to 69.3%.

ILPT 2025 Portfolio Appraised Value(1)
Property	Value	Capitalization Rate
As-Portfolio	$1,706,541,600	4.96%
Aggregate As-Is	$1,673,080,000	5.06%
(1)	Source: Appraisals.

Environmental. All of the Properties have been subject to Phase I environmental site assessments (“ESAs”) dated as of various dates in April and May 2025. The ESAs identified recognized environmental conditions and controlled recognized environmental conditions at certain of the Properties. See “Description of the Mortgage Pool—Environmental Considerations” in the preliminary prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio

An environmental insurance policy is in place, provided by Allied World Assurance Company (U.S.), Inc., with a policy limit of $25,000,000 per incident and $25,000,000 in the aggregate, subject to a $50,000 per incident deductible for a four-year term. The lender is an additional named insured under the policy. The borrowers are required to maintain pollution legal liability insurance for a period continuing through the date that is 36 months following the maturity date of the ILPT 2025 Portfolio Whole Loan, which may be maintained by renewal, extension or replacement, with the same policy limits as described above and a $50,000 self-insured retention amount, which names the lender as an additional named insured and has the same coverages, terms, conditions and endorsements as the pollution legal liability policy approved as of the origination date. We cannot assure you that the existing or any future environmental insurance policy will cover or mitigate any of the environmental risks at the Properties, or that the borrowers will renew, extend or replace the existing policy, and, even in the case of a covered risk, the coverage under any such policy may be insufficient.

The following table presents certain information relating to the occupancy of the ILPT 2025 Portfolio Properties:

Occupancy
Property	12/31/2022(1)	12/31/2023(1)	12/31/2024(1)	4/30/2025(1)	Current(2)
ILPT 2025 Portfolio	99.3%	99.1%	84.0%	84.1%	82.9%
(1)	Represents the average annual occupancy for each year.
(2)	Based on the underwritten rent rolls dated as of May 1, 2025 – June 26, 2025.

The following table presents certain information relating to the lease rollover schedule at the ILPT 2025 Portfolio Properties:

Lease Rollover Schedule(1)
Year(2)	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	3,129,928	17.1%	NAP	NAP	3,129,928	17.1%	NAP	NAP
2025 & MTM	456,542	2.5%	$1,024,624	1.1%	3,586,470	19.6%	$1,024,624	1.1%
2026	1,147,565	6.3%	$6,288,905	7.0%	4,734,035	25.9%	$7,313,529	8.1%
2027	988,246	5.4%	$6,914,135	7.7%	5,722,281	31.3%	$14,227,664	15.8%
2028	1,243,373	6.8%	$9,202,252	10.2%	6,965,654	38.1%	$23,429,916	26.1%
2029	4,223,401	23.1%	$23,811,564	26.5%	11,189,055	61.2%	$47,241,480	52.6%
2030	1,103,366	6.0%	$6,065,962	6.8%	12,292,421	67.3%	$53,307,442	59.4%
2031	1,848,639	10.1%	$11,088,979	12.3%	14,141,060	77.4%	$64,396,421	71.7%
2032	489,774	2.7%	$4,709,671	5.2%	14,630,834	80.1%	$69,106,091	77.0%
2033	1,351,485	7.4%	$9,525,398	10.6%	15,982,319	87.5%	$78,631,489	87.6%
2034	504,881	2.8%	$2,187,428	2.4%	16,487,200	90.2%	$80,818,918	90.0%
2035 & Beyond	1,784,319	9.8%	$8,979,781	10.0%	18,271,519	100.0%	$89,798,699	100.0%
Total	18,271,519	100.00%	$89,798,699	100.0%
(1)	Based on the underwritten rent roll as of May 1, 2025, inclusive of contractual rent steps through June 1, 2026 ($2,564,639).
(2)	Based on stated lease terms and without regard to any termination or similar options in favor of the tenant under its related lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio

The following table presents certain information relating to the operating history and underwritten net cash flows of the ILPT 2025 Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	12/31/2022	12/31/2023	12/31/2024	TTM 4/30/2025	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$81,534,372	$87,919,667	$86,539,549	$86,344,048	$87,234,060	$4.77	71.1%
Potential Income from Vacant	0	0	0	0	13,768,512	$0.75	11.2%
Rent Steps(4)	0	0	0	0	2,564,639	$0.14	2.1%
Credit Rent Steps	0	0	0	0	1,410,906	$0.08	1.1%
Recoveries	14,463,595	17,727,890	17,698,808	16,030,796	17,792,750	$0.97	14.5%
Gross Potential Income	$95,997,966	$105,647,557	$104,238,358	$102,374,844	$122,770,868	$6.72	100.0%
Economic Vacancy & Credit Loss	0	0	0	0	(13,768,512)	$0.75	(11.2%)
Other Income	242,886	498,904	349,459	844,065	120,260	$0.01	0.1%
Effective Gross Income	$96,240,853	$106,146,461	$104,587,817	$103,218,908	$109,122,615	$5.97	88.9%
Management Fee	2,808,970	3,208,328	3,094,690	3,073,117	3,273,678	$0.18	3.0%
Payroll	1,949,481	2,310,348	1,995,600	1,982,854	1,784,719	$0.10	1.6%
General & Administrative	257,897	550,041	321,882	468,070	304,124	$0.02	0.3%
Common Area Maintenance	801,048	1,202,251	1,073,113	1,060,196	1,023,927	$0.06	0.9%
Utilities	169,689	164,253	731,295	995,392	1,262,527	$0.07	1.2%
Real Estate Taxes	11,905,980	13,832,724	14,749,741	13,583,499	14,788,787	$0.81	13.6%
Insurance	1,440,760	2,224,854	2,258,641	2,114,176	2,335,484	$0.13	2.1%
Other Expenses	0	0	0	0	0	$0.00	0.0%
Total Operating Expenses	$19,333,826	$23,492,800	$24,224,960	$23,277,304	$24,773,246	$1.36	22.7%
Net Operating Income	$76,907,027	$82,653,662	$80,362,857	$79,941,604	$84,349,369	$4.62	77.3%
Replacement Reserves	0	0	0	0	2,541,179	$0.14	2.3%
TI/LC	0	0	0	0	1,905,885	$0.10	1.7%
Net Cash Flow	$76,907,027	$82,653,662	$80,362,857	$79,941,604	$79,902,305	$4.37	73.2%
(1)	Historical and underwritten cash flows have been adjusted to remove free rent and concessions.
(2)	Revenue-related figures are calculated as a percentage of Gross Potential Income. All non-revenue related figures are calculated as a percentage of Effective Gross Income.
(3)	Based on the in-place rent roll as of May 1, 2025. Base Rent includes recent lease signings and excludes any free rent.
(4)	Rent steps include $2,564,639 of contractual rent steps through June 1, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio

The Market. The ILPT 2025 Portfolio Properties are located across 53 different markets, with the largest concentrations (based on UW NOI) in Honolulu (12.2% of UW NOI), Charleston (8.2% of UW NOI) and Charlotte (7.9% of UW NOI). The top 20 markets (by UW NOI) comprise 78.7% of Portfolio NRA and 78.6% of UW NOI.

Market Summary
Market	# of Properties	NRA	% of Portfolio NRA	Market Rent(1)	Market Vacancy(1)	UW Base Rent ($MM)(2)	UW Base Rent PSF(2)	% of Portfolio UW Base Rent(2)	UW NOI ($MM)	% of Portfolio UW NOI
Honolulu	35	5,895,586	32.3%	$22.23	2.7%	$11.3	$3.10	12.6%	$10.3	12.2%
Charleston	4	781,177	4.3%	$10.52	14.6%	$7.2	$9.24	8.0%	$7.0	8.2%
Charlotte	2	1,146,001	6.3%	$9.77	9.4%	$6.4	$5.55	7.1%	$6.6	7.9%
Miami	3	515,041	2.8%	$20.91	5.7%	$5.0	$9.69	5.6%	$4.6	5.4%
Columbus	3	928,834	5.1%	$8.18	7.2%	$4.7	$5.09	5.3%	$4.6	5.4%
Tuscaloosa	1	529,568	2.9%	$8.38	3.6%	$3.3	$6.23	3.7%	$3.3	4.0%
Denver	2	463,836	2.5%	$12.23	7.8%	$2.9	$6.24	3.2%	$3.2	3.8%
Colorado Springs	2	350,258	1.9%	$11.59	4.2%	$3.2	$9.27	3.6%	$3.1	3.7%
Cleveland	1	644,850	3.5%	$6.85	3.6%	$3.0	$4.70	3.4%	$2.9	3.4%
Kalamazoo	1	158,497	0.9%	$6.29	3.5%	$2.5	$15.84	2.8%	$2.4	2.8%
Jacksonville	2	400,742	2.2%	$10.80	5.2%	$2.5	$6.32	2.8%	$2.4	2.8%
Albany	2	479,000	2.6%	$9.43	3.0%	$2.4	$5.00	2.7%	$2.3	2.8%
Daytona Beach	1	399,440	2.2%	$11.65	3.6%	$2.3	$5.79	2.6%	$2.3	2.7%
Reno	1	337,500	1.8%	$9.04	11.1%	$2.1	$6.20	2.3%	$2.0	2.4%
Oklahoma City	2	268,701	1.5%	$8.44	5.5%	$2.0	$7.32	2.2%	$2.0	2.3%
Des Moines	1	337,960	1.8%	$7.89	5.8%	$1.8	$5.35	2.0%	$1.7	2.0%
Phoenix	1	288,045	1.6%	$13.72	12.3%	$1.5	$5.18	1.7%	$1.4	1.7%
Sioux Falls	1	167,171	0.9%	$8.57	1.7%	$1.5	$8.74	1.6%	$1.4	1.7%
Washington	1	148,881	0.8%	$17.46	6.0%	$1.5	$9.77	1.6%	$1.4	1.7%
El Paso	1	144,199	0.8%	$8.39	10.9%	$1.5	$10.26	1.6%	$1.4	1.7%
Total / Wtd. Avg. - Top 20	67	14,385,287	78.7%	$15.23	5.3%	$68.6	$5.65	76.4%	$66.3	78.6%
Other 33 Markets	35	3,886,232	21.3%	$7.84	5.9%	$21.2	$7.07	23.6%	$18.0	21.4%
Total / Wtd. Avg.	102	18,271,519	100.0%	$13.66	5.4%	$89.8	$5.93	100.0%	$84.3	100.0%
Total Excluding Leased Fee	74	12,705,897	69.5%	$9.90	6.6%	$82.6	$7.00	92.0%	$78.0	92.5%
(1)	Source: Third-party provider. Total / Wtd. Avg. is weighted by NRA.
(2)	Represents the UW Base Rent per leased SF. UW Base Rent figures include contractual rent steps through June 1, 2026 ($2,564,639).

The following table presents certain market rent conclusions for the ILPT 2025 Portfolio:

Market Rent Conclusions (Excluding ILPT Leased Fee Properties)
	Market Rent PSF(1)	UW Base Rent PSF(2)	Delta
Portfolio Excluding ILPT Leased Fee Properties	$9.90	$7.00	-41.4%
(1)	Source: third-party market reports.
(2)	Based on underwritten rent rolls as of May 1, 2025, inclusive of contractual rent increases.

The Borrowers and Borrower Sponsor. The borrowers are 101 special-purpose bankruptcy-remote Delaware limited liability companies, indirectly majority owned and controlled by Industrial Logistics Properties Trust (“ILPT”), a Maryland real estate investment trust, which acts as borrower sponsor (the “Borrower Sponsor”) and the non-recourse carveout guarantor (“Guarantor”).

Industrial Logistics Properties Trust (Nasdaq: ILPT) is a publicly traded REIT formed to own and lease industrial and logistics properties throughout the United States. As of December 31, 2024, ILPT owned 411 industrial and logistics properties with 59.9 million rentable SF, which are 94.4% leased to approximately 300 different tenants with a weighted average remaining lease term of 7.8 years.

Property Management. The ILPT 2025 Portfolio Properties are managed by The RMR Group LLC, a Maryland limited liability company, which is an affiliate of the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio

Escrows and Reserves. At origination of the ILPT 2025 Portfolio Whole Loan, the borrowers deposited approximately $2,476,942 into an unfunded obligations reserve for outstanding free rent, tenant improvements, landlord work and leasing commissions.

Tax Reserve – Waived except during a Trigger Period (as defined below). During a Trigger Period, the borrowers are required to deposit monthly 1/12th of the amount estimated by the lender to be payable by the borrowers, during the next ensuing 12 months (exclusive of any taxes required to be paid directly to the applicable tax authority by tenants under their leases).

Insurance Reserve – Waived except during a Trigger Period. During a Trigger Period, the borrowers are required to deposit monthly 1/12th of the insurance premiums estimated by the lender to be payable by the borrowers for the renewal of the coverage afforded by the insurance policies upon the expiration thereof. Notwithstanding the foregoing, the insurance reserve deposit is waived provided the insurance is maintained under an approved blanket policy satisfying the requirements of the ILPT 2025 Portfolio Whole Loan documents.

Replacement Reserve – Waived except during a Trigger Period. During a Trigger Period, the borrowers are required to deposit monthly an amount equal to $211,765 for all of the ILPT 2025 Portfolio Properties (excluding the ILPT Leased Fee Properties).

Leasing Reserve – Waived except during a Trigger Period. During a Trigger Period, the borrowers are required to deposit monthly an amount equal to $158,824.

Ground Lease Reserve – Waived except during a Trigger Period. During a Trigger Period, the borrowers are required to deposit monthly 1/12th of the rents due under the ground lease during the next 12-month period.

Lockbox / Cash Management. The ILPT 2025 Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deposit, or cause to be deposited, all revenues derived from the Properties and received by the borrowers into one or more restricted account (each, a “Lockbox Account”) in the name of one of the borrowers (ILPT Tower LLC, a Delaware limited liability company, as of the origination date) for the benefit of the lender to the extent set forth in the ILPT 2025 Portfolio Whole Loan documents. During a Trigger Period, funds on deposit in the Lockbox Accounts are required to be transferred to a single segregated account held in trust and for the benefit of the lender (the “Cash Management Account”). If a Trigger Period does not exist, the borrowers may direct funds be transferred to an account designated by the borrowers, which is not pledged as security for the ILPT 2025 Portfolio Whole Loan.

On each payment date during a Trigger Period, funds, if any, on deposit in the Cash Management Account are to be disbursed and applied in the following order of priority: (i) monthly escrows for ground rent, (ii) monthly escrows for taxes, (iii) monthly escrows for insurance premiums, (iv) payment of the monthly debt service due under the ILPT 2025 Portfolio Whole Loan, (v) the required monthly payment of amounts due to the replacement reserve, (vi) the required monthly payment of amounts due to the leasing reserve, (vii) funds sufficient to pay operating expenses pursuant to the terms of the ILPT 2025 Portfolio Whole Loan documents and (viii) all amounts remaining after the foregoing deposits to an excess cash flow reserve. Provided no event of default is continuing, the borrowers will have access to the excess cash flow account for disbursements as described in the ILPT 2025 Portfolio Whole Loan documents. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the ILPT 2025 Portfolio Whole Loan documents, the lender may apply funds to the debt in such priority as it may determine.

A “Trigger Period” means, a period commencing upon, among other conditions, (i) the occurrence and continuance of an event of default, and (ii) the debt yield falling below (a) 6.00% during the period from the origination date through and including the second anniversary thereof, or (b) 6.25% following the second anniversary of the origination date and thereafter (each of clause (a) and (b), the “Debt Yield Threshold”), in each case, for two consecutive calendar quarters immediately preceding the applicable debt yield determination date set forth in the ILPT 2025 Portfolio Whole Loan documents, and terminating upon (a) with respect to clause (i), the cure (if applicable) of such event of default, or (b) with respect to clause (ii), the date that the debt yield is equal to or greater than the Debt Yield Threshold for two consecutive calendar quarters, or the date that the borrowers prepay the ILPT 2025 Portfolio Whole Loan in an amount sufficient to meet the applicable debt yield requirement (including payment of any applicable yield maintenance premium) or the date that the borrowers deliver cash or a letter of credit as cash collateral to the lender in an amount which, if applied to reduce the outstanding principal balance of the ILPT Portfolio Whole Loan, would be sufficient to meet the applicable Debt Yield Threshold.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio

Subordinate and Mezzanine Debt. The ILPT 2025 Portfolio Whole Loan also includes the ILPT 2025 Portfolio Junior Notes. The ILPT 2025 Portfolio Junior Notes bear interest at the weighted average interest rate of 8.2510509729845% per annum. Payments on the ILPT 2025 Portfolio Junior Notes are generally subordinate to payments on the ILPT 2025 Portfolio Senior Notes, provided that the ILPT 2025 Portfolio Junior Notes receive payments of interest prior to principal payments being made on the ILPT 2025 Portfolio Senior Notes. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loan—the ILPT 2025 Portfolio Whole Loan” in the preliminary prospectus.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. The borrowers have the right to obtain the release of any of the Properties in connection with an arms-length transfer to a third party of such Property, upon prepayment of a release amount equal to the lesser of (a) 110% of the allocated loan amount of such Property and (b) the remaining outstanding principal balance of the ILPT 2025 Portfolio Whole Loan, together with, if prior to the open prepayment period, a prepayment fee (the “Release Prepayment Fee”) equal to the greater of (x) 0.5% and (y) a yield maintenance premium, and satisfaction of certain conditions, including among others (i) the debt yield of the ILPT 2025 Portfolio Whole Loan after giving effect to the release is not less than the greater of 7.15% and the debt yield immediately preceding the release and (ii) satisfaction of REMIC related conditions. If the debt yield requirement above is not satisfied, the borrowers may satisfy such requirement by prepaying the ILPT 2025 Portfolio Whole Loan in an amount sufficient to satisfy such debt yield requirement. In addition, even if the debt yield requirement is not satisfied, so long as the release is in connection with an arm’s-length third party transfer, the borrowers may nevertheless obtain the release of the related Property upon payment of an amount equal to the greater of (I) the applicable release amount and (if prior to the open period) the Release Prepayment Fee and (II) the lesser of (x) 100% of the net sales proceeds of the released Property and (y) an amount necessary to, after giving effect to such release, satisfy the debt yield requirement, together with (if prior to the open period) the Release Prepayment Fee.

In addition, the borrowers have the right to obtain the release of any of the related Properties in order to cure a default related to such Property or an event of default as to which the lender has delivered notice but only if (i)(I) prior to releasing such Property, the borrowers use commercially reasonable efforts to cure such default or event of default (which efforts will not require any capital contributions to be made to the borrowers or include any obligations of such borrowers or the Guarantor to use any operating income or rents from any Property other than the Property that is the subject of the default or event of default to effectuate such cure) or (II) such event of default related to an environmental condition at any Property and (ii) such default or event of default was not caused by the borrowers or an affiliate of the borrowers in bad faith to circumvent the release requirements in the ILPT 2025 Portfolio Whole Loan. In connection with any such release, the borrowers are required to satisfy the release conditions described in the prior paragraph, except that the borrowers will not be required to satisfy the debt yield requirements described in such paragraph.

Ground Lease. The ILPT 2025 Portfolio Property known as the 435 SE 70th Street property located in Topeka, Kansas (0.2% of the allocated loan amount) is ground leased by the related borrower (the “Topeka Ground Lease”). The initial term of the Topeka Ground Lease commenced on October 1, 2005 and initially expired on September 30, 2022. The ground lessee previously exercised its right to extend the term of the Topeka Ground Lease through September 30, 2027, and such extended term may be further extended for an additional eight five-year options and thereafter for one, one year option. The current base rent payable under the Topeka Ground Lease is $30,205 per annum and will be in effect until September 30, 2027 and is subject to escalations for subsequent renewal terms.

PILOT Lease, FILOT Arrangement and Similar Agreements. With respect to the ILPT 2025 Portfolio Property known as the 3502 Enterprise Avenue property (1.2% of the allocated loan amount), certain improvements (the “PILOT Improvements”) were not pledged as collateral for the ILPT 2025 Portfolio Whole Loan as they are owned by the municipality in which the 3502 Enterprise Avenue property is located and leased to the tenant at the 3502 Enterprise Avenue property pursuant to a payment in lieu of taxes (“PILOT”) lease pursuant to which the tenant, which contractually assumed a portion of the related borrower’s tax liability, is entitled to certain tax abatements. The (x) underlying fee simple interest in the 3502 Enterprise Avenue property that is owned by the applicable borrower, (y) improvements on the 3502 Enterprise Avenue Property that are owned by the applicable borrower (which excludes the PILOT Improvements), and (z) reversionary interest in the PILOT Improvements were each pledged by the related borrower as collateral for the ILPT Portfolio Whole Loan. Certain rights of the tenant in the borrower’s reversionary interest were assigned by the tenant to the related borrower, and collaterally assigned by the related borrower to the lender, which collateral assignment was consented to by the applicable municipality that is the lessor under the PILOT lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 1 – ILPT 2025 Portfolio

With respect to the ILPT 2025 Portfolio Property known as the 996 Paragon Way property (5.6% of the allocated loan amount), a tenant at the Property, Exel Inc., has a Fee Agreement with York County, South Carolina, dated as of June 2, 2013 (the “996 FILOT Agreement”), which, subject to the terms and conditions thereof, allows tenant to make certain payments in lieu of tax payments that would otherwise be due and owing by such tenant, which payments are calculated based on millage rate, depreciation schedules and the fair value of the Property as more particularly described in such agreement. The related borrower is not a party to the 996 FILOT Agreement, which is directly between York County, South Carolina and Exel Inc., as tenant under a lease at the Property.

With respect to the ILPT 2025 Portfolio Property known as the 11224 Will Walker Road property (3.5% of the allocated loan amount), Mercedes Benz US International, Inc., a tenant at the property, has entered into one or more agreements (constituting PILOT documents) with the Tuscaloosa County Industrial Development Authority to reduce its tax liability. The related borrower is not a party to, and has not received an assignment of any interest in, such PILOT documents nor are such PILOT documents pledged to secure the ILPT 2025 Portfolio Whole Loan.

Condominium Properties. Five of the Properties are subject to condominium regimes (established pursuant to the applicable condominium documents) including: (i) 91-222 Olai property, (ii) 91-174 Olai property, (iii) 91-259 Olai property, (iv) 91-265 Hanua property (the properties referenced in the foregoing clauses (i) through (iv) being the “Hawaii Condominiums”) and the (v) 3800 Midlink Drive property. With respect to the Hawaii Condominiums, each such condominium consists of two units, both of which are owned and controlled by the related borrower. With respect to the condominium related to the 3800 Midlink Drive property, the related borrower owns one of 22 units in the related condominium, and does not control the condominium. Please see “Description of the Mortgage Pool—Condominium and Other Shared Interests” in the preliminary prospectus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 2 – Equinox Sports Club LA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 2 – Equinox Sports Club LA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 2 – Equinox Sports Club LA

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$60,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$60,000,000	Property Type – Subtype:	Retail – Single Tenant
% of Pool by IPB:	9.8%	Net Rentable Area (SF):	108,550
Loan Purpose:	Refinance	Location:	Los Angeles, CA
Borrower:	1835 Sepulveda, LLC	Year Built / Renovated:	1987 / 2023
Borrower Sponsor:	Related Special Assets LLC	Occupancy:	100.0%
Interest Rate:	6.71700%	Occupancy Date:	7/3/2025
Note Date:	7/3/2025	4th Most Recent NOI (As of):	$5,457,037 (12/31/2022)
Maturity Date:	7/6/2030	3rd Most Recent NOI (As of):	$5,457,038 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$5,457,038 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$5,457,038 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	98.0%
Amortization Type:	Interest Only	UW Revenues:	$7,113,943
Call Protection(2):	L(25),D(28),O(7)	UW Expenses:	$1,679,556
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$5,434,386
Additional Debt(1):	Yes	UW NCF:	$5,423,531
Additional Debt Balance(1):	$6,400,000	Appraised Value / SF:	$96,700,000 / $891
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/27/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$612
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$612
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	68.7%t
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	68.7%
				UW NCF DSCR:	1.20x
				UW NOI Debt Yield:	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$66,400,000	95.3%	Loan Payoff	$66,666,334	95.7%
Borrower Equity	3,276,181	4.7	Closing Costs(4)	3,009,847	4.3
Total Sources	$69,676,181	100.0%	Total Uses	$69,676,181	100.0%
(1)	The Equinox Sports Club LA Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $66,400,000 (the “Equinox Sports Club LA Whole Loan”). The Financial Information in the chart above reflects the Equinox Sports Club LA Whole Loan.
(2)	The lockout period will be at least 25 payment dates beginning and including the first payment date on August 6, 2025. Defeasance of the Equinox Sports Club LA Whole Loan is permitted after the date that is the earlier to occur (i) two years from the closing date of the securitization that includes the last note comprising the Equinox Sports Club LA Whole Loan to be securitized and (ii) August 6, 2028. The assumed lockout period of 25 payments is based on the expected BBCMS 2025-5C36 securitization closing date in August 2025. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(4)	Closing Costs includes an interest rate buydown of approximately $2,701,152.

The Loan. The Equinox Sports Club LA mortgage loan (the “Equinox Sports Club LA Mortgage Loan”) is part of a whole loan secured by the borrower’s fee interest in a 108,550 square foot single tenant retail property located in Los Angeles, California (the “Equinox Sports Club LA Property”). The Equinox Sports Club LA Whole Loan consists of two pari passu promissory notes and accrues interest at a rate of 6.71700% per annum on an Actual/360 basis. The Equinox Sports Club LA Whole Loan has a 5-year term and is interest-only for the full term of the loan. The Equinox Sports Club LA Whole Loan was originated by LMF Commercial, LLC (“LMF”) on July 3, 2025. The Equinox Sports Club LA Mortgage Loan is evidenced by the controlling Note A-1 with an original principal balance as of the Cut-off Date of $60,000,000. The Equinox Sports Club LA Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-5C36 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the preliminary prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 2 – Equinox Sports Club LA

The table below identifies the promissory notes that comprise the Equinox Sports Club LA Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BBCMS 2025-5C36	Yes
A-2(1)	$6,400,000	$6,400,000	LMF	No
Whole Loan	$66,400,000	$66,400,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Equinox Sports Club LA Property is a 108,550 square foot single tenant retail property located in Los Angeles, California. Situated on a 1.693-acre site, the Equinox Sports Club LA Property was constructed in 1987 and renovated in 2023. The Equinox Sports Club LA Property is improved with one three-story building and a parking garage with 282 parking spaces. As of July 3, 2025, the Equinox Sports Club LA Property is 100.0% leased to Equinox Fitness Sepulveda, Inc. (“Equinox”) through October 2041. The Equinox Sports Club LA Property offers fitness, conditioning and recreation areas, three outdoor paddle tennis courts, cardiovascular deck with over 150 pieces of computerized cardiovascular equipment, a full-size basketball court, a 25-meter swimming pool, jacuzzis, outdoor sundeck, one racquetball court, one squash court, steam rooms, executive locker rooms, a sauna, a yoga room, a Pilates studio and a cycling studio. Additional amenities include the Oliver Café, Michael John Hair Salon, a day care center, conference rooms, Wi-Fi connectivity and valet parking.

The Equinox Sports Club LA Property was formerly operated as a Sports Club/LA branded gym that opened in 1987. In 2011, Equinox Holding Inc. (“Equinox Holding”) acquired four Sports Club locations including the Equinox Sports Club LA Property. Equinox Holding has spent over $16.0 million on brand transition and capital expenditures since acquisition and plans to continue to upgrade the interior and exterior of the Equinox Sports Club LA Property through the course of the lease term.  According to Equinox Holding, the Equinox Sports Club LA Property is a top performer in the chain of 110 locations.

Sole Tenant.

Equinox (108,550 square feet, 100.0% of NRA, 100.0% of underwritten base rent): Equinox is a wholly-owned subsidiary of Equinox Holding and is an affiliate of the borrower sponsor. Equinox Holding is a global holding company that offers a variety of fitness services such as yoga classes, studio cycling, cardio exercises, martial arts, spa treatments and personal training. Equinox Holding has been in operation for over 30 years, serving a high-profile member base through 110 locations. Equinox Holding provides an integrated offering inclusive of hybrid physical and digital memberships, brand content, outdoor training grounds and fitness class instructors. Equinox Holding has an estimated 30 million annual in-person visits, supported by 5,000 trainers and instructors. Equinox currently has five, five-year renewal options remaining and no termination options.

The following table presents certain information relating to the historical and current occupancy of the Equinox Sports Club LA Property:

	Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are based on December 31 of each respective year unless otherwise specified.
(2)	Current occupancy is based on the underwritten rent roll as of July 3, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 2 – Equinox Sports Club LA

The following table presents certain information relating to the sole tenant at the Equinox Sports Club LA Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Equinox Fitness Sepulveda, Inc.(2)	NR/NR/NR	108,550	100.0%	$51.40	$5,579,569	100.0%	10/31/2041
Occupied Total Collateral / Wtd. Avg.		108,550	100.0%	$51.40	$5,579,569	100.0%
Vacant Space		0	0.0
Collateral Total		108,550	100.0%
(1)	Based on the underwritten rent roll as of July 3, 2025.
(2)	Equinox has five, five-year renewal options remaining.

The following table presents certain information relating to the lease rollover schedule at the Equinox Sports Club LA Property:

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2026	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2033	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2034	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2035	0	0	0.0	$0	0.0		0	0.0%	$0	0.0%
2036 & Beyond	1	108,550	100.0	$5,579,569	100.0		108,550	100.0%	$5,579,569	100.0%
Total/Wtd. Avg.	1	108,550	100.0%	$5,579,569	100.0%
(1)	Based on the underwritten rent roll as of July 3, 2025.

Environmental. According to the Phase I environmental assessment dated May 13, 2025, there was no evidence of any recognized environmental conditions, controlled recognized environmental conditions or historical recognized environmental conditions at the Equinox Sports Club LA Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Equinox Sports Club LA

The following table presents certain information relating to the operating history and underwritten cash flows of the Equinox Sports Club LA Property:

Operating History and Underwriting Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$5,457,037	$5,457,038	$5,457,038	$5,457,038	$5,579,569	$51.40	76.9%
Gross Potential Rent	$5,457,037	$5,457,038	$5,457,038	$5,457,038	$5,579,569	$51.40	76.9%
Total Reimbursements	0	0	0	0	1,679,556	15.47	23.1
Other Income	0	0	0	0	0	0.00	0.0
Net Rental Income	$5,457,037	$5,457,038	$5,457,038	$5,457,038	$7,259,125	$66.87	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(145,183)	(1.34)	(2.0)
Effective Gross Income	$5,457,037	$5,457,038	$5,457,038	$5,457,038	$7,113,943	$65.54	98.0%
Total Expenses	0	0	0	0	1,679,556	15.47	23.6
Net Operating Income	$5,457,037	$5,457,038	$5,457,038	$5,457,038	$5,434,386	$50.06	76.4%
Capital Expenditures	0	0	0	0	10,855	0.10	0.2
TI/LC	0	0	0	0	0	0.00	0.0
Net Cash Flow	$5,457,037	$5,457,038	$5,457,038	$5,457,038	$5,423,531	$49.96	76.2%
(1)	TTM reflects the trailing 12-month period ending April 30, 2025.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.

The Market. The Equinox Sports Club LA Property is located in Los Angeles, California within the Los Angeles-Long Beach-Glendale metropolitan area (the “Los Angeles MSA”). Major economic demand drivers in the Los Angeles MSA include services, retail trade, manufacturing, finance, insurance and real estate services. Major employers in the Los Angeles MSA include Cedars-Sinai Medical Center, Los Angeles International Airport-LAX, University of California Los Angeles, VXI Global Solutions and The Walt Disney Co. Regional access to the Equinox Sports Club LA Property is provided via Interstate 10 and Interstate 405. The Equinox Sports Club LA Property is located on the corner of South Sepulveda Boulevard and Nebraska Avenue and the neighborhood surrounding the Equinox Sports Club LA Property primarily consists of multifamily, retail, industrial and office developments. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Equinox Sports Club LA Property was 43,857, 290,989 and 614,385, respectively. Additionally, the 2024 average household income within the same radii was $162,205, $172,245 and $175,321, respectively.

According to the appraisal, the Equinox Sports Club LA Property is located within the Los Angeles retail market and the Westwood retail submarket. As of the first quarter of 2025, the Los Angeles retail market reported inventory of approximately 496.6 million square feet, with a vacancy rate of 5.8% and an asking rent of $35.21 per square foot. The Los Angeles retail market reported completions of 238,863 square feet. As of the first quarter of 2025, the Westwood retail submarket reported inventory of approximately 2.3 million square feet, with a vacancy rate of 9.5% and an asking rent of $49.28 per square foot. The Westwood retail submarket did not report any completions as of the first quarter of 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Equinox Sports Club LA

The following table presents certain information relating to competitive retail properties for the Equinox Sports Club LA Property:

Summary of Comparable Leases(1)
Property / Location	Year Built / Renovated	Gross Leasable Area (GLA)	Occupancy	Distance from Subject	Asking Rent/SF	Lease Term (Yrs.)	Tenants
Equinox Sports Club LA 1835 South Sepulveda Boulevard Los Angeles, CA	1987 / 2023	108,550(2)	100%(2)	NAP	$51.40(2)	30.1(2)	Equinox Fitness Sepulveda, Inc. (2)
21032-21198 Beach Boulevard	1968 / NAV	77,356	64%	45.4 miles	$30.00		NAV
21032-21198 Beach Boulevard						10.0
Huntington Beach, CA
2375 North Tustin Street	2008 / NAV	45,675	100%	48.1 miles	$36.00		NAV
2375 North Tustin Street						NAV
Orange, CA
3479-3485 South La Cienega Boulevard	1960 / NAV	75,000	NAV	6.1 miles	$37.56		Sky Zone
3479-3485 South La Cienega Boulevard						10.0
Los Angeles, CA
The Paseo	1980 / NAV	112,882	90%	28.6 miles	$30.00		Regal Cinemas
300 East Colorado Boulevard						15.0
Pasadena, CA
The Pike Outlets	2003 / NAV	49,766	100%	28.5 miles	$42.00		Gold’s Gym
71 Aquarium Way						NAV
Long Beach, CA
(1)	Based on the appraisal.
(2)	Based on the underwritten rent roll as of July 3, 2025.

The Borrower. The borrower is 1835 Sepulveda, LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Equinox Sports Club LA Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the Equinox Sports Club LA Whole Loan is Related Special Assets LLC, which is affiliated with The Related Companies (“Related”) and is affiliated with Equinox. Founded in 1972, Related has over $60.0 billion in real estate assets owned or under development, including mixed-use, residential, retail and office properties. The company has major developments in Boston, Chicago, Los Angeles, San Francisco, South Florida, Washington, D.C. and London. The borrower sponsor disclosed that affiliates of the borrower sponsor have experienced prior foreclosures and defaults unrelated to the mortgaged property. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the preliminary prospectus.

Property Management. The Equinox Sports Club LA Property is self-managed.

Escrows and Reserves. At origination, the borrower was not required to fund any initial reserves.

Tax Reserve – During a Cash Sweep Event (as defined below), the borrower is required to deposit monthly real estate tax reserves in an amount equal to 1/12th of the real estate taxes the lender estimates to be payable during the next ensuing twelve months. Notwithstanding the foregoing, monthly real estate tax reserves deposits may be reduced by the percentage of taxes imposed at the Equinox Sports Club LA Property that the Critical Tenant (as defined below) is obligated to pay under the Critical Tenant Lease (as defined below) during the next twelve months so long as all of the following conditions are satisfied: (x) for so long as the Equinox lease is in full force and effect, (1) Equinox is required to directly pay all taxes to the tax authority prior to delinquency and (2) the borrower or Equinox provides the lender paid receipts (or other reasonable evidence of payment) for the payment of taxes prior to the delinquency (so long as the conditions described in clause (x) continue to be satisfied, the monthly tax deposit will be reduced to zero) and (y) at all other times for so long as (i) no event of default has occurred and is continuing, (ii) the Critical Tenant is an investment grade tenant, (iii) the Critical Tenant is required to directly pay taxes to the tax authority or other applicable person (as required under its lease) prior to the delinquency, (iv) the Critical Tenant Lease is in effect, (v) the Critical Tenant pays (or causes to be paid) all taxes due under its lease prior to the delinquency, (vi) the borrower provides (or causes to be provided) evidence to the lender that taxes have been paid prior to the delinquency and (vii) no Cash Sweep Event related to a Critical Tenant Trigger Event (as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Equinox Sports Club LA

defined below) has occurred and is continuing (collectively, the “Tax Deposit Waiver Conditions”). For the avoidance of doubt, if the borrower satisfies clause (x) but not clause (y) (or vice versa), the Tax Deposit Waiver Conditions will be deemed satisfied.

Insurance Reserve – During a Cash Sweep Event, the borrower is required to deposit monthly insurance premium reserves in an amount equal to 1/12th of the insurance premiums the lender estimates to be payable for the renewal of the coverages afforded by the policies upon the expiration thereof; provided, such monthly deposits will be waived so long as the borrower maintains a blanket insurance policy acceptable to the lender. Additionally, ongoing monthly insurance reserve deposits may be reduced by the percentage of the insurance premiums due that the Critical Tenant is obligated to pay under the Critical Tenant Lease during the next twelve months so long as all of the following conditions are satisfied: (x) for so long as the Equinox lease is in full force and effect, (1) Equinox is required to directly pay all or a portion of the insurance premiums prior to expiration of the insurance policies and (2) the borrower or Equinox provides the lender evidence that the insurance premiums have been paid (so long as the conditions described in clause (x) continue to be satisfied, the monthly insurance deposit will be reduced to zero) and (y) at all other times for so long as (i) no event of default has occurred and is continuing, (ii) the Critical Tenant is an investment grade tenant, (iii) the Critical Tenant is required to pay all or a portion of the insurance premium prior to the expiration of the polices, (iv) the Critical Tenant Lease is in effect, (v) the Critical Tenant pays (or causes to be paid) insurance premiums (required under its lease) prior to the expiration of the polices, (vi) the borrower provides (or causes to be provided) evidence to the lender that such insurance premiums have been paid and (vii) no Cash Sweep Event related to a Critical Tenant Trigger Event has occurred and is continuing (collectively, the “Insurance Deposit Waiver Conditions”). For the avoidance of doubt, if the borrower satisfies clause (x) but not clause (y) (or vice versa), the Insurance Deposit Waiver Conditions will be deemed satisfied.

Replacement Reserves – During a Cash Sweep Event, the borrower is required to deposit monthly replacement reserves in an amount equal to approximately $1,357. Ongoing monthly replacement reserves will not be required as long as all of the following conditions are satisfied: (x) for so long as the Equinox lease is in full force and effect, (1) Equinox is required to directly pay all capital expenditures as required under the Equinox lease and (2) the borrower requires Equinox to perform its obligations under the Equinox lease in a reasonable manner (as long as the conditions described in clause (x) continue to be satisfied, the monthly capital expenditure deposit will be reduced to zero) and (y) at all other times for so long as (i) no event of default has occurred and is continuing, (ii) the Critical Tenant is an investment grade tenant, (iii) the Critical Tenant is required to pay all capital expenditures as required under the Critical Tenant Lease, (iv) the Critical Tenant Lease is in effect, (v) the Critical Tenant pays (or causes to be paid) all capital expenditures within the timeframe as set forth in the Critical Tenant Lease, (vi) the borrower provides (or causes to be provided) evidence to the lender that such capital expenditures have been performed and all costs associated with the capital expenditures have been paid and (vii) no Cash Sweep Event related to a Critical Tenant Trigger Event has occurred and is continuing (collectively, the “Capital Expenditure Deposit Waiver Conditions”). For the avoidance of doubt, if the borrower satisfies clause (x) but not clause (y) (or vice versa), the Capital Expenditure Deposit Waiver Conditions will be deemed satisfied.

Lockbox / Cash Management. The Equinox Sports Club LA Whole Loan is structured with a hard lockbox and springing cash management. The borrower or the property manager is required to deliver letters to each tenant instructing them to deposit rents directly into the lockbox account. Additionally, the borrower is required to cause all rents received by the borrower or property manager to be deposited within two business days of receipt. During a Cash Sweep Event, all funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment day in accordance with the Equinox Sports Club LA Whole Loan documents. Pursuant to the Equinox Sports Club LA Whole Loan documents, all excess funds on deposit in the cash management account are required to be applied as follows: (a) if a Cash Sweep Event is in effect (other than due to the existence of a Critical Tenant Trigger Event), to the excess cash flow account, to be held as additional collateral for the Equinox Sports Club LA Whole Loan (provided no event of default exists, such funds will be made available to borrower to pay taxes, insurance premiums, capital expenditures, operating expenses and other costs more particularly described in the Equinox Sports Club LA Whole Loan documents) and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event, to the Critical Tenant TI/LC account. Upon a termination of a Cash Sweep Event period, all funds on deposit in the excess cash flow account will be released to the borrower.

A “Cash Sweep Event” will commence upon any of the following: (i) the occurrence of an event of default, (ii) the bankruptcy action of borrower or guarantor, (iii) a Cash Sweep DSCR Trigger Event (as defined below) or (iv) a Critical Tenant Trigger Event. A Cash Sweep Event will end (a) with respect to clause (i) above, when a cure of the event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when such bankruptcy action petition has been discharged, stayed or dismissed, or with respect to the guarantor, the approved additional guarantor

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 2 – Equinox Sports Club LA

conditions are satisfied, (c) with respect to clause (iii) above, the date the debt service coverage ratio based upon the trailing 12-month period immediately preceding the date of such determination is greater than 1.10x for two consecutive quarters or (d) with respect to clause (iv) above, the date the applicable Critical Tenant Trigger Event Cure (as defined below) has occurred.

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.10x; provided that, from and after the occurrence of a Critical Tenant Lease extension or a Critical Tenant Space Re-Tenanting Event (as defined below), the calculation of the debt service coverage ratio will be based on the annualized in-place rents at the Equinox Sports Club LA Property.

A ”Critical Tenant Trigger Event” will occur upon (i) Equinox or any other tenant (a) occupying no less than 30% of the space currently occupied by Equinox or (b) whose lease provides for rental income representing 30% or more of the total base minimum rent for the property (the “Critical Tenant” and each lease, the “Critical Tenant Lease”) gives written notice of its intention to not extend or renew its lease or to terminate the Critical Tenant Lease pursuant to a right contained in the Critical Tenant Lease or the Critical Tenant Lease is otherwise terminated, (ii) on or prior to the date that is twelve months prior to the related lease expiration date if the Critical Tenant has failed to give irrevocable notice of its intention to renew the Critical Tenant Lease (or, if after delivering such notice, Critical Tenant rescinds same in accordance with the Critical Tenant Lease), (iii) on or prior to the date on which the Critical Tenant is required under its lease to notify the borrower of its election to renew its lease, and the Critical Tenant fails to give such notice, (iv) (a) a monetary event of default in the payment of base rent, (b) any other monetary event of default that exceeds $25,000 or (c) a material non-monetary event of default, in each case, beyond any applicable notice and cure periods under the Critical Tenant Lease, (v) any bankruptcy action of the Critical Tenant or a guarantor of any Critical Tenant Lease occurs, (vi) the related Critical Tenant discontinues its normal business operations at its leased premises (other than a temporary cessation of business operations due to force majeure, or in connection with repairs or renovations, or a suspension of business due to a casualty (so long as the Critical Tenant is actively pursuing the restoration of the Critical Tenant space improvements); provided, a Critical Tenant Trigger Event under clause (vi) will not occur if such Critical Tenant (or its parent company) is rated at least “BBB-“ or the equivalent by a credit reporting agency.

A “Critical Tenant Trigger Event Cure” will occur upon (a) with respect to clause (i), (ii) or (iii) above, the date that (1) the Critical Tenant Lease extension is executed and delivered to the lender by the borrower and Critical Tenant for all or substantially all of the Critical Tenant space and the related tenant improvement costs, leasing commissions and other material costs and expenses have been satisfied or an amount sufficient to cover any costs and expenses as reasonably determined by the lender has been deposited into the Critical Tenant TI/LC account, or (2) a Critical Tenant Space Re-Tenanting Event has occurred, (b) with respect to clause (iv) above, after a cure of the applicable event of default or, in the case of a default by borrower, as landlord, an irrevocable written waiver by Critical Tenant of such default, (c) with respect to clause (v) above, after an affirmation that the Critical Tenant is actually paying all rents and other amounts under the lease in the applicable bankruptcy proceeding, (d) with respect to clause (vi) above, either (x) the related Critical Tenant re-commences its normal business operations at its leased premises or (y) a Critical Tenant Space Re-Tenanting Event has occurred.

A “Critical Tenant Space Re-Tenanting Event” will occur on the date each of the following conditions have been satisfied: (i) the related Critical Tenant space is leased to one or more replacement tenants for a term of at least five years and on terms and conditions that are acceptable to the lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the reletting of the related Critical Tenant space have been paid in full to the extent required to be paid in accordance with the applicable Critical Tenant Lease prior to the applicable Critical Tenant’s occupancy of the applicable portion of the Critical Tenant space and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 3 – 71 Spring Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 3 – 71 Spring Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 3 – 71 Spring Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$56,000,000	Title:	Fee
Cut-off Date Principal Balance:	$56,000,000	Property Type – Subtype:	Mixed Use - Office / Retail
% of Pool by IPB:	9.1%	Net Rentable Area (SF):	75,820
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	71 Spring LLC	Year Built / Renovated:	1912 / 2024
Borrower Sponsors:	Albert Laboz, Jason Laboz and Joseph Jody Laboz	Occupancy:	100.0%
Interest Rate:	6.78000%	Occupancy Date:	6/10/2025
Note Date:	6/10/2025	4th Most Recent NOI (As of):	NAV
Maturity Date:	7/6/2030	3rd Most Recent NOI (As of):	$4,249,891 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$4,612,854 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(3):	$5,230,353 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$7,918,968
Call Protection:	L(25),D(30),O(5)	UW Expenses:	$1,782,913
Lockbox / Cash Management:	Hard / Springing	UW NOI(3):	$6,136,055
Additional Debt:	No	UW NCF:	$5,863,584
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$116,000,000 / $1,530
Additional Debt Type:	N/A	Appraisal Date:	4/24/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$739
Taxes:	$187,699	$93,850	N/A	Maturity Date Loan / SF:	$739
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	48.3%
Replacement Reserves:	$0	$1,264	N/A	Maturity Date LTV:	48.3%
TI/LC:	$0	$14,583	$500,000	UW NCF DSCR:	1.52x
Deferred Maintenance:	$4,600	$0	N/A	UW NOI Debt Yield:	11.0%
Other Reserves(2):	$104,688	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$56,000,000	97.2%	Loan Payoff	$55,236,716	95.9%
Equity Contribution	1,590,356	2.8	Closing Costs	2,056,653	3.6
			Upfront Reserves	296,987	0.5
Total Sources	$57,590,356	100.0%	Total Uses	$57,590,356	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Other Reserves are comprised of an upfront free rent reserve of $104,688 and a springing monthly specified tenant reserve. See “Escrows and Reserves” below.
(3)	The increase from Most Recent NOI to UW NOI is primarily attributable to the borrower executing two new leases with Attix Inc. and United American Land LLC in 2025 accounting for $1,856,250 in underwritten base rent.

The Loan. The 71 Spring Street mortgage loan (the “71 Spring Street Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $56,000,000 and is secured by the borrower’s fee interest in a 75,820 square foot mixed use office and retail property located in New York, New York (the “71 Spring Street Property”). The 71 Spring Street Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 6.78000% per annum on an Actual/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 3 – 71 Spring Street

The Property. The 71 Spring Street Property is comprised of a six-story, 75,820 square foot, mixed use office and retail property located at 71 Spring Street in the Soho submarket of New York, New York. The 71 Spring Street Property was originally constructed in 1912 and was most recently renovated in 2024. The 71 Spring Street Property features 62,500 square feet of office space accounting for 55.5% of total underwritten base rent and 13,320 square feet of ground floor retail space accounting for 44.5% of total underwritten base rent. The 71 Spring Street Property is located in close proximity to the Spring Street subway station, which provides access to the 6 line, and is two blocks from the Prince Street subway station, which provides access to the R and W lines.

The tenant roster at the 71 Spring Street Property features eight individual tenants, consisting of four office tenants and four retail tenants, and includes national retailers such as Chipotle Mexican Grill, Joe & the Juice, FedEx Office and Print Services, Inc., and Allbirds Inc., along with office tenants in the technology, marketing, and real estate industries. As of June 10, 2025, the 71 Spring Street Property was 100.0% leased. As of the cut-off date, the tenants at the 71 Spring Street Property had a weighted average lease term remaining of 7.1 years.

Major Tenants. The three largest tenants based on net rentable area are Figliulo & Partners, LLC (“FIG”), Attix, Inc. (“Attix”) and United American Land, LLC (“United American Land”).

FIG (25,000 square feet; 33.0% of total net rentable area; 26.6% of total underwritten base rent). Founded in 2013, FIG is a media advertising and marketing agency firm that helps develop brands, as well as offering design and advertising services for its clients. Notable recent companies the agency has worked with include Spotify, Ketel One, Zillow, Benjamin Moore, Viator, and Homesense. FIG has been a tenant at the 71 Spring Street Property since August 2020 and has a current lease term through July 2036 with no renewal or termination options remaining.

Attix (18,750 square feet; 24.7% of total net rentable area; 15.7% of total underwritten base rent). Attix is a technology company that focuses on artificial intelligence driven solutions. Attix uses its space at the 71 Spring Street Property as its headquarters and offers solutions in the fintech, automotive, algorithmic trading solutions, investment management technologies, and communication industries. Attix has been a tenant at the 71 Spring Street Property since February 2025 and has a current lease term through August 2030 with no renewal or termination options remaining. Attix has not yet moved into its third floor space at the 71 Spring Street Property, and has free rent in the amount of $34,896 a month through August 2025, which has been reserved for.

United American Land (12,500 square feet; 16.5% of total net rentable area; 7.5% of total underwritten base rent). United American Land is a family-owned real estate development, investment and management company that is an affiliate of the borrower sponsors. United American Land’s primary holdings include high pedestrian traffic retail, luxury loft apartments and creative loft office spaces; which are predominantly in historical buildings that they adaptively-reused, restored and developed. United American Land has been a tenant at the 71 Spring Street Property since June 2025 and has a current lease term through May 2035 with no renewal or termination options remaining.

Appraisal. The 71 Spring Street Property had an “as-is” appraised value of $116,000,000 as of April 24, 2025. Based on the “as-is” value of $116,000,000, the Cut-off Date LTV and Maturity Date LTV for the 71 Spring Street Mortgage Loan are each 48.3%.

71 Spring Street Appraised Value(1)
Property	Value	Capitalization Rate
71 Spring Street	$116,000,000	5.25%
(1)	Source: Appraisals.

Environmental. The Phase I environmental assessment of the 71 Spring Street Property dated May 6, 2025 identified no recognized environmental conditions.

The following table presents certain information relating to the occupancy of the 71 Spring Street Property:

Occupancy
Property	2023(1)	2024(1)	Current(2)
71 Spring Street	67.0%	75.3%	100.0%
(1)	Represents the average annual occupancy for each year.
(2)	Based on the underwritten rent roll dated June 10, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 3 – 71 Spring Street

The following table presents certain information relating to the major tenants at the 71 Spring Street Property:

Top Tenant Summary(1)
Tenant Name	Credit Rating (Moody’s/ Fitch/S&P)(2)	Tenant SF	Approx. % of SF	UW Base Rent	% of Total UW Base Rent	UW Base Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants-Office
Figliulo & Partners, LLC	NR/NR/NR	25,000	33.0%	$2,125,000	26.6%	$85.00	7/31/2036	N	N
Attix, Inc.(3)	NR/NR/NR	18,750	24.7%	$1,256,250	15.7%	$67.00	8/31/2030	N	N
United American Land, LLC(4)	NR/NR/NR	12,500	16.5%	$600,000	7.5%	$48.00	5/31/2035	N	N
Tandem Technology, Inc.	NR/NR/NR	6,250	8.2%	$450,000	5.6%	$72.00	10/31/2026	1 x 1 yr	N
Total Major Office Tenants		62,500	82.4%	$4,431,250	55.5%	$70.90

Major Tenants-Retail
FedEx Office and Print Services, Inc.	Baa2/NR/BBB	3,700	4.9%	$1,135,342	14.2%	$306.85	4/30/2029	N	N
Chipotle Mexican Grill	NR/NR/NR	3,670	4.8%	$515,775	6.5%	$140.54	2/28/2027	N	N
ALLBIRDS Inc.	NR/NR/NR	3,650	4.8%	$1,032,420	12.9%	$282.85	3/31/2028	N	N
Joe & the Juice	NR/NR/NR	2,300	3.0%	$869,448	10.9%	$378.02	8/31/2028	N	N
Total Major Retail Tenants		13,320	17.6%	$3,552,985	44.5%	$266.74

Major Tenants Subtotal/Wtd. Avg.		75,820	100.0%	$7,984,235	100.0%	$105.31
Other Tenants		0	0.0%	$0	0.0%	$0.00
Occupied Subtotal/Wtd. Avg.		75,820	100.0%	$7,984,235	100.0%	$105.31
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		75,820	100.0%	$7,984,235	100.0%	$105.31
(1)	Based on the underwritten rent roll dated June 10, 2025 and inclusive of $261,316 of contractual rent steps through June 1, 2026.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Attix has not yet moved into its third floor space at the 71 Spring Street Property, and has free rent in the amount of $34,896 a month through August 2025, which has been reserved for.
(4)	United American Land, LLC is an affiliate of the borrower sponsors. The space is leased under 3 separate leases with United American Land and two affiliates, which have substantially the same terms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 3 – 71 Spring Street

The following table presents certain information relating to the lease rollover schedule at the 71 Spring Street Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2025 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2026	1	6,250	8.2%	$450,000	5.6%	6,250	8.2%	$450,000	5.6%
2027	1	3,670	4.8%	$515,775	6.5%	9,920	13.1%	$965,775	12.1%
2028	2	5,950	7.8%	$1,901,868	23.8%	15,870	20.9%	$2,867,643	35.9%
2029	1	3,700	4.9%	$1,135,342	14.2%	19,570	25.8%	$4,002,985	50.1%
2030	1	18,750	24.7%	$1,256,250	15.7%	38,320	50.5%	$5,259,235	65.9%
2031	0	0	0.0%	$0	0.0%	38,320	50.5%	$5,259,235	65.9%
2032	0	0	0.0%	$0	0.0%	38,320	50.5%	$5,259,235	65.9%
2033	0	0	0.0%	$0	0.0%	38,320	50.5%	$5,259,235	65.9%
2034	0	0	0.0%	$0	0.0%	38,320	50.5%	$5,259,235	65.9%
2035 & Beyond	2	37,500	49.5%	$2,725,000	34.1%	75,820	100.0%	$7,984,235	100.0%
Total	8	75,820	100.0%	$7,984,235	100.0%
(1)	Based on the underwritten rent roll dated June 10, 2025 and inclusive of $261,316 of contractual rent steps through June 1, 2026.

The following table presents certain information relating to the operating history and underwritten cash flows of the 71 Spring Street Property:

Operating History and Underwritten Net Cash Flow
	12/31/2023	12/31/2024	4/30/2025 TTM(1)	Underwritten(1)(2)	Per Square Foot	%(3)
Base Rent	$5,624,318	$5,971,299	$6,622,230	$7,722,919	$101.86	92.6%
Contractual Rent Steps(2)	$0	$0	$0	$261,316	$3.45	3.1%
Potential Income from Vacant Space	$0	$0	$0	$0	$0.00	0.0%
Reimbursements	$113,427	$140,682	$159,035	$351,521	$4.64	4.2%
Gross Potential Income	$5,737,745	$6,111,981	$6,781,265	$8,335,755	$109.94	100.0%
Economic Vacancy & Credit Loss	$0	$0	$0	($416,788)	($5.50)	(5.0%)
Effective Gross Income	$5,737,745	$6,111,981	$6,781,265	$7,918,968	$104.44	95.0%

Real Estate Taxes	$924,848	$955,592	$999,400	$1,143,214	$15.08	14.4%
Management Fee	$172,132	$183,359	$203,438	$237,569	$3.13	3.0%
Insurance	$120,208	$141,285	$141,285	$165,089	$2.18	2.1%
Other Expenses(4)	$270,666	$218,891	$206,789	$237,041	$3.13	3.0%
Total Operating Expenses	$1,487,854	$1,499,127	$1,550,912	$1,782,913	$23.52	22.5%

Net Operating Income	$4,249,891	$4,612,854	$5,230,353	$6,136,055	$80.93	77.5%
Replacement Reserves	$0	$0	$0	$15,164	$0.20	0.2%
TI/LC	$0	$0	$0	$257,307	$3.39	3.2%
Net Cash Flow	$4,249,891	$4,612,854	$5,230,353	$5,863,584	$77.34	74.0%
(1)	The increase from 4/30/2025 TTM Net Operating Income to Underwritten Net Operating Income is primarily attributable to the borrower executing two new leases with Attix and United American Land in 2025 accounting for $1,856,250 in underwritten base rent.
(2)	Based on the underwritten rent roll dated June 10, 2025 and inclusive of $261,316 of contractual rent steps through June 1, 2026.
(3)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(4)	Other Expenses includes repairs and maintenance and utilities expenses.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 3 – 71 Spring Street

The Market. The 71 Spring Street Property is located on the north side of Spring Street between Lafayette and Crosby Streets in the Soho submarket of New York City. According to the appraisal, the NoHo/SoHo submarkets of New York City are characterized by high-end luxury retail space, restaurants, and residential buildings. Furthermore, according to the appraisal, there has been significant capital invested into office space within the neighborhood in the past ten years shifting tenancy demand towards a live-work-play environment with the technology, advertising, media, and information sector being a major driver. Primary access to the 71 Spring Street Property is provided by the Spring Street subway station, which is in close proximity to the 71 Spring Street Property and provides access to the 6 line, as well as the Prince Street subway station, which is two blocks from the 71 Spring Street Property and provides access to the R and W lines.

According to a third party market research report, the 71 Spring Street Property is located in the SoHo office and retail submarkets of New York City. As of March 31, 2025, the SoHo office submarket had a total inventory of 12,520,302 square feet, an overall vacancy rate of 15.4%, market asking rent of $67.11 per square foot, and positive net absorption of 116,609 square feet. As of March 31, 2025, the SoHo retail submarket had a total inventory of 5,621,258 square feet, an overall vacancy rate of 3.9%, market asking rent of $131.83 per square foot, and positive net absorption of 19,603 square feet.

The following table presents information relating to comparable office leases for the 71 Spring Street Property:

Comparable Office Rental Summary(1)
Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Mos)	Base Rent (PSF)
71 Spring Street(2)	-	Figliulo & Partners, LLC	25,000 SF	Aug-20	192 mos.	$80.00
New York, NY
148 Lafayette Street New York, NY	0.1 mi	Keystone	12,315 SF	Mar-25	134 mos.	$84.00
148 Lafayette Street New York, NY	0.3 mi	Aura Home, Inc.	12,315 SF	Dec-24	91 mos.	$70.00
5 Crosby Street New York, NY	0.4 mi	Fortress Brand	11,259 SF	Sep-23	28 mos.	$75.00
427 Broadway New York, NY	0.4 mi	Lightning Society	25,000 SF	Apr-25	130 mos.	$72.00
530 Broadway New York, NY	0.5 mi	Plaid	45,263 SF	Feb-25	90 mos.	$79.00
46-50 Greene Street New York, NY	0.7 mi	Fever	7,300 SF	Aug-24	131 mos.	$75.00
841 Broadway New York, NY	1.3 mi	Movable, Inc	13,716 SF	Apr-24	107 mos.	$68.00
853 Broadway New York, NY	1.3 mi	Casa Komos Brand Group	10,300 SF	Jan-24	130 mos.	$76.00
100-104 Fifth Avenue New York, NY	1.4 mi	Secretariat	10,663 SF	Dec-23	96 mos.	$84.00
130 Fifth Avenue New York, NY	1.4 mi	Vidmob, Inc.	13,300 SF	Feb-24	51 mos.	$70.00

(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 10, 2025. Base Rent (PSF) excludes rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 3 – 71 Spring Street

The following table presents information relating to comparable retail leases for the 71 Spring Street Property:

Comparable Retail Rental Summary(1)
Property Name / Address	Distance from Subject	Tenant	Suite Size (SF)	Lease Commencement	Lease Term (Mos)	Rent (PSF)
71 Spring Street(2)	-	FedEx Office and Print Services, Inc.	3,700 SF	2014	183 mos.	$306.85
New York, NY
62 Prince Street	0.1 mi	Ray Ban	2,290 SF	2025	120 mos.	$524.02
New York, NY
270 Lafayette Street	0.1 mi	No Nationality	1,000 SF	2024	120 mos.	$400.00
New York, NY
273 Lafayette Street	0.1 mi	Axel Arigato	1,720 SF	2023	120 mos.	$392.24
New York, NY
300 Lafayette Street	0.2 mi	Goldwin	1,815 SF	2025	113 mos.	$358.13
New York, NY
13 Prince Street	0.2 mi	Rails Men's	2,090 SF	2025	84 mos.	$226.79
New York, NY
120 Mercer Street	0.3 mi	Monos Travel	3,885 SF	2024	120 mos.	$321.75
New York, NY
158 Mercer Street	0.4 mi	Simkhai	3,766 SF	2023	60 mos.	$318.64
New York, NY
99 Wooster Street	0.4 mi	Thuma	4,998 SF	2023	120 mos.	$175.07
New York, NY
166 Spring Street	0.6 mi	Varley	4,400 SF	2024	120 mos.	$261.36
New York, NY
530 Broadway	2.9 mi	Calvin Klein	7,294 SF	2024	132 mos.	$386.45
New York, NY
(1)	Source: Appraisal
(2)	Based on the underwritten rent roll dated June 10, 2025 and inclusive of contractual rent steps through June 1, 2026.

The Borrower. The borrower is 71 Spring LLC, a New York limited liability company and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 71 Spring Street Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Albert Laboz, Jason Laboz and Joseph Jody Laboz of United American Land. See “Major Tenants” above.

Property Management. The 71 Spring Street Property is managed by United American Land, LLC, a borrower-affiliated property management company.

Escrows and Reserves. At origination of the 71 Spring Street Mortgage Loan, the borrower deposited approximately: (i) $187,699 into a real estate tax reserve, (ii) $4,600 into an immediate repair reserve and (iii) $104,688 into a reserve for free or gap rent for the tenant Attix.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit approximately $1,264 for replacements to the 71 Spring Street Property.

TI/LC Reserve – On each monthly payment date, the borrower is required to deposit approximately $14,583 into a reserve for future tenant improvements and leasing commissions. The monthly payment will be suspended if and so long as such reserve funds are equal to or greater than $500,000 and no event of default is continuing.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12th of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $93,850).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 3 – 71 Spring Street

Insurance Reserve – If the liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy or the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount that will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies. As of the origination date, a blanket policy was in effect.

Specified Tenant Reserve – During the continuance of a Specified Tenant Trigger Period (as defined below), the borrower may deposit the applicable Specified Tenant Deposit (as defined below) into the Specified Tenant reserve account. Upon the Specified Tenant Trigger Period ceasing to exist, the lender is required to disburse the funds in the Specified Tenant reserve account either (i) so long as no Trigger Period (as defined below) then exists, to the borrower or (ii) if a Trigger Period then exists, into the cash management account; provided, however, that any funds required to satisfy the Specified Tenant Excess Cash Flow Condition (as defined below) will be retained by the lender in the Specified Tenant reserve account until the lender receives evidence that all related leasing costs have been paid, the applicable tenant as to which such condition was satisfied is open for business and paying full contractual rent and all rent abatement periods have expired.

“Specified Tenant” means, as applicable, (i) any tenant whose lease, individually or when aggregated with all other leases at the 71 Spring Street Property with such tenant or any of its affiliates accounts for 15% or more of the total rental income for the 71 Spring Street Property (taken as a whole), (ii) the tenant known as Attix, together with any successors and/or assigns thereof, (iii) the tenant known as FIG, together with any successors and/or assigns thereof, and (iv) any guarantor(s), parent(s) or affiliate(s) providing credit support or any guaranty of the applicable related Specified Tenant lease(s).

“Specified Tenant Trigger Period” means a period: (A) commencing upon the first to occur of (i) Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond any applicable notice and cure periods, (ii) other than in connection with a Permitted Dark Event (as defined below), a Specified Tenant Go Dark Trigger (as defined below), (iii) Specified Tenant giving notice that it is terminating its lease for all or any portion above 20% of such Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of any Specified Tenant, and (vi) a Specified Tenant Renewal Trigger Period (as defined below); and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (which such evidence will include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant acceptable to the lender) of: (1) the satisfaction of the applicable Specified Tenant Cure Conditions (as defined below); or (2) the borrower leasing the entire Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the applicable terms and conditions of the loan documents for a minimum term of at least five years, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of each of such leases have expired or been satisfied, each such lease has commenced and a rent commencement date has been established (without possibility of delay) and, in the lender’s judgment, the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith.

“Specified Tenant Deposit” means (i) on the first monthly payment date of each calendar quarter following a Specified Tenant Renewal Trigger Period or a Specified Tenant Go Dark Trigger, three months’ full unabated base rent under such Specified Tenant’s lease as determined by the lender and (ii) on the first monthly payment date following the occurrence and continuance of a Specified Tenant Trigger Period other than one caused by a Specified Tenant Renewal Trigger Period or a Specified Tenant Go Dark Trigger, one year of full unabated base rent under such Specified Tenant’s lease as determined by the lender.

“Specified Tenant Renewal Trigger Period” means any Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the earlier to occur of (a) the date that is 12 months prior to the expiration of the then applicable term of the applicable Specified Tenant lease and (b) the date by which the Specified Tenant must provide notice of renewal of its lease pursuant to the terms thereof.

“Specified Tenant Go Dark Trigger” means any Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), failing to be open to the public for business during customary hours and/or “going dark” in 20% or more of such Specified Tenant’s space.

“Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant lease, (ii) in the event the Specified Tenant Trigger Period is due

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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to the occurrence of a Specified Tenant Go Dark Trigger, then the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof) unless a Permitted Dark Event is ongoing with respect to the applicable Specified Tenant, open to the public for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof) except to the extent the Sublease Conditions (as defined below) have been satisfied, (iii) the applicable Specified Tenant has revoked or rescinded any termination or cancellation notices which have been previously delivered with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the occurrence of a Specified Tenant Renewal Trigger Period the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms of the loan documents and such lease for a minimum term of five years, and the applicable Specified Tenant Excess Cash Flow Condition is satisfied in connection therewith; (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction, and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

“Specified Tenant Excess Cash Flow Condition” means with respect to curing any Specified Tenant Trigger Period by either (A) re-tenanting the applicable Specified Tenant space, or (B) the renewal/extension of any Specified Tenant lease, either (I) sufficient funds have been accumulated in (x) the excess cash flow account (during the continuance of the Specified Tenant Trigger Period), (y) the Specified Tenant reserve account and (z) the leasing reserve account to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such renewal/extension, or (II) the borrower deposits cash into the excess cash flow account or delivers to the lender a letter of credit which, in either case, serves as additional collateral, in an amount equal to the total amount needed to cover all anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such re-tenanting, renewal or extension.

“Permitted Dark Event” means an event that will be deemed to occur with respect to a tenant that has discontinued operations or “gone dark” in all or any portion of its premises to the extent (and for so long as) one or more of the following conditions is satisfied: (i) the discontinuation is effectuated to comply with governmental restrictions which restrict the use or occupancy of the property as a result of, or otherwise in connection with, the COVID-19 pandemic or any other pandemic or epidemic, and the tenant resumes operations in its demised premises within 90 days after such government restrictions are lifted; (ii) the discontinuation: (x) is related to ongoing standard and customary upgrades or renovations by the tenant to its demised premises pursuant to and in accordance with its lease, (y) the tenant is pursuing the applicable upgrades or renovations in a good faith diligent manner, and (z) the applicable closure is not anticipated to and does not actually last for a period in excess of 90 days; or (iii) said discontinuation is in connection with an ongoing restoration of the property by the borrower, and the tenant resumes operations in its premises within 90 days after the restoration is complete.

“Sublease Conditions” means, among other conditions, 70% or more of the space demised pursuant to the applicable Specified Tenant lease is subleased to a tenant of equal or higher credit quality and reputation as the applicable Specified Tenant, which sublease expires no earlier than 5 days prior to the applicable Specified Tenant lease and provides for base rental rates and other economic terms at least as favorable as those in the applicable Specified Tenant lease, and the subtenant is open for business, paying full unabated rent and not in default.

Lockbox / Cash Management. The 71 Spring Street Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver direction letters to each tenant at the 71 Spring Street Property directing them to pay rent and other sums due to the lender-controlled lockbox account. The borrower is required to (or cause the property manager to) deposit all revenue derived from the 71 Spring Street Property and received by the borrower or property manager into the lender-controlled lockbox account within two business days of receipt. All funds deposited into the lockbox account are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists and the lender elects, in its sole and absolute discretion, to deliver a restricted account notice, in which case all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 71 Spring Street Mortgage Loan documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 71 Spring Street Mortgage Loan documents are required (i) to the extent that a Trigger Period exists, be held by the lender in an excess cash flow reserve account as additional collateral for the 71 Spring Street Mortgage Loan or (ii) to the extent that no Trigger Period exists, be disbursed to the borrower. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower; provided,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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however, that any excess cash flow funds required to satisfy the Specified Tenant Excess Cash Flow Condition are required to be retained by the lender in the excess cash flow account until the lender receives evidence that all related leasing costs have been paid, the applicable tenant as to which such condition was satisfied is open for business and paying full contractual rent and all rent abatement periods have expired. Upon an event of default under the 71 Spring Street Mortgage Loan documents, the lender may apply funds to the 71 Spring Street Mortgage Loan in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.20x (unless the Collateral Cure Conditions (as defined below) are satisfied) and (iii) the occurrence of a Specified Tenant Trigger Period (unless the borrower has made the Specified Tenant Deposit into the Specified Tenant reserve); and (B) expiring upon, with regard to any Trigger Period commenced in connection with (x) clause (i) above, the cure (if applicable) of such event of default, (y) clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters, and (z) clause (iii) above, a Specified Tenant Trigger Period ceasing to exist.

“Collateral Cure Conditions” means (and will only be deemed satisfied for so long as) the borrower deposits funds into an account with the lender, in the form of cash or a letter of credit, which, in either case, will serve as additional collateral for the 71 Spring Street Mortgage Loan, in an amount equal to the Collateral Deposit Amount (as defined below), and, thereafter, for so long as the borrower elects to satisfy the Collateral Cure Conditions in order to avoid a Trigger Period, on the third month anniversary of the date that the borrower delivered such cash or letter of credit (the “Second Deposit”) and each quarter following the Second Deposit, the borrower is required to deposit additional cash collateral or to increase the amount of the letter of credit by an amount equal to the Collateral Deposit Amount; provided that after the Second Deposit, the borrower may decline to deposit additional collateral, in which case a Trigger Period will then be in effect.

“Collateral Deposit Amount” means $769,907.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not Permitted.

Partial Release. Not Permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$45,000,000	Title:	Fee
Cut-off Date Principal Balance:	$45,000,000	Property Type – Subtype:	Multifamily - Garden
% of Pool by IPB:	7.3%	Net Rentable Area (Units):	400
Loan Purpose:	Refinance	Location:	Jonesboro, GA
Borrower:	ICER of Arrowhead LLC	Year Built / Renovated:	1970 / 2022-2023
Borrower Sponsors:	Joseph Jemal and Norman Jemal	Occupancy:	94.5%
Interest Rate:	6.54000%	Occupancy Date:	4/7/2025
Note Date:	6/24/2025	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	7/6/2030	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$3,264,438 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$3,782,774 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	93.4%
Amortization Type:	Interest Only	UW Revenues:	$5,480,691
Call Protection:	L(25),D(29),O(6)	UW Expenses:	$1,598,839
Lockbox / Cash Management:	Springing	UW NOI:	$3,881,851
Additional Debt:	No	UW NCF:	$3,881,851
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$65,200,000 / $163,000
Additional Debt Type:	N/A	Appraisal Date:	4/10/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$112,500
Taxes:	$295,860	$32,873	N/A	Maturity Date Loan / Unit:	$112,500
Insurance:	$141,225	$23,537	N/A	Cut-off Date LTV:	69.0%
Replacement Reserves:	$568,000	$0	N/A	Maturity Date LTV:	69.0%
Deferred Maintenance:	$142,725	$0	N/A	UW NCF DSCR:	1.30x
				UW NOI Debt Yield:	8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,000,000	99.8%	Loan Payoff	$42,888,658	95.2%
Sponsor Equity	$70,213	0.2%	Upfront Reserves	$1,147,810	2.5%
			Closing Costs(3)	$1,033,746	2.3%

Total Sources	$45,070,213	100.0%	Total Uses	$45,070,213	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.
(2)	Historical NOI information prior to the 2nd Most Recent NOI is not available because the borrower purchased the Arrowhead Townhomes Property (as defined below) in 2022 and renovated it from 2022 to 2023.
(3)	Closing Costs include a rate buydown fee of $450,000.

The Loan. The Arrowhead Townhomes mortgage loan (the “Arrowhead Townhomes Mortgage Loan”) is secured by the borrower’s fee interest in a 65 building, 400-unit, garden-style multifamily complex located in Jonesboro, Georgia (the “Arrowhead Townhomes Property”). The Arrowhead Townhomes Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $45,000,000. The Arrowhead Townhomes Mortgage Loan was originated on June 24, 2025 by Citi Real Estate Funding Inc. (“CREFI”) and accrues interest at a fixed rate of 6.54000% per annum. The Arrowhead Townhomes Mortgage Loan has a term of five years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Arrowhead Townhomes Mortgage Loan is July 6, 2030.

The Property. The Arrowhead Townhomes Property is a 400-unit, garden-style multifamily complex located in Jonesboro, Georgia, approximately 13.1 miles south of Atlanta. The Arrowhead Townhomes Property is comprised of 64 two- story residential buildings and a clubhouse/leasing office situated on an approximately 34.9-acre site. The Arrowhead

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Townhomes Property was originally constructed in 1970. The borrower purchased the Arrowhead Townhomes Property in 2022 and subsequently renovated it from 2022 to 2023. Renovations included interior unit and exterior upgrades including exterior paint, roof replacements and HVAC replacements totaling approximately $8.35 million. Amenities at the Arrowhead Townhomes Property include a swimming pool, onsite management, and 1,055 surface parking spaces, resulting in a parking ratio of approximately 2.64 spaces per unit.

The unit mix at the Arrowhead Townhomes Property consists of 144 one-bedroom / one-bathroom units, 137 two-bedroom / one and a half bathroom units, and 119 three-bedroom / two and a half bathroom units. Unit amenities at the Arrowhead Townhomes Property include fully equipped kitchens with stoves, refrigerators, and dishwashers, and in-unit washer/dryer connections. As of April 7, 2025, the Arrowhead Townhomes Property was 94.5% leased.

The following table presents certain information relating to the multifamily unit mix at the Arrowhead Townhomes Property:

Arrowhead Townhomes Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate Per Unit	Average Monthly Market Rent Per Unit(2)
1 Bed / 1 Bath	144	36.0%	132	91.7%	890	$952	$950
2 Bed / 1.5 Bath	137	34.3%	130	94.9%	1,040	$1,092	$1,100
3 Bed / 2.5 Bath(3)	119	29.8%	116	97.5%	1,472	$1,357	$1,375
Total/Wtd. Avg.	400	100.0%	378	94.5%	1,114	$1,124	$1,128
(1)	Based on the underwritten rent roll dated April 7, 2025.
(2)	Source: Appraisal.
(3)	3 Bed / 2.5 Bath includes a superintendent unit which is occupied but to which no rent is attributable. Average Monthly Rental Rate Per Unit excludes the superintendent unit.

Appraisal. According to the appraisal, the Arrowhead Townhomes Property had an “as-is” appraised value of $65,200,000 as of April 10, 2025. The table below shows the appraisal’s “as-is” conclusions.

Arrowhead Townhomes(1)
Property	Value	Capitalization Rate
Arrowhead Townhomes	$65,200,000	5.50%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated June 4, 2025, there was no evidence of any recognized environmental conditions at the Arrowhead Townhomes Property.

The following table presents certain information relating to the current multifamily occupancy of the Arrowhead Townhomes Property:

Current Occupancy(1)
Current(2)
Arrowhead Townhomes	94.5%
(1)	Historical occupancy information is not available as the Arrowhead Townhomes Property was recently renovated from 2022-2023.
(2)	Current occupancy represents multifamily occupancy as of April 7, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the operating history and Underwritten Net Cash Flow of the Arrowhead Townhomes Property:

Operating History and Underwritten Net Cash Flow(1)
	2024	TTM 4/30/2025	Underwritten(2)	Per Unit(3)	%(4)
Base Rent	$5,558,844	$5,437,529	$5,083,752	$12,709	87.1%
Potential Income from Vacant Units	0	0	278,700	$697	4.8%
Gross Potential Income	$5,558,844	$5,437,529	$5,362,452	$13,406	91.9%
Other Income(5)	247,110	371,997	471,184	$1,178	8.1%
Net Rental Income	$5,805,953	$5,809,526	$5,833,636	$14,584	100.0%
(Vacancy / Credit Loss)	(977,445)	(437,450)	(352,945)	($882)	(6.1)%
Effective Gross Income	$4,828,508	$5,372,076	$5,480,691	$13,702	93.9%

Real Estate Taxes	375,694	375,694	386,966	$967	7.1%
Insurance	271,716	271,716	269,000	$672	4.9%
Management Fee	147,129	163,439	164,421	$411	3.0%
Utilities	296,459	306,642	$306,642	$767	5.6%
Other Expenses(6)	473,072	471,812	471,812	$1,180	8.6%
Total Expenses	$1,564,070	$1,589,302	$1,598,839	$3,997	29.2%

Net Operating Income	$3,264,438	$3,782,774	$3,881,851	$9,705	70.8%
Replacement Reserves - Residential	0	0	0	$0	0.0%
Net Cash Flow	$3,264,438	$3,782,774	$3,881,851	$9,705	70.8%
(1)	Historical information prior to 2024 is not available as the borrower purchased the Arrowhead Townhomes Property in 2022 and renovated it from 2022 to 2023.
(2)	The Per Unit column is based on 400 total multifamily units.
(3)	The % column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of the fields.
(4)	Other Income includes fees, water income and recoveries.
(5)	Other Expenses consist of payroll and benefits, repairs and maintenance, advertising and marketing and general and administrative expenses.

The Market. The Arrowhead Townhomes Property is located at 330 Arrowhead Boulevard in Jonesboro, Georgia. The Arrowhead Townhomes Property is located approximately 13.1 miles south of Atlanta and is within the Atlanta-Sandy Springs-Roswell, Georgia metropolitan statistical area (the “Atlanta MSA”). The Arrowhead Townhomes Property is situated approximately 6.2 miles south of the Hartsfield-Jackson Atlanta International Airport. Major employers in the Atlanta MSA include Delta Air Lines, Emory University and Emory Healthcare, Piedmont Healthcare, Home Depot, and AT&T. Primary access to the Arrowhead Townhomes Property is provided by Arrowhead Boulevard with major transportation arterials in close proximity, including State Route 85, State Road 138, State Road 331, U.S. Highway 41, and Interstate 75 which connect the Arrowhead Townhomes Property to the surrounding area.

According to the appraisal, the Arrowhead Townhomes Property is located in the Clayton County multifamily submarket of the Atlanta multifamily market. As of the first quarter of 2025, the Clayton County multifamily submarket had total inventory of 32,856 units, a vacancy rate of 12.7%, asking rent of $1,298 per unit and positive net absorption of 734 units.

According to the appraisal, the 2024 population within a one-, three-, and five-mile radius of the Arrowhead Townhomes Property was 12,256, 84,357, and 199,905, respectively. The 2024 average household income within the same radii was $58,352, $65,860, and $72,216, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable multifamily properties to the Arrowhead Townhomes Property:

Multifamily Rent Comparables(1)
Property Name / Address	Distance from Subject	Year Built / Renovated	Number of Units	Occupancy	Unit Type	Average Unit Size	Average Rent Per Unit
Arrowhead Townhomes(2)	-	1970 / 2022-2023	400	94.5%	1 BR / 1 BA	890 SF	$952
330 Arrowhead Boulevard					2 BR / 1.5 BA	1,040 SF	$1,092
Jonesboro, GA					3 BR / 2.5 BA	1,472 SF	$1,357(3)
Centennial Ridge Apartments	0.8 mi	1971 / NAP	226	90.0%	1 BR / 1 BA	822 SF	$1,090
276 Upper Riverdale Road					2 BR / 1 BA	1,147 SF	$1,182
Jonesboro, GA					2 BR / 1.5 BA	1,100 SF	$1,171
					3 BR / 2.5 BA	1,425 SF	$1,370
The Woods at Southlake Apartments	1.5 mi	1969 / 2000	120	85.0%	2 BR / 1 BA	980 SF	$1,102
850 Mount Zion Road Jonesboro, GA					3 BR / 1.5 BA	1,160 SF	$1,197
The Woods on Tara	1.5 mi	1972 / 2016	322	85.0%	1 BR / 1 BA	550 SF	$799
6726 Tara Boulevard					2 BR / 1 BA	1,147 SF	$999
Jonesboro, GA					2 BR / 1.5 BA	1,100 SF	$1,099
					3 BR / 2.5 BA	1,425 SF	$1,299
Anthos at Pinewood Manor	1.5 mi	1987 / NAP	460	97.0%	1 BR / 1 BA	800 SF	$1,090
6903 Tara Boulevard					2 BR / 1 BA	965 SF - 1,000 SF	$1,164 - $1,189
Jonesboro, GA					2 BR / 2 BA	1,076 SF - 1,250 SF	$1,214 - $1,274
					3 BR / 2 BA	1,435 SF	$1,488
					3 BR / 3 BA	1,435 SF	$1,532
Rivers Edge	1.7 mi	1970 / NAP	228	81.0%	1 BR / 1 BA	800 SF	$875
7001 Tara Boulevard Jonesboro, GA					2 BR / 1 BA	1,000 SF	$990
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 7, 2025.
(3)	3 Bed / 2.5 Bath includes a superintendent unit which is occupied but to which no rent is attributable. Average Rent Per Unit excludes the superintendent unit.

The Borrower. The borrower is ICER of Arrowhead LLC, a Delaware limited liability company and single purpose entity having at least one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Arrowhead Townhomes Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Joseph Jemal and Norman Jemal. Joseph Jemal and Norman Jemal are the President and Chief Executive Officer, respectively, of ICER Properties, a family-owned real estate company that focuses on multifamily, retail and office properties. The firm’s portfolio includes over 1.25 million square feet of retail and office properties in New York, 2,387 multifamily units in Georgia and 336 multifamily units in South Carolina.

Property Management. The Arrowhead Townhomes Property is managed by R. James Properties, Inc., a third-party property management company.

Escrows and Reserves. At origination of the Arrowhead Townhomes Mortgage Loan, the borrower deposited approximately (i) $295,860 into a reserve account for real estate taxes, (ii) $141,225 into a reserve account for insurance premiums, (iii) $568,000 into a reserve account for capital expenditures, and (iv) $142,725 into an immediate repairs reserve.

Tax Escrows – On a monthly basis, the borrower is required to deposit into a real estate tax reserve 1/12th of the property taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $32,873 monthly).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 4 – Arrowhead Townhomes

Insurance Escrows – If the liability or casualty policies maintained by the borrower do not constitute an approved blanket or umbrella policy or the lender requires the borrower to obtain a separate policy, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12th of the amount which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies (initially estimated to be approximately $23,537 monthly).

Lockbox / Cash Management. The Arrowhead Townhomes Mortgage Loan is structured with a springing lockbox and springing cash management. On the first occurrence of a Trigger Period (as defined below), the borrower is required to establish a lender-controlled lockbox account, and is thereafter required to immediately deposit, or cause the property manager to immediately deposit, all revenue received by the borrower or the property manager into such lockbox. Within five days after the first occurrence of a Trigger Period, the borrower is required to deliver a notice to all credit card companies under each merchant agreement with respect to the Arrowhead Townhomes Property directing them to remit payments directly to the lender-controlled lockbox account. In addition, upon the first occurrence of a Trigger Period, the lender is required to establish a lender-controlled cash management account. All funds deposited into the lockbox account are required to be transferred on each business day to the cash management account. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Arrowhead Townhomes Mortgage Loan documents are required to be (i) if a Trigger Period is continuing, deposited into an excess cash flow reserve account as additional collateral or (ii) to the extent that no Trigger Period exists, disbursed to the borrower. Upon the cure of all Trigger Periods, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Arrowhead Townhomes Mortgage Loan documents, the lender may apply funds in the accounts as it determines in its sole discretion, including but not limited to payment of the debt.

“Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Arrowhead Townhomes Mortgage Loan documents and (ii) the debt service coverage ratio being less than 1.15x and (B) expiring upon (y) with regard to clause (i) above, the cure (if applicable) of such event of default under the Arrowhead Townhomes Mortgage Loan documents and (z) with regard to clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 5 – The Roosevelt New Orleans

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 5 – The Roosevelt New Orleans

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 5 – The Roosevelt New Orleans
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title(3):	Fee / Leasehold
Cut-off Date Principal Balance(1):	$40,000,000	Property Type - Subtype:	Hospitality - Full Service
% of Pool by IPB:	6.5%	Net Rentable Area (Rooms):	504
Loan Purpose:	Refinance	Location:	New Orleans, LA
Borrower:	First Class Hotels, LLC	Year Built / Renovated:	1893 / 2019
Borrower Sponsor:	AVR Enterprises LLC	Occupancy / ADR / RevPAR:	70.2% / $313.68 / $220.14
Interest Rate:	6.87000%	Occupancy / ADR / RevPAR Date:	3/31/2025
Note Date:	6/30/2025	4th Most Recent NOI (As of):	$19,739,027 (12/31/2022)
Maturity Date:	7/6/2030	3rd Most Recent NOI (As of)(4):	$19,034,524 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(4)(5):	$17,640,551 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(5):	$20,230,238 (TTM 3/31/2025)
Original Amortization Term:	None	UW Occupancy / ADR / RevPAR:	70.2% / $313.68 / $220.14
Amortization Type:	Interest Only	UW Revenues:	$66,737,231
Call Protection(2):	L(25),D(28),O(7)	UW Expenses:	$46,433,563
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$20,303,668
Additional Debt(1):	Yes	UW NCF:	$16,966,806
Additional Debt Balance(1):	$90,000,000	Appraised Value / Per Room:	$243,000,000 / $482,143
Additional Debt Type(1):	Pari Passu	Appraisal Date:	1/31/2025

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$257,937
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$257,937
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	53.5%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV:	53.5%
Ground Subleases Reserve:	$322,055	$0	N/A	UW NCF DSCR:	1.87x
PIP Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	15.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$130,000,000	95.0%	Loan Payoff	$135,590,278	99.1%
Borrower Sponsor Equity	6,841,400	5.0	Closing Costs	929,067	0.7
			Reserves	322,055	0.2
Total Sources	$136,841,400	100.0%	Total Uses	$136,841,400	100.0%
(1)	The Roosevelt New Orleans Mortgage Loan (as defined below) is part of a whole loan that is comprised of six pari passu promissory notes with an aggregate original principal balance and Cut-off Date balance of $130,000,000 (“The Roosevelt New Orleans Whole Loan”). The financial information presented above is based on The Roosevelt New Orleans Whole Loan.
(2)	Defeasance of The Roosevelt New Orleans Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) June 30, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BBCMS 2025-5C36 securitization in August 2025. The actual lockout period may be longer.
(3)	An annex portion of The Roosevelt Hotel property attached to the main structure of The Roosevelt New Orleans Property (as defined below), which includes two ballrooms, the spa, the pool and the pool bar (collectively, “The Roosevelt New Orleans Leasehold Component”) is subject to a ground lease. The Roosevelt New Orleans Whole Loan is secured by the borrower’s sub-leasehold interest in The Roosevelt New Orleans Leasehold Component and its fee simple interest in the remainder of The Roosevelt New Orleans Property. For a full description of the ground lease, see “Ground Lease” below.
(4)	The decline in NOI between 2023 and 2024 is primarily attributable to increase in insurance expense.
(5)	The increase in NOI between 2024 and TTM is primarily attributable to ADR increasing from $297.26 to $313.68.
(6)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 5 – The Roosevelt New Orleans

The Loan. The Roosevelt New Orleans mortgage loan (“The Roosevelt New Orleans Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee and leasehold interests in a full-service hospitality property located in New Orleans, Louisiana (“The Roosevelt New Orleans Property”). The Roosevelt New Orleans Whole Loan consists of six pari passu promissory notes, has a five-year term, accrues interest at a rate of 6.87000% per annum on an Actual/360 basis and is interest-only for the entire term. The Roosevelt New Orleans Whole Loan was co-originated by Barclays and Wells Fargo Bank, N.A. (“WFBNA”). The Roosevelt New Orleans Mortgage Loan is evidenced by controlling Note A-1 by Barclays. The A-2, A-3 and A-4 notes are currently held by Barclays and are expected to be contributed to one or more future securitization trust(s). The A-5-1 note is expected to be contributed to the WFCM 2025-5C5 transaction by WFBNA and the A-5-2 note is currently held by WFBNA.

The Roosevelt New Orleans Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BBCMS 2025-5C36 trust. The relationship between the holders of The Roosevelt New Orleans Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise The Roosevelt New Orleans Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BBCMS 2025-5C36	Yes
A-2(1)	$20,000,000	$20,000,000	Barclays	No
A-3(1)	$19,500,000	$19,500,000	Barclays	No
A-4(1)	$5,000,000	$5,000,000	Barclays	No
A-5-1	$29,700,000	$29,700,000	WFCM 2025-5C5(2)	No
A-5-2(1)	$15,800,000	$15,800,000	WFBNA	No
Whole Loan	$130,000,000	$130,000,000
(1)	Expected to be contributed to one or more future securitization trusts.
(2)	The WFCM 2025-5C5 securitization is expected to close on or about July 30, 2025.

The Property. The Roosevelt New Orleans Property is a 504-room full-service hotel built in 1893 and most recently renovated in 2019. The Roosevelt New Orleans Property consists of a 14-story tower, which houses The Roosevelt New Orleans Property’s hotel rooms and an annex portion of The Roosevelt New Orleans Property, which includes The Roosevelt New Orleans Property’s spa, event space and rooftop pool. The borrower sponsor acquired The Roosevelt New Orleans Property in 2007. At the time of acquisition, The Roosevelt New Orleans Property had been closed since 2005 due to damage incurred during Hurricane Katrina. The borrower sponsor subsequently invested approximately $145 million to gut renovate The Roosevelt New Orleans Property and reconstruct all interior components. The Roosevelt New Orleans Property reopened under the Waldorf Astoria brand as The Roosevelt New Orleans on July 1, 2009. In 2018 the borrower sponsor invested $4.4 million in meeting space renovations and in 2019, The Roosevelt New Orleans Property underwent a $13.0 million renovation to update all guest rooms and a full corridor upgrade. In 2024, the borrower sponsor began a $5.5 million renovation intended to modernize all of the guest and service elevators in the building, and in 2025, planned a $2.75 million addition of an 8,000 SF Waldorf Astoria club lounge and renovation of Teddy’s Café.

The Roosevelt New Orleans Property includes 244 king rooms, 88 king one-bedroom suites, 135 queen rooms, one queen one-bedroom suites and 36 additional suites branded Luxury (17 rooms), Waldorf (nine rooms) Astoria (seven rooms) and presidential (three rooms). Amenities at The Roosevelt New Orleans Property include nearly 65,000 SF of meeting and event space, a rooftop pool, two full-service restaurants (Fountain Lounge and Domenica), the Sazerac Bar, the Rooftop Bar at the Roosevelt and Teddy’s café. The Roosevelt New Orleans Property also includes a full-service spa, a fitness center, a business center, a gift shop and 129 surface parking spaces. The Roosevelt New Orleans Property is managed by Waldorf Astoria Management, LLC, an affiliate of Hilton Worldwide, with a management agreement expiration date of December 31, 2032.

As of March 31, 2025, The Roosevelt New Orleans Property had a trailing 12-month occupancy of 70.2%, ADR of $313.68 and RevPAR of $220.14. Total revenue at The Roosevelt New Orleans Property is comprised of four components: rooms (60.7% of underwritten revenue), food and beverage (33.8% of underwritten revenue) and other operated departments (3.7% of underwritten revenue) and miscellaneous income (1.8% of underwritten revenue). According to the appraisal, demand segmentation for The Roosevelt New Orleans Property in 2024 was approximately 42% leisure, 33% meetings and group and 25% commercial.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 5 – The Roosevelt New Orleans

The following table presents certain information relating to the performance of the Roosevelt New Orleans Property:

Historical Occupancy, ADR, RevPAR
	The Roosevelt New Orleans(1)			Competitive Set(2)(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2022	61.9%	$301.32	$186.62	57.3%	$274.30	$157.13	108.1%	109.9%	118.8%
2023	68.6%	$282.75	$193.85	59.7%	$267.54	$159.75	114.8%	105.7%	121.3%
2024	69.3%	$297.26	$206.00	63.1%	$277.08	$174.87	109.8%	107.3%	117.8%
(1)	Based on operating statements provided by the borrower sponsor.
(2)	Data obtained from third-party hospitality research reports.
(3)	The competitive set consists of the following hotels: JW Marriott New Orleans, The Royal Sonesta New Orleans, The Windsor Court, Westin New Orleans, InterContinental New Orleans, Hotel Monteleone and The Ritz-Carlton, New Orleans.

The Market. The Roosevelt New Orleans Property is located in New Orleans, Louisiana. According to the appraisal, New Orleans is predominately recognized as a tourist destination due to its multicultural heritage and world-famous music and cuisine. In addition to tourism, New Orleans is a significant logistics center due to its access to the Mississippi River, the Gulf of Mexico and numerous railways. Additionally, New Orleans serves as an access point for offshore drilling rigs and an administrative hub for the companies that operate them. The Roosevelt New Orleans Property is located in New Orleans CBD/French Quarter submarket of the greater New Orleans lodging market. The appraisal describes the neighborhood as being characterized by high-rise office and residential buildings, hotels, world-renowned restaurants, upscale shopping centers and retail shops, entertainment venues and tourism attractions. Notable demand drivers in the neighborhood include the Ernest N. Morial Convention Center, the Caesars Superdome and the Smoothie King Center. The Roosevelt New Orleans Property is located approximately 12 miles from Louis Armstrong International Airport.

According to the appraisal, The Roosevelt New Orleans Property competes with three hotels on a primary level and four additional hotels on a secondary level. The appraisal noted two hotels, ARRIVE by Palisociety (93 keys) and a Fairmont/Element Dual Brand hotel (466 keys), that are currently under construction in the greater New Orleans lodging market. Of the hotels currently under construction, only the Fairmont component (250 keys) is expected to have some degree of competitive interaction with The Roosevelt New Orleans Property.

According to the appraisal, estimated 2025 population and average household income within a one-, three- and five-mile radii of The Roosevelt New Orleans Property were 16,307, 164,982 and 339,847 and $92,710, $89,109 and $92,187, respectively.

The following table presents certain information relating to the primary hotel competition for the Roosevelt New Orleans Property.

Competitive Set(1)
			2024 Market Mix			2024 Operating Statistics
Property	Year Opened	Number of Rooms	Leisure	Meeting and Group	Commercial	Occupancy	ADR	RevPAR
The Roosevelt New Orleans	2009(2)	504	42%	33%	25%	70.2%(3)	$313.68(3)	$220.14(3)
Ritz-Carlton New Orleans	2000	528	35%	50%	15%	55.0%-60.0%	$375.00-$400.00	$230.00-$240.00
Windsor Court Hotel New Orleans	1984	313	50%	26%	24%	55.0%-60.0%	$450.00-$475.00	$260.00-$270.00
Hotel Monteleone New Orleans	1886	522	70%	20%	10%	60.0%-65.0%	$270.00-$280.00	$160.00-$170.00
Secondary Competition	Various	1,930	40%	40%	20%	65.0%	$223.51	$145.28
(1)	Source: Appraisal’s estimates of 2024 Occupancy, ADR and RevPAR, unless stated otherwise.
(2)	The Roosevelt New Orleans Property was originally built in 1893 but reopened in 2009 as The Roosevelt New Orleans following a gut renovation by the borrower sponsor.
(3)	Based on TTM as of March 31, 2025.

Environmental. According to the Phase I environmental site assessment dated February 13, 2025, there was no evidence of any recognized environmental conditions at the Roosevelt New Orleans Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 5 – The Roosevelt New Orleans

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Roosevelt New Orleans Property:

Operating History and Underwritten Net Cash Flow
	2022	2023(4)	2024(4)(5)	TTM(1)(5)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	61.9%	68.6%	69.3%	70.2%	70.2%
ADR	$301.32	$282.75	$297.26	$313.68	$313.68
RevPAR	$186.62	$193.85	$206.00	$220.14	$220.14
Room Revenue	$34,330,047	$35,661,070	$37,999,619	$40,497,348	$40,497,348	$80,352	60.7%
Food and Beverage Revenue	20,487,138	22,722,954	21,392,222	22,543,671	22,543,671	44,730	33.8
Other Operated Departments	2,520,957	2,560,293	2,452,356	2,477,408	2,477,408	4,915	3.7
Miscellaneous Income	1,486,642	1,498,245	1,327,284	1,218,805	1,218,805	2,418	1.8
Total Revenue	$58,824,784	$62,442,563	$63,171,481	$66,737,231	$66,737,231	$132,415	100.0%
Room Expense	$7,151,542	$7,873,924	$7,854,255	$8,072,214	$8,072,214	$16,016	19.9%
Food and Beverage Expense	10,845,102	12,334,732	12,230,144	12,578,908	12,578,908	24,958	55.8
Other Operated Departments Expense	1,665,222	1,743,906	1,830,311	1,875,856	1,875,856	3,722	75.7
Total Departmental Expenses	$19,661,865	$21,952,563	$21,914,710	$22,526,978	$22,526,978	$44,696	33.8%
Total Departmental Profit	$39,162,919	$40,490,000	$41,256,771	$44,210,253	$44,210,253	$87,719	66.2%
Undistributed Expenses	$14,595,128	$15,758,274	$16,674,129	$16,957,171	$16,957,171	$33,645	25.4
Gross Operating Profit	$24,567,791	$24,731,727	$24,582,642	$27,253,083	$27,253,083	$54,074	40.8%
Management Fee	$2,232,066	$1,924,585	$1,823,074	$1,937,379	$2,002,117	$3,972	3.0
Real Estate Taxes	1,071,340	1,129,326	1,668,824	1,645,134	1,645,134	3,264	2.5
Insurance	1,217,803	2,335,737	3,142,639	3,132,777	2,980,109	5,913	4.5
Ground Rent	307,555	307,554	307,554	307,554	322,055	639	0.5
Total Other Expenses	$4,828,764	$5,697,203	$6,942,091	$7,022,844	$6,949,414	$13,789	10.4%
Net Operating Income	$19,739,027	$19,034,524	$17,640,551	$20,230,238	$20,303,668	$40,285	30.4%
FF&E	$0	$0	$0	$0	$3,336,862	$6,621	5.0
Net Cash Flow	$19,739,027	$19,034,524	$17,640,551	$20,230,238	$16,966,806	$33,664	25.4%
(1)	TTM is as of March 31, 2025.
(2)	Per Room values are based on 504 rooms.
(3)	% of Total Revenue for Room Expense, Food and Beverage Expense and Other Operated Departments Expense are based on their corresponding revenue line item. All other line items are based on Total Revenue.
(4)	Decline in NOI between 2023 and 2024 primarily attributable to increase in insurance and real estate expenses.
(5)	Increase in NOI between 2024 and TTM primarily attributable to ADR increasing from $297.26 to $313.68.

The Borrower. The borrowing entity for The Roosevelt New Orleans Whole Loan is First Class Hotels, LLC, a Louisiana limited liability company. The borrower is required to have at least two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Roosevelt New Orleans Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse guarantor is AVR Enterprises LLC, an affiliate of AVR Realty Company. Founded by Allan V. Rose, AVR Realty Company is a leading private real estate development, investment and management firm. AVR Realty Company is headquartered in New York and has a portfolio that spans 20 states and over 70 cities including hotels, multifamily apartments, retail centers, office buildings and ground-up developments. AVR Realty Company has a net worth and liquidity of approximately $765 million and $366 million, respectively. There is ongoing litigation involving controlling parties of AVR Enterprises LLC. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus for more information.

Property Management. The Roosevelt New Orleans Property is managed by Waldorf Astoria Management, LLC, a third-party management company affiliated with Hilton Worldwide.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 5 – The Roosevelt New Orleans

Escrows and Reserves. At origination, the borrower reserved $322,055, which represents one year’s worth of rent and all other charges under The Roosevelt New Orleans Subleases (as defined below).

Tax Escrows – So long as an Escrow Sweep Triggering Event (as defined below) has not occurred, taxes due with regard to The Roosevelt New Orleans Property will be paid by the property manager of The Roosevelt New Orleans Property and the borrower will not be required to deposit monthly reserves with respect to taxes. Following a Escrow Sweep Triggering Event, the borrower is required to deposit monthly 1/12th of an amount that the lender estimates would be sufficient to pay taxes for the next ensuing 12 months.

Insurance Escrows – So long as an Escrow Sweep Triggering Event has not occurred and insurance premiums due with regard to The Roosevelt New Orleans Property is paid by the property manager of The Roosevelt New Orleans Property and the borrower will not be required to deposit monthly reserves with respect to insurance. Following an Escrow Sweep Triggering Event, borrower is required to deposit monthly 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage, unless no event of default has occurred or is continuing and the borrower maintains a blanket insurance policy in accordance with The Roosevelt New Orleans Mortgage Loan documents.

FF&E Reserve – So long as an Escrow Sweep Triggering Event has not occurred, the property manager of The Roosevelt New Orleans Property will maintain a separate FF&E reserve account and pay for FF&E required for the operation of The Roosevelt New Orleans Property in accordance with the management agreement. Following an Escrow Sweep Triggering Event, the borrower is required to deposit monthly into the replacement reserve account an amount equal to 1/12th of 5% of the gross revenue generated in the immediately preceding calendar year.

PIP Reserve – To the extent not reserved by the property manager or following an Escrow Sweep Triggering Event, the borrower is required to deposit with the lender in the form of cash or a letter of credit all fees and costs incurred or anticipated to be incurred in connection with PIP work as set forth in the borrower’s good faith budget as reasonably approved by the lender subject to the PIP approval process in The Roosevelt New Orleans Whole Loan documents. The borrower can elect to make monthly deposits into the PIP reserve account so long as such deposits provide adequate funds to complete PIP work within the timeframe required by the PIP.

A “Escrow Sweep Triggering Event” means the termination or expiration of the management agreement between the borrower and Waldorf Astoria Management, LLC (“The Roosevelt New Orleans Management Agreement”).

An “Escrow Sweep Cure” means (A) either (i) the borrower has delivered to the lender evidence reasonably satisfactory to the lender that the manager has renewed or extended The Roosevelt New Orleans Management Agreement pursuant to terms reasonably acceptable to the lender for a term of not less than three years past the maturity date or (ii) a management cure has been effectuated as outlined in The Roosevelt New Orleans Whole Loan documents, and (B) if either (i) the borrower has entered into a replacement management agreement as required by The Roosevelt New Orleans Whole Loan documents (a “Roosevelt New Orleans Replacement Management Agreement”) or (ii) if the renewal or extension of The Roosevelt New Orleans Management Agreement requires the borrower to enter into a PIP, the borrower will be required to have delivered the PIP deposit to the lender.

A “Escrow Sweep Period” means the period beginning after the cash management bank has received notice from lender that an Escrow Sweep Triggering Event has occurred and is continuing until cash management bank has received notice from lender that an Escrow Sweep Cure has occurred.

Lockbox / Cash Management. The Roosevelt New Orleans Mortgage Loan is structured with a soft lockbox and springing cash management. On each business day, all funds in the lockbox accounts will be swept to an account designated by the borrower, unless a Cash Management Period (as defined below) is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender, at which point, following payment of taxes and insurance, debt service, bank fees, operating expenses and required reserves, all funds are required to be deposited into the excess cash flow reserve, to be held by the lender as additional security for The Roosevelt New Orleans Whole Loan and disbursed in accordance with the terms of The Roosevelt New Orleans Whole Loan documents.

A “Cash Management Period” means the occurrence of (a) an event of default under The Roosevelt New Orleans Whole Loan documents, (b) a bankruptcy action of the borrower, guarantor or manager, (c) the occurrence of an Escrow Sweep Triggering Event and (d) the occurrence of a DSCR Trigger Event (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 5 – The Roosevelt New Orleans

A Cash Management Period may be cured upon the occurrence of the following, with respect to: (i) clause (a) above, the acceptance by the lender of a cure of such event of default in accordance with The Roosevelt New Orleans Whole Loan documents (ii) clause (b) above, the borrower replacing the manager with a qualified manager in accordance with The Roosevelt New Orleans Whole Loan documents; (iii) clause (c) above, the occurrence of an Escrow Sweep Cure; and (iv) clause (d) above, the occurrence of a DSCR Trigger Event Cure (as defined below).

A “DSCR Trigger Event” means any two consecutive calendar quarters for each of which the debt service coverage ratio for The Roosevelt New Orleans Property is less than 1.25x.

A “DSCR Trigger Event Cure” means The Roosevelt New Orleans Property maintaining after the end of two consecutive calendar quarters, a debt service coverage ratio of at least 1.30x.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The Roosevelt New Orleans Leasehold Component is subject to a ground lease (“The Roosevelt New Orleans Main Ground Lease”) which is subleased to the borrower pursuant to two subleases (“The Roosevelt New Orleans Subleases”). An affiliate of the borrower purchased the leased fee portion from The Administrators of the Tulane Educational Fund in 2016 and is the lessor under the Roosevelt New Orleans Main Ground Lease with Belmont Delaware LLC, an unaffiliated third party, as lessee.

The borrower subleases The Roosevelt New Orleans Leasehold Component from Belmont Commons LLC pursuant to The Roosevelt New Orleans Subleases, which have combined annual payments of $322,055. The Roosevelt New Orleans Main Ground Lease and one of The Roosevelt New Orleans Subleases are co-terminus and expire September 30, 2049, and the other The Roosevelt New Orleans Subleases has a current maturity date of December 31, 2028 and a fully extended maturity date of September 30, 2049. At the origination the lessor under The Roosevelt New Orleans Main Ground Lease signed a joinder to The Roosevelt New Orleans Subleases. The borrower-affiliated lessor under The Roosevelt Main Ground Lease has agreed to enter into a direct lease with the borrower upon expiration or earlier termination of The Roosevelt New Orleans Main Ground Lease and The Roosevelt New Orleans Subleases, including provision for an extension of such direct lease term to December 31, 2060.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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George Bush Intctl. Airport 22 miles
Wallisville Rd
Lockwood Dr
Wayside Dr
610
Crosby Frwy
90
Houston Comm. College NE Campus
Herman Brown Park
10
East Frwy
Market Street Rd
Jacinto City
McCarty St
Holland Ave
Clinton Dr
PORT OF HOUSTON
Navigation Blvd
Galena Sports Park Complex
Galena Park
METRORail
Magnolia Park
Harrisburg Blvd
Polk St
East End
Downtown Houston 5 miles
Gus Wortham Park GC
Mason Park
East Loop
Clinton Dr
ConGlobal Industries
Shell Oil Products
United States Gypsum
Buffalo Bayou
WASHBURN TUNNEL
Kinder Morgan
Chevron Phillips Chemical Co.
Gulf Frwy
1
Lawndale St
Griggs Rd
Houston Comm. College Eastside Campus
Broadway St
Pasadena Frwy
225
Lawndale St
Gulfgate Center
South Loop
Park Place
HOUSTON
Richey St
Shaver St
Main St
Lincoln Place
Red Bluff Rd
2
Macroplaza Mall
South Park
35
Telephone Rd
Houston Botanic Garden
Glenbrook Park
Southmore Ave
Pasadena Oaks Shopping Center
Howard Dr
Allendale Rd
Pasadena
Pasadena Blvd
45
Galveston Rd
Richey St
Allen Genoa Rd
Strawberry Rd
Burke Rd
Veterans Memorial Stadium
Preston Ave
Bellfort Ave
Reveille St
Winkler Dr
Monroe Plaza
Spencer Hwy
Spencer Hwy
IRS
College Ave
South Houston
HCA Houston Healthcare Southeast
Vista Rd
Law Park
Airport Blvd
1940 Air Terminal Museum
William P. Hobby Airport
Airport Office Park
Fairmont Pkwy
Mykawa Rd
BNSF Railway Company
Monroe Rd
Clearwood St
Edgebrook Plaza
HARRIS COUNTY
Edgebrook
Crenshaw Rd
Shaver St
Almeda Genoa Rd
Blackhawk Blvd
Almeda Crossing
Almeda Mall
Fuqua Business Park
Fuqua St
8
Ellington Field
Brookdale & Empire Apartment Portfolio
1 Brookdale Village Apartments Houston, TX
2 Empire Village Apartments Pasadena, TX
Navasota
Montgomery
Conroe
Cleveland
The Woodlands
Spring
Tomball
Kingwood
Atascocita
Humble
Cypress
Waller
Crosby
Dayton
HOUSTON
Katy
Brookshire
Channelview
Baytown
Deer Park
Pasadena
Sugar Land
Missouri City
Pearland
Friendswood
Rosenberg
League City
Texas City
Alvin
Richmond
La Porte

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$38,000,000	Title:	Fee
Cut-off Date Principal Balance:	$38,000,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by IPB:	6.2%	Net Rentable Area (Units):	576
Loan Purpose:	Refinance	Location(2):	Various, TX
Borrowers:	APTEV, LLC and APT Brookdale Village, LLC	Year Built / Renovated(2):	Various / NAP
Borrower Sponsor:	Gary W. Gates, Jr.	Occupancy:	98.5%
Interest Rate:	7.00000%	Occupancy Date:	6/12/2025
Note Date:	6/17/2025	4th Most Recent NOI (As of)(3):	$2,886,712 (12/31/2022)
Maturity Date:	7/6/2030	3rd Most Recent NOI (As of):	$3,614,153 (12/31/2023)
Interest-Only Period:	60 months	2nd Most Recent NOI (As of):	$3,679,305 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of):	$3,744,111 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	94.5%
Amortization Type:	Interest Only	UW Revenues:	$6,110,872
Call Protection:	L(24),YM1(32),O(4)	UW Expenses:	$2,351,877
Lockbox / Cash Management:	Springing	UW NOI:	$3,758,996
Additional Debt:	No	UW NCF:	$3,614,996
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$57,400,000 / $99,653
Additional Debt Type:	N/A	Appraisal Date:	5/15/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$65,972
Taxes:	$461,706	$65,958	N/A	Maturity Date Loan / Unit:	$65,972
Insurance:	$78,788	$14,987	N/A	Cut-off Date LTV:	66.2%
Replacement Reserves:	$0	$24,000	N/A	Maturity Date LTV:	66.2%
Deferred Maintenance:	$97,250	$0	N/A	UW NCF DSCR:	1.34x
				UW NOI Debt Yield:	9.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$38,000,000	100.0%	Loan Payoff	$29,267,379	77.0%
			Return of Equity	5,657,483	14.9
			Closing Costs(4)	2,437,394	6.4
			Upfront Reserves	637,744	1.7
Total Sources	$38,000,000	100.0%	Total Uses	$38,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	See “The Properties” below for more information.
(3)	The Empire Village Apartments property was acquired in January 2022 and full year operating history was not made available. The 4th Most Recent NOI (As of) represents 11 months of operating history for the Empire Village Apartments property.
(4)	Closing Costs include an interest rate buy-down credit of $1,875,000.

The Loan. The Brookdale & Empire Apartment Portfolio mortgage loan (the “Brookdale & Empire Apartment Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $38,000,000 and is secured by a first mortgage lien on the borrowers’ fee interest in two garden-style multifamily properties totaling 576 units located in Houston and Pasadena, Texas (the “Brookdale & Empire Apartment Portfolio Properties”). The Brookdale & Empire Apartment Portfolio Mortgage Loan was originated on June 17, 2025 by SMC. The Brookdale & Empire Apartment Portfolio Mortgage Loan has a five-year interest-only term accruing interest at a fixed rate of 7.00000% per annum on an Actual/360 basis. The scheduled maturity date of the Brookdale & Empire Apartment Portfolio Mortgage Loan is July 6, 2030.

The Properties. The Brookdale & Empire Apartment Portfolio Properties are comprised of two garden-style multifamily properties, Brookdale Village Apartments and Empire Village Apartments, built in 1970 and 1976, respectively. The borrower

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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sponsor has spent approximately $8.4 million in ongoing capital improvements at the Brookdale & Empire Apartment Portfolio Properties since acquisition.

The following table presents certain information relating to the Brookdale & Empire Apartment Portfolio Properties:

Portfolio Summary
Property Name	Year Built / Renovated(1)	Units(2)	Occupancy %(2)	Allocated Cut-off Date Loan Amount (“ALA”)(3)	% of ALA	Appraised Value(1)	% of Appraised Value	UW NOI	% of UW NOI
Brookdale Village Apartments	1970 / NAP	336	98.2%	$23,369,338	61.5%	$35,300,000	61.5%	$2,312,310	61.5%
Empire Village Apartments	1976 / NAP	240	98.8%	14,630,662	38.5	22,100,000	38.5	1,446,685	38.5
Total/Wtd. Avg.		576	98.5%	$38,000,000	100.0%	$57,400,000	100.0%	$3,758,996	100.0%
(1)	Source: Appraisals.
(2)	As provided by the borrowers as of June 12, 2025.
(3)	The Brookdale & Empire Apartment Portfolio Mortgage Loan documents do not permit the release of any of the Brookdale & Empire Apartment Portfolio Properties.

Brookdale Village Apartments. As of June 12, 2025, the Brookdale Village Apartments property was 98.2% occupied. The Brookdale Village Apartments property is located at 6113 Gulf Freeway, approximately five miles southeast of downtown Houston. The 11.35-acre parcel is improved with 27 two-story apartment buildings of wood frame construction. Community amenities include laundry facilities and both surface and covered parking.

Employers in the area include the University of Houston, one of the largest public universities in both Texas and the United States. The University of Houston enrolled nearly 46,000 students. Additionally, the energy sector remains a major economic driver in Houston, with companies like Chevron, ExxonMobil and Halliburton headquartered in the region. Houston’s technology, aerospace and manufacturing industries further contribute to the local economy. Located near I-45, I-610 (Houston’s inner loop) and U.S. Highway 90, residents and businesses can commute to downtown Houston and other key districts within the city. Additionally, the Brookdale Village Apartments property is adjacent to the Brays Bayou Greenway Trail, which is a multi-use trail that runs along Brays Bayou in Houston, Texas, connecting various neighborhoods, parks and attractions. The Brookdale Village Apartments property is also next to The George I. Sanchez Charter School which received its charter from the Texas Education Agency in 1996 as one of the state’s first charter schools. In 1999, a new $4.2 million multi-purpose educational center opened at the school. In 2004, the school received the first of three grants from the Bill & Melinda Gates Foundation totaling $1.6 million. In 2009, a $5 million learning center opened at the school. A nearby Walmart Supercenter adjacent to the Brookdale Village Apartments property provides residents with access to groceries, including a pharmacy, apparel, electronics, hardware and home furnishings. Other nearby retailers and restaurants include Harbor Freight, Melrose Family Fashions, Dollar General, Chick-Fil-A, Burger King and McDonald’s.

The Brookdale Village Apartments property features one- and two-bedroom layouts ranging in size from 500 to 950 square feet. Market rents range from approximately $884 to $1,265 per month, with an average market rent of approximately $1,079 and an average unit size of 717 square feet. Unit amenities include electric range and oven, refrigerators, garbage disposals, ceramic tiling throughout and dishwashers. Air conditioning and ceiling fans are available in all units, with some units offering a private balcony/patio.

The borrower sponsor acquired the Brookdale Village Apartments property in July 2013 for a purchase price of approximately $5.88 million. Since acquisition, the borrower sponsor has completed approximately $5.99 million in capital improvements including unit upgrades, roof replacement, ceramic tiling, plumbing and electrical repairs, HVAC replacement, parking lot work, new appliances and other expenditures.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Brookdale Village Apartments Unit Mix(1)
Unit Type	Units	% of Units	Occupied Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Market Rent Per Unit	Market Rent Per SF	Average Rent Per Unit	Average Rent Per SF
1 BR / 1 BA	57	17.0%	55	96.5%	28,500	500	$884	$1.77	$841	$1.68
1 BR / 1 BA	15	4.5	15	100.0%	8,250	550	$950	$1.73	$890	$1.62
1 BR / 1 BA	168	50.0	166	98.8%	112,896	672	$1,050	$1.56	$986	$1.47
2 BR / 1.5 BA	96	28.6	94	97.9%	91,200	950	$1,265	$1.33	$1,192	$1.25
Total/Wtd. Avg.	336	100.0%	330	98.2%	240,846	717	$1,079	$1.54	$1,016	$1.45
(1)	As provided by the borrowers as of June 12, 2025.

Empire Village Apartments. As of June 12, 2025, the Empire Village Apartments property was 98.8% occupied. The Empire Village Apartments property is located at 1100 Burke Road, approximately 14 miles southeast of downtown Houston. The 9.41-acre parcel is improved with 14 two-story apartment buildings of wood frame construction and three non-residential buildings. Community amenities include recently renovated common area laundry rooms, a pool, an on-site leasing office and surface parking.

Pasadena, Texas is a hub for energy and industrial sectors, with major employers including Chevron, Shell Chemical and BP. These companies drive a significant portion of the local economy, providing high-paying jobs and fostering a robust industrial base. Additionally, the area benefits from a strong presence in logistics, manufacturing and shipping, with the nearby Port of Houston serving as a significant trade link for the region. The Empire Village Apartments property is located approximately 2.5 miles inside the Sam Houston Tollway, Houston’s outer loop and Texas State Highway 225, which provides access to I-610. Major national retailers like Kroger, Ross Dress for Less, and DD’s Discounts are located within a mile of the Empire Village Apartments property. There is also a Walmart Supercenter located 2 miles to the west of the Empire Village Apartments property.

Forty-eight of the 240 units at the Empire Village Apartments property are under a Project-Based Section 8 Housing Assistance Payments (“HAP”) contract for which the tenants in those specific units receive partial rental assistance (the “HAP Contract”). The 48 units represent 20% of the unit total at the Empire Village Apartments property and 8.3% of the unit count of the Brookdale & Empire Apartment Portfolio Properties. As this is a project-based assistance contract, the subsidies are tied to the identified 48 units at the Empire Village Apartments property as opposed to the individual tenant. The HAP Contract has been in place at the Empire Village Apartments property since December 1992 and the HAP Contract was most recently renewed in May 2016 for a period of 20 years expiring April 30, 2036.

The units that are subject to the HAP Contract consist of 15 one-bedroom units, 30 two-bedroom units and 3 three-bedroom units. Tenants inhabiting the units subject to the HAP Contract pay 30% of their adjusted gross income towards rent and utilities. The Department of Housing and Urban Development (“HUD”) pays the difference between the tenant’s payment and the full contract rent. Any adjustments in rent for such units are subject to HUD guidelines and the Empire Village Apartments property is subject to ongoing inspections by HUD to assure compliance with HUD standards.

The Empire Village Apartments property is subject to a regulatory agreement stemming from a $6.4 million bond financing issued to the prior owner of the Empire Village Apartments property by the Harris County Housing Finance Corporation (the “Regulatory Agreement”). The bond issuance, which bond issuance has been fully discharged, included restrictions on the Empire Village Apartments property that are outlined in the Regulatory Agreement. These restrictions were to run for 15 years from the closing date of the bond issuance in October 2003. However, the Regulatory Agreement also provides that the restrictions (as described below) remain in place beyond the 15-year period so long as Section 8 assistance remains in place at the Empire Village Apartments property. Since the Empire Village Apartments property remains subject to the HAP Contract, the rent restrictions outlined in the Regulatory Agreement are enforceable.

The Regulatory Agreement restricts 100% of the units to maximum rental rates not to exceed 30% of the income for a family whose income is 50% of median gross income (used interchangeably with area median income) minus an allowance for utility costs. Currently, the rents at the Empire Village Apartments property are below the maximum allowable rent levels for each unit type. Maximum allowable rents under the LURA (as defined below) for one-, two- and three-bedroom units at the Empire Village Apartments property are $1,011 per month, $1,138 per month and $1,264 per month, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Empire Village Apartments property is also subject to a Land Use Restriction Agreement (“LURA”) in order to qualify for Texas’ Low-Income Housing Tax Credit (“LIHTC”) program which restricts 100% of the units to maximum rental rates of 30% of imputed income of individuals whose income is 60% of Area Median Income (“AMI”). The LURA is less restrictive than the 50% AMI level of the Regulatory Agreement. The rental restriction provisions under the LURA would only be relevant in the event that the HAP Contract were to terminate and thus the Regulatory Agreement would also cease. The tax credits were placed in 2004 and have a 30-year term expiring in 2034. The primary benefits are garnered in the first 10 years after the tax credits are placed. The borrower sponsor acquired the Empire Village Apartments property in January 2022. There are no federal tax benefits nor property tax considerations given to current ownership. The borrower sponsor is unaware of any renewal options but would not elect to renew given that there is no tangible benefit to operating the Empire Village Apartments property under the LIHTC program.

The Brookdale & Empire Apartment Portfolio Mortgage Loan is structured such that should the HAP Contract be terminated, a cash flow sweep will be triggered and will continue until such a time that (i) $800,000 is on deposit, (ii) the HAP Contract is reinstated or (iii) the debt yield (based on the trailing twelve months and as calculated by the lender) is equal to greater than 9.25% for four consecutive quarters following the termination of the HAP Contract. Alternatively, the borrowers may elect to provide a letter of credit in the amount of $800,000.

The Empire Village Apartments property features one-, two- and three-bedroom layouts ranging in size from 642 to 1,058 square feet. Market rents range from approximately $770 to $1,065 per month, with an average market rent of approximately $839 and an average unit size of 761 square feet. Unit amenities include electric range/oven, refrigerators, garbage disposals, ceramic tiling throughout and dishwashers. Air conditioning, private balcony/patio and ceiling fans are available in all units, with all downstairs units offering washer/dryer connections.

The borrower sponsor acquired the Empire Village Apartments property in January 2022 for a purchase price of approximately $12.48 million. Since acquisition, the borrower sponsor has completed approximately $2.4 million in capital improvements including unit upgrades, ceramic tiling, plumbing and electrical repairs, HVAC repair/replacement and other expenditures.

Empire Village Apartments Unit Mix(1)
Unit Type	Units	% of Units	Occupied Units	% of Units Occupied	Total Collateral SF	Average Collateral SF	Market Rent Per Unit	Market Rent Per SF	Average Rent Per Unit	Average Rent Per SF
1 BR / 1 BA	112	46.7%	111	99.1%	71,950	642	$770	$1.20	$711	$1.11
2 BR / 1 BA	32	13.3	32	100.0%	24,192	756	$880	$1.16	$810	$1.07
2 BR / 2 BA	80	33.3	80	100.0%	69,542	869	$880	$1.01	$816	$0.94
3 BR / 2 BA	16	6.7	14	87.5%	16,928	1,058	$1,065	$1.01	$945	$0.89
Total/Wtd. Avg.	240	100.0%	237	98.8%	182,612	761	$839	$1.12	$774	$1.03
(1)	As provided by the borrowers as of June 12, 2025.

The Markets. According to the appraisal, the Brookdale Village Apartments property is located in the Houston Area multifamily market. As of April 2025, the Houston Area multifamily market average monthly asking rent per square foot was $1.43 and vacancy was 11.2%. According to the appraisal, the Brookdale Village Apartments property is located in the U of H/I-45 South multifamily submarket. As of April 2025, the U of H/I-45 South multifamily submarket average monthly asking rent per square foot was $1.16 and vacancy was 8.1%.

According to a market research report, the estimated 2024 population within a one-, three- and five-mile radius of the Brookdale Village Apartments property was 14,751, 140,299 and 373,717, respectively. The estimated 2024 average household income within the same radii was $67,018, $57,370 and $70,016, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable multifamily rental properties to Brookdale Village Apartments property:

Comparable Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Brookdale Village Apartments(2) 6113 Gulf Freeway Houston, TX	1970 / NAP	98.2%	336	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1.5BA	500 550 672 950	$1.68 $1.62 $1.47 $1.25	$841 $890 $986 $1,192
Colony Manor 2520 Beatty Street Houston, TX	1976 / NAP	100.0%	72	1BR / 1BA 1BR / 1BA 2BR / 1BA	713 750 812	$1.40 $1.35 $1.52	$995 $1,015 $1,235
Victory Apartments 2606 Beatty Street Houston, TX	1977 / NAP	97.0%	78	Studio / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA	465 675 750 875	$1.83 $1.44 $1.53 $1.34	$850 $975 $1,150 $1,175
Gatehouse 2704 Beatty Street Houston, TX	1966 / NAP	95.0%	50	1BR / 1BA 2BR / 1.5BA	710 950	$1.40 $1.30	$995 $1,235
The Macie 1010 South Wayside Drive Houston, TX	1963 / NAP	93.0%	101	1BR / 1BA 2BR / 1BA 2BR / 2BA 3BR / 2BA	644 844 916 1,275	$1.50 $1.42 $1.57 $1.27	$969 $1,199 $1,438 $1,620
Amber Creek 810 Fair Oaks Houston, TX	1974 / NAP	98.0%	237	1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1.5BA 2BR / 1.5BA	689 702 830 830 928 1,400 1,477	$1.58 $1.55 $1.31 $1.45 $1.29 $1.00 $0.95	$1,090 $1,090 $1,090 $1,200 $1,200 $1,400 $1,400
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated as of June 12, 2025.

According to the appraisal, the Empire Village Apartments property is located in the Houston Area multifamily market. As of April 2025, the Houston Area multifamily market average monthly asking rent per square foot was $1.43 and vacancy was 11.2%. According to the appraisal, the Empire Village Apartments property is located in the Pasadena/Deer Park/La Porte multifamily submarket. As of April 2025, the Pasadena/Deer Park/La Porte multifamily submarket average monthly asking rent per square foot was $1.27 and vacancy was 11.1%.

According to a market research report, the estimated 2024 population within a one-, three- and five-mile radius of the Empire Village Apartments property was 24,256, 115,447 and 245,119, respectively. The estimated 2024 average household income within the same radii was $64,591, $65,597 and $73,675, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to comparable multifamily rental properties to the Empire Village Apartments property:

Comparable Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Empire Village Apartments(2) 1100 Burke Road Pasadena, TX	1976 / NAP	98.8%	240	1BR / 1BA 2BR / 1BA 2BR / 1BA 3BR / 2BA	642 756 869 1,058	$1.11 $1.07 $0.94 $0.89	$711 $810 $816 $945
Parc Bay Apartments 3650 Burke Road Pasadena, TX	1983 / NAP	95.0%	120	1BR / 1BA 1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 2BA	600 660 700 845 945	$1.54 $1.45 $1.41 $1.39 $1.26	$925 $955 $990 $1,175 $1,195
The Addison 2001 Burke Road Pasadena, TX	1969 / NAP	94.0%	201	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1.5BA 2BR / 1.5BA 3BR / 1.5BA	700 700 913 876 990 1,275	$1.23 $1.41 $1.37 $1.23 $1.34 $1.29	$860 $985 $1,250 $1,075 $1,325 $1,650
Brittany Village 2008 Jenkins Road Pasadena, TX	1981 / NAP	94.0%	232	1BR / 1BA 2BR / 1BA 2BR / 2BA 2BR / 2BA 3BR / 2BA	618 815 906 964 1,121	$1.31 $1.12 $1.04 $1.02 $0.95	$810 $910 $945 $980 $1,065
Weston Oaks 1141 Burke Road Pasadena, TX	1970 / NAP	96.0%	268	1BR / 1BA 1BR / 1BA 2BR / 1BA 2BR / 1BA 2BR / 2BA 3BR / 2BA	624 650 735 822 950 1,350	$1.21 $1.20 $1.12 $1.08 $0.99 $0.84	$755 $780 $820 $885 $945 $1,140
Cherrybrook Place 2320 Cherry Brook Lane Pasadena, TX	1972 / NAP	92.0%	241	1BR / 1BA 2BR / 1BA 2BR / 2BA 3BR / 2BA 3BR / 2BA	762 882 961 1,209 1,524	$1.10 $1.11 $1.07 $0.98 $1.00	$835 $981 $1,029 $1,185 $1,525
(1)	Source: Appraisal, unless otherwise indicated.
(2)	Based on the borrower rent roll dated as of June 12, 2025.

Appraisals. According to the appraisals, the Brookdale & Empire Apartment Portfolio Properties had an aggregate “as-is” appraised value of $57,400,000 as of May 15, 2025. The table below shows the appraisals’ “as-is” conclusions.

Appraisal Valuation Summary(1)
Property	Appraisal Approach	Appraised Value	Capitalization Rate(2)
Brookdale Village Apartments	Direct Capitalization Approach	$35,300,000	6.00%
Empire Village Apartments	Direct Capitalization Approach	$22,100,000	6.00%
(1)	Source: Appraisals.
(2)	The appraisal used an income capitalization approach to arrive at the appraised value. The capitalization rates shown above represent the overall capitalization rate.

Environmental. According to the Phase I environmental assessments dated May 23, 2025, there was no evidence of any recognized environmental conditions at the Brookdale & Empire Apartment Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 6 – Brookdale & Empire Apartment Portfolio

The following table presents certain information relating to the historical and current occupancy of the Brookdale & Empire Apartment Portfolio Properties:

Historical and Current Occupancy(1)
Property	2022	2023	2024	Current(2)
Brookdale Village Apartments	99.1%	99.1%	97.9%	98.2%
Empire Village Apartments	87.1%	95.0%	96.7%	98.8%
Wtd. Avg.	94.1%	97.4%	97.4%	98.5%
(1)	Historical occupancy is as of December 31 of each respective year.
(2)	Current Occupancy is as of June 12, 2025.

The following table presents certain information relating to the operating history and underwritten cash flows of the Brookdale & Empire Apartment Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2022(1)	2023	2024	TTM(2)	Underwritten	Per Unit	%(3)
Gross Potential Rent	$4,801,966	$5,534,961	$5,900,802	$5,981,567	$6,331,044	$10,991	100.0%
Net Rental Income	$4,801,966	$5,534,961	$5,900,802	$5,981,567	$6,331,044	$10,991	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(349,477)	(607)	(5.5)
Other Income	178,580	171,021	130,192	129,305	129,305	224	2.0
Effective Gross Income	$4,980,546	$5,705,982	$6,030,994	$6,110,872	$6,110,872	$10,609	96.5%

Real Estate Taxes	568,956	604,689	768,785	768,785	680,300	1,181	11.1
Insurance	71,810	89,117	106,786	106,239	179,840	312	2.9
Other Expenses	1,453,068	1,398,023	1,476,119	1,491,737	1,491,737	2,590	24.4
Total Expenses	$2,093,833	$2,091,829	$2,351,689	$2,366,761	$2,351,877	$4,083	38.5%

Net Operating Income	$2,886,712	$3,614,153	$3,679,305	$3,744,111	$3,758,996	$6,526	61.5%

Capital Expenditures	0	0	0	0	144,000	250	2.4

Net Cash Flow	$2,886,712	$3,614,153	$3,679,305	$3,744,111	$3,614,996	$6,276	59.2%
(1)	The Empire Village Apartments property was acquired in January 2022 and full year operating history was not made available. The 2022 figure represents 11 months’ of operating history for the Empire Village Apartments property.
(2)	TTM reflects the trailing 12 months ending April 30, 2025.
(3)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.

The Borrowers. The borrowers are APTEV, LLC and APT Brookdale Village, LLC, each a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the Brookdale & Empire Apartment Portfolio Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carve-out guarantor is Gary W. Gates, Jr., who owns and manages 46 multifamily properties totaling approximately 9,700 units primarily in the greater Houston, Texas area.

Property Management. The Brookdale & Empire Apartment Portfolio Properties are managed by Gatesco, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately (i) $461,706 for real estate taxes, (ii) $78,788 for insurance premiums and (iii) $97,250 for deferred maintenance.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $65,958.

Insurance Escrows – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $14,987.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 6 – Brookdale & Empire Apartment Portfolio

Replacement Reserves – On a monthly basis through August 2027, the borrowers are required to escrow $24,000 for replacement reserves ($500 per unit annually). Commencing in September 2027, the borrowers are required to escrow $12,000 for replacement reserves ($250 per unit annually) on each monthly payment date.

Lockbox / Cash Management. The Brookdale & Empire Apartment Portfolio Mortgage Loan is structured with a springing lockbox and springing cash management. The Brookdale & Empire Apartment Portfolio Mortgage Loan requires that during the continuance of a Sweep Event Period (as defined below), the borrowers are required to establish and maintain a lockbox account for the remainder of the Brookdale & Empire Apartment Portfolio Mortgage Loan term. Following a Sweep Event Period, the borrowers are required to direct tenants to pay all rents directly into the lockbox account. Upon the occurrence and during the continuance of a Sweep Event Period, all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender to be applied and disbursed in accordance with the Brookdale & Empire Apartment Portfolio Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Brookdale & Empire Apartment Portfolio Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Brookdale & Empire Apartment Portfolio Mortgage Loan. To the extent that no Sweep Event Period is continuing, all funds deposited into the lockbox account are required to be disbursed to the borrowers.

A “Sweep Event Period” will commence upon the earliest to occur of the following: (i) the occurrence of an event of default under the Brookdale & Empire Apartment Portfolio Mortgage Loan documents; (ii) commencing on or after December 17, 2025, the date on which the debt service coverage ratio (based on (the “DSCR”) is less than 1.10x based on the trailing 12 months; and (iii) any termination of the HAP Contract at the Empire Village Apartments property (a “HAP Contract Sweep Event Period”).

A Sweep Event Period will end with regard to: (a) clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) clause (ii), upon the DCSR based on the trailing 12-month period being at least 1.15x for two consecutive calendar quarters; and (c) clause (iii), the earliest of (x) (a) the reinstatement of the HAP Contract or (b) the debt yield (based on the trailing twelve months and as calculated by the lender) being at least 9.25% for four consecutive calendar quarters from the date of termination of the HAP Contract (clause (x), a “HAP Contract Sweep Event Period Cure”), (y) the amount of funds on deposit in the excess cash flow account equaling $800,000 or (z) the borrowers deposit with the lender cash or an acceptable letter of credit in the amount of $800,000 (clauses (y) and (z), each a “HAP Contract Sweep Event Period Waiver”) (in each event, provided that no other Sweep Event Period has commenced and is continuing). For the avoidance of doubt, the borrowers will not be entitled to a return of the $800,000 or the letter of credit referenced in clauses (y) and (z) in the preceding sentence upon a HAP Contract Sweep Event Period Waiver until such time as the occurrence of a HAP Contract Sweep Event Period Cure.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 7 – Barry Quad

.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 7 – Barry Quad

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 7 – Barry Quad
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset(1)
Original Principal Balance:	$33,850,000	Title:	Fee
Cut-off Date Principal Balance:	$33,850,000	Property Type – Subtype:	Multifamily - Garden
% of Pool by IPB:	5.5%	Net Rentable Area (Units):	115
Loan Purpose:	Refinance	Location:	Chicago, IL
Borrower:	Barry Quad LLC	Year Built / Renovated:	1923 / 2023
Borrower Sponsors:	Robert Sekula and Eric Turrin	Occupancy:	96.5%
Interest Rate:	6.89500%	Occupancy Date:	5/19/2025
Note Date:	6/6/2025	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of)(3):	$1,883,768 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	$2,578,349 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(4):	$2,708,598 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,940,199
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$911,371
Lockbox / Cash Management:	Springing	UW NOI(4):	$3,028,828
Additional Debt:	No	UW NCF:	$3,000,078
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$51,400,000 / $446,957
Additional Debt Type:	N/A	Appraisal Date:	5/6/2025

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap
Taxes:	$370,518	$38,333	N/A	Cut-off Date Loan / Unit:	$294,348
Insurance:	$0	Springing	N/A	Maturity Date Loan / Unit	$294,348
Replacement Reserve:	$0	$2,396	N/A	Cut-off Date LTV:	65.9%
				Maturity Date LTV:	65.9%
				UW NCF DSCR:	1.27x
				UW NOI Debt Yield:	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,850,000	100.0%	Loan Payoff	$32,189,773	95.1%
			Closing Costs	1,083,853	3.2
			Real Estate Tax Reserve	370,518	1.1
			Return of Equity	205,856	0.6
Total Sources	$33,850,000	100.0%	Total Uses	$33,850,000	100.0%
(1)	The Barry Quad Property (as defined below) consists of three buildings located on two non-contiguous parcels. The Barry Quad Mortgage Loan (as defined below) documents do not allow for partial release of collateral and the Barry Quad Mortgage Loan balance is not allocated to specific collateral.
(2)	Historical cash flows for 2022 are unavailable as the Barry Quad Property was acquired in 2021 and underwent renovations which were completed in 2023.
(3)	The increase in 2nd Most Recent NOI from 3rd Most Recent NOI is due to the Barry Quad Property undergoing substantial renovations beginning in 2021 and completed in 2023, which affected occupancy during that time period. Occupancy for month-ended January 2023 was 61.7% compared to 91.3% by year end 2023, and 93.9% by year end 2024.
(4)	The increase in UW NOI from Most Recent NOI is due primarily to the reclassification and parcel assessment of the Barry Quad Property. The Barry Quad Property was previously classified as condominiums and assessed under 120 individual parcels (115 residential units and five parking spaces) for tax purposes. The condominium documents are no longer in effect and the Barry Quad Property is now classified as apartments under two tax parcels, which has decreased the property assessed value from 2024 to 2025 by approximately 37.1%, and thus significantly decreased tax expenses.
(5)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Barry Quad mortgage loan (the “Barry Quad Mortgage Loan”) is secured by the borrower’s fee interest in a multifamily complex located in Chicago, Illinois (the “Barry Quad Property”). The Barry Quad Mortgage Loan accrues interest at a fixed rate of 6.89500% per annum on an Actual/360 basis with an initial term of five years and is interest-only for the full term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 7 – Barry Quad

The Property. The Barry Quad Property is a 115-unit, garden-style multifamily complex located in Chicago, Illinois. The Barry Quad Property, originally constructed in 1923 and renovated by the borrower sponsor in 2023, consists of three, three-story apartment buildings across two noncontiguous parcels totaling 1.68 acres on West Barry Avenue in the Lakeview Neighborhood of Chicago. Amenities at the Barry Quad Property include a community room, fitness center, game room, a gated entrance and rooftop deck. Unit amenities include air conditioning, full kitchen, hardwood floors, security, upgraded appliances and in-unit washer/dryer.

The Barry Quad Property was acquired by the borrower sponsor in 2021 for approximately $32.6 million. Following the acquisition of the Barry Quad Property, the borrower sponsor invested approximately $10.5 million ($90,968 per unit) to upgrade all residential units, common areas and amenities and to gut renovate and add additional bedrooms to certain units. The Barry Quad Property was renovated in two phases and renovations were completed in May 2023. The borrower sponsor achieved over 90% occupancy by September 2023 and the Barry Quad Property has been over 90% occupied on a rolling TTM basis since October 2024. In-place rents following the renovation are 74% higher compared to in-place rents at acquisition and occupancy has increased from 70.4% as of April 2021 to 96.5% as of May 19, 2025.

Current occupancy at the Barry Quad Property is 96.5% as of May 19, 2025. The unit mix of the Barry Quad Property includes 12 one-bedroom units, 80 two-bedroom units, 19 three-bedroom units and four four-bedroom units with an average unit size of 934 square feet. According to the appraisal, the overall average in-place monthly rental rate of $2,813 is below the comparable monthly market rental rate of $2,955.

The following table presents certain information relating to the historical and current occupancy of the Barry Quad Property:

Historical and Current Occupancy(1)
2022(2)	2023(2)	2024	Current(3)
59.1%	91.3%	93.9%	96.5%
(1)	Historical Occupancy is as of the end of each historical year. Average historical occupancy for 2022, 2023 and 2024 was 39.6%, 78.8% and 91.7% respectively, which highlights the lease-up post-acquisition and renovations by the Borrower Sponsor.
(2)	Historical Occupancy in 2022 were impacted by the renovation, which was completed in May 2023.
(3)	Current occupancy is based on the underwritten rent roll as of May 19, 2025.

The following table presents detailed information with respect to the residential units at the Barry Quad Property:

Unit Summary(1)
Unit Type	No. of Units	% of Total	Occupied Units	Occupancy %	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)	Average Monthly Market Rental Rate(3)	Average Monthly Market Rental Rate per SF(3)
1BR	12	10.4%	12	100.0%	765	$2,143	$2.80	$2,274	$2.97
2BR	80	69.6%	76	95.0%	865	$2,698	$3.15	$2,836	$3.28
3BR	19	16.5%	19	100.0%	1,218	$3,378	$2.77	$3,566	$2.93
4BR	4	3.5%	4	100.0%	1,483	$4,310	$2.91	$4,495	$3.03
Total/Wtd. Avg.	115	100.0%	111	96.5%	934	$2,813	$3.02	$2,955	$3.16
(1)	Based on the underwritten rent roll as of May 19, 2025, unless otherwise indicated.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF are calculated based on the in-place contract rent of the Occupied Units.
(3)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 7 – Barry Quad

The following table presents certain information relating to the operating history and underwritten cash flows of the Barry Quad Property:

Underwritten Net Cash Flow and Operating History(1)
	2023(2)	2024(2)	April 2025 TTM(3)	Underwritten(3)	Per Unit	%(4)
Gross Potential Rent	$3,792,791	$3,811,994	$3,855,634	$3,882,024	$33,756.73	93.6%
Parking Revenue	928	12,630	11,130	11,130	$96.78	0.3
Other Income(5)	223,105	238,089	251,281	254,424	$2,212.38	6.1
Net Rental Income	$4,016,824	$4,062,713	$4,118,045	$4,147,578	$36,065.90	100.0%
(Vacancy/Credit Loss)	$1,022,710	$310,625	$246,990	$207,379	$1,803.29	5.0%
Effective Gross Income	$2,994,114	$3,752,088	$3,871,055	$3,940,199	$34,262.60	95.0%
Management Fee	$89,823	$112,563	$116,132	$118,206	$1,027.88	3.0%
Utilities	103,889	110,277	115,044	113,073	$983.24	2.9
Repairs and Maintenance	193,894	172,470	177,718	126,175	$1,097.17	3.2
General and Administrative	27,071	32,829	31,416	30,198	$262.59	0.8
Real Estate Taxes	659,492	699,555	675,875	453,017	$3,939.28	11.5
Insurance	36,177	46,045	46,272	70,703	$614.81	1.8
Total Expenses	$1,110,346	$1,173,740	$1,162,458	$911,371	$7,924.97	23.1%

Net Operating Income	$1,883,768	$2,578,349	$2,708,598	$3,028,828	$26,337.63	76.9%
CapEx	$0	$0	$0	$28,750	$250.00	0.7
Net Cash Flow	$1,883,768	$2,578,349	$2,708,598	$3,000,078	$26,087.63	76.1%
(1)	Based on the underwritten rent roll dated as of May 19, 2025.
(2)	The increase in 2024 NOI from 2023 NOI is due to the Barry Quad Property undergoing substantial renovations beginning in 2021 and completed in 2023, which affected occupancy during that time period. Occupancy for month-ended January 2023 was 61.7% compared to 91.3% by year end 2023, and 93.9% by year end 2024.
(3)	The increase in Underwritten NOI from April 2025 TTM NOI is due primarily to the reclassification and parcel assessment of the Barry Quad Property. The Barry Quad Property was previously classified as condominiums and assessed under 120 individual parcels (115 residential units and five parking spaces) for tax purposes. The condominium documents are no longer in effect and the Barry Quad Property is now classified as apartments under two tax parcels, which has decreased the property assessed value from the 2024 assessed value by approximately 37.1%, and thus significantly decreased tax expenses.
(4)	% column represents percent of Net Rental Income for revenue fields and of Effective Gross Income for the remaining fields.
(5)	Other Income comprises tenant technology, utility, internet fees, pet rent, and other miscellaneous fees.

Environmental. According to the Phase I environmental assessment dated May 21, 2025, there was no evidence of any recognized environmental conditions at the Barry Quad Property.

The Market. The Barry Quad Property is located in Chicago, Illinois within the Chicago multifamily market and the Lakeview submarket. Primary access to the Barry Quad Property is provided by US Highway 41 and State Route 19, which are both easily accessed from the Barry Quad Property, according to the appraisal. Public transportation is accessible via the Belmont Red/Brown/Purple Line station, which is one block from the Barry Quad Property. The wider Chicago MSA total employment growth has lagged the national average, but personal income growth remains in-line with the national average and the multifamily vacancy rate remains below 5.0%. The Appraisal notes Chicago remains a major center for business, distribution, transportation and finance, with a large talent pool and many educational institutions.

According to the appraisal, as of the second quarter of 2025, the Chicago multifamily market had an inventory of 755,762 units, a vacancy rate of 4.5% and asking rent per unit of $1,761. The Lakeview multifamily submarket had inventory of 25,624, a lower vacancy rate (3.2%) and higher asking rent per unit ($1,876) than the greater Chicago multifamily market. Vacancy rates in the Lakeview multifamily submarket have decreased steadily since 2022 and have remained slightly lower than the overall Chicago multifamily market during this time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 7 – Barry Quad

The 2024 population within a one-, three- and five-mile radius from the Barry Quad Property is 105,313, 447,986 and 1,024,142, respectively. The 2024 median household income within the same radii is $105,663, $110,895 and $100,796, respectively. Since 2020, the population within a one-, three- and five-mile radius of the Barry Quad Property has decreased slightly while total households have increased slightly, a trend which the appraisal expects to continue through 2029.

Comparable Multifamily Rental Summary(1)
Property Name / Property Address	Year Built / Renovated	Occupancy	# of Units	Average Unit Size (SF)	Average Monthly Rent ($/month)(2)	Average Monthly Rent ($/SF)(2)
Barry Quad 835-864 West Barry Avenue Chicago, IL	1923 / 2023	96.5%	115	934	$2,813	$3.02
Reside on Barry 533 West Barry Avenue Chicago, IL	1967 / NAP	89.4%	161	768	$2,908	$3.79
2950 North Sheridan 2950 N. Sheridan Chicago, IL	2017 / NAP	99.0%	82	1,433	$5,244	$3.66
3001 N Southport Ave 3001 North Southport Avenue Chicago, IL	1905 / NAP	100.0%	4	1,524	$4,932	$3.24
3264-3270 N. Clark St. 3264-3270 N. Clark St. Chicago, IL	1910 / 2018	97.0%	30	974	$2,725	$2.80
422-424 West Melrose 422-424 West Melrose Street Chicago, IL	1926 / NAP	98.0%	168	657	$1,867	$2.84
3000 N Sheridan Apts 3000 North Sheridan Road Chicago, IL	1931 / 2002	99.0%	96	1,688	$3,869	$2.29
Elevate Lincoln Park 930 West Altgeld Street Chicago, IL	2017 / NAP	92.4%	191	916	$4,135	$4.51
(1)	Source: Appraisal, except for the Barry Quad Property, which information is based on the underwritten rent roll dated May 19, 2025.
(2)	Represents the average in-place rents of occupied units.

The Borrower. The borrower is Barry Quad LLC, a Delaware limited liability company and recycled special purpose entity with one independent director. Legal counsel to the borrower provided a non-consolidation opinion in connection with the origination of the Barry Quad Mortgage Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Robert Sekula and Eric Turrin. Robert Sekula and Eric Turrin are co-founders of North Park Ventures, a Chicago-based private equity firm specializing in value-add and opportunistic real estate investments. Founded in 2017, North Park Ventures is a vertically integrated real estate investment firm and is involved with the property management, construction, leasing and asset management of its investments. North Park Ventures is headquartered in Chicago and has offices in Miami, New York City and Minneapolis and has more than $400 million of assets under management and over $500 million of development projects in the design or construction phase in addition to owning and operating 15 multifamily assets across Chicago and Evanston, IL.

Property Management. The Barry Quad Property is managed by North Park Realty Group, LLC d/b/a Quadrel Realty Group, LLC, an affiliate of the borrower sponsors.

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $370,518 for real estate taxes.

Tax Escrows – The borrower is required to escrow 1/12th of the annual estimated tax payments on a monthly basis, which currently equates to $38,333.33.

Insurance Escrow – In the event that the borrower does not maintain an acceptable blanket policy, the borrower is required to escrow 1/12th of the annual estimated insurance premiums on a monthly basis.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $2,396 for replacement reserves ($250 per unit annually).

Lockbox / Cash Management. The Barry Quad Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Period (as defined below), the borrower is required to establish and maintain a lockbox account, and will cause all rents received by the property manager or borrower with respect to the Barry Quad

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Property to be deposited into such lockbox account within three business days of receipt. During a Trigger Period, funds deposited into the lockbox account are to be swept on a daily basis into a cash management account, and disbursed in accordance with the Barry Quad Mortgage Loan documents, which includes reserving remaining available cash in an excess cash flow reserve account.

A “Trigger Period” will commence upon the earliest of the following: (i) the occurrence of an event of default under the Barry Quad Mortgage Loan documents (ii) the net cash flow debt service coverage ratio (“NCF DSCR”) is less than 1.10x for any calendar quarter or (iii) a bankruptcy event as defined in the Barry Quad Mortgage Loan documents.

A Trigger Period will end, with regard to: (a) clause (i) above, upon the cure of such event of default and (b) clause (ii) above, upon the NCF DSCR being equal to or greater than 1.10x for any calendar quarter.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Black Lark Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Black Lark Apartments

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Black Lark Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$30,250,000	Title:	Fee
Cut-off Date Principal Balance:	$30,179,369	Property Type – Subtype:	Multifamily - Garden
% of Pool by IPB:	4.9%	Net Rentable Area (Units):	265
Loan Purpose:	Refinance	Location:	Kansas City, KS
Borrower:	Black Lark Owner LLC	Year Built / Renovated:	1962 / 2024
Borrower Sponsor:	Amin Rezvani	Occupancy:	98.1%
Interest Rate:	6.55000%	Occupancy Date:	4/30/2025
Note Date:	4/30/2025	4th Most Recent NOI (As of)(2):	NAV
Maturity Date:	5/6/2030	3rd Most Recent NOI (As of)(2):	NAV
Interest-only Period:	None	2nd Most Recent NOI (As of)(3):	$2,358,166 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(3):	$3,130,219 (TTM 3/31/2025)
Original Amortization Term:	360 months	UW Economic Occupancy:	93.8%
Amortization Type:	Amortizing Balloon	UW Revenues:	$4,107,552
Call Protection:	L(23),YM1(33),O(4)	UW Expenses:	$1,228,083
Lockbox / Cash Management:	Springing	UW NOI:	$2,879,469
Additional Debt:	No	UW NCF:	$2,813,219
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$47,700,000 / $180,000
Additional Debt Type:	N/A	Appraisal Date:	3/26/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$113,884
Taxes:	$27,323	$26,022	N/A	Maturity Date Loan / Unit:	$107,547
Insurance:	$146,258	$16,251	N/A	Cut-off Date LTV:	63.3%
Replacement Reserves:	$0	$5,521	N/A	Maturity Date LTV:	59.7%
Deferred Maintenance:	$21,423	$0	N/A	UW NCF DSCR:	1.22x
				UW NOI Debt Yield:	9.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$30,250,000	100.0%	Loan Payoff	$26,490,461	87.6%
			Return of Equity	2,821,197	9.3
			Closing Costs	743,339	2.5
			Reserves	195,004	0.6
Total Sources	$30,250,000	100.0%	Total Uses	$30,250,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	4th Most Recent NOI and 3rd Most Recent NOI are unavailable as the borrower acquired the Black Lark Apartments Property (as defined below) in 2023.
(3)	The increase from 2nd Most Recent NOI to Most Recent NOI is due to renovations and lease up occurring in 2024.

The Loan. The Black Lark Apartments mortgage loan (the “Black Lark Apartments Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $30,179,369 and is secured by the borrower’s fee simple interest in a 265-unit, garden-style multifamily property located in Kansas City, Kansas (the “Black Lark Apartments Property”). The Black Lark Apartments Mortgage Loan has a five-year term that amortizes on a 30-year amortization schedule and accrues interest at a fixed rate of 6.55000% per annum on an Actual/360 basis.

The Property. The Black Lark Apartments Property is a 265-unit, garden style multifamily property located in Kansas City, Kansas. Built in 1962 and renovated in 2024, the Black Lark Apartments Property is comprised of 68, two-story buildings located on an approximately 23.98-acre site. The unit mix includes 84 one-bedroom units, 93 two-bedroom units and 88 three-bedroom units, with an average unit size of 819 square feet. Community amenities include a clubhouse and grilling areas. Unit amenities include an appliance package, wood cabinets and granite countertops. Since acquisition in 2023, the borrower sponsor has invested approximately $25.6 million in capital expenditures to renovate the exterior and interior of the Black Lark Apartments Property. Additionally, the borrower sponsor renovated the community center, playground and common areas. Parking is provided via 383 surface parking spaces, resulting in a parking ratio of approximately 1.4 spaces per unit. As of the April 30, 2025 rent roll, the Black Lark Apartments Property was 98.1% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Black Lark Apartments

The following table presents certain information relating to the historical and current occupancy of the Black Lark Apartments Property:

	Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
NAV	NAV	NAV	98.1%
(1)	Historical occupancies are unavailable as the Black Lark Apartments Property was acquired in 2023 with renovations and lease up occurring in 2024.
(2)	Current occupancy is based on the underwritten rent roll as of April 30, 2025.

Given the recent acquisition of the Black Lark Apartments Property in 2023, historical occupancy data is not available for previous years. However, the current occupancy rate stands at 98.1%, reflecting high demand in the Black Lark Apartments Property’s current rental performance.

The following table presents detailed information with respect to the unit mix at the Black Lark Apartments Property:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total Units	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)
1-BR / 1-BA	84	31.7%	84	100.0%	622	$906	$1.46
2-BR / 1-BA	93	35.1%	89	95.7%	867	$1,202	$1.39
3-BR / 1-BA	88	33.2%	87	98.9%	957	$1,400	$1.46
Total/Wtd. Avg.	265	100.0%	260	98.1%	819	$1,173	$1.43
(1)	Based on the underwritten rent roll as of April 30, 2025.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF are calculated using the in-place contract rent of the Occupied Units.

The following table presents certain information relating to the operating history and underwritten cash flows of the Black Lark Apartments Property:

Operating History and Underwritten Net Cash Flow
	2024	TTM(1)	Underwritten	Per Unit	%(2)
Rents In-Place	$2,515,658	$3,154,981	$3,658,800	$13,807	84.3%
Vacancy Gross Up	0	0	74,400	281	1.7
Gross Potential Rent	$2,515,658	$3,154,981	$3,733,200	$14,088	86.0%
Other Income(3)	520,276	657,462	607,677	2,293	14.0
Net Rental Income	$3,035,934	$3,812,443	$4,340,877	$16,381	100.0%
(Vacancy/Credit Loss)	0	0	(233,325)	(880)	(5.4)
Effective Gross Income	$3,035,934	$3,812,443	$4,107,552	$15,500	94.6%

Total Expenses	$677,768	$682,224	$1,228,083	$4,634	29.9%

Net Operating Income	$2,358,166(4)	$3,130,219(4)	$2,879,469	$10,866	70.1%
Replacement Reserve	0	0	66,250	250	1.6

Net Cash Flow	$2,358,166	$3,130,219	$2,813,219	$10,616	68.5%
(1)	TTM column represents the trailing 12 months ending March 31, 2025.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Other Income is comprised of pet fees, late fees, utility reimbursements, maintenance fees and other miscellaneous fees.
(4)	The increase from 2024 Net Operating Income to TTM Net Operating Income is due to the borrower acquiring the Black Lark Apartments Property in 2023 and underwent renovations and lease up in 2024.

Environmental. According to the Phase I environmental assessment dated March 24, 2025, there was no evidence of any recognized environmental conditions, controlled recognized environmental conditions or historical recognized environmental conditions at the Black Lark Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Black Lark Apartments

The Market. The Black Lark Apartments Property is located within the Kansas City, MO-KS metropolitan statistical area (“Kansas City MSA”). The Kansas City MSA has a diversified base of major employment sectors that include education, health services, trade and transportation and professional business sectors. Major employers within the Kansas City MSA include Hercules Holding II, Yellow Corporation, Walmart, HCA Healthcare and the United States Government. Access to the Black Lark Apartments Property is provided via US Highway 69, Interstate 70 and Interstate 635. The area surrounding the Black Lark Apartments Property is characterized by commercial and residential developments. Major retail centers in the area include Vista Center Complex, The Village at Briarcliff, Northwood Shopping Centers and Midway Shopping Center. According to a third-party market research report, the 2024 population within a one-, three- and five-mile radius of the Black Lark Apartments Property was 5,222, 71,466 and 184,396, respectively. Additionally, the 2024 median household income within the same radii was $27,431, $51,493 and $51,395, respectively.

According to the appraisal, the Black Lark Apartments Property is located within the Wyandotte County apartment submarket within the Kansas City apartment market. As of year-end 2024, the Kansas City apartment market reported 179,217 units, with an occupancy rate of 92.1% and asking rental rate of $953 per unit. As of year-end 2024, there were 4,144 units delivered, 5,421 under construction with a positive absorption of 5,390 units within the Kansas City apartment market. As of year-end 2024, the Wyandotte County apartment submarket reported 9,668 units, with an occupancy rate of 90.1% and an asking rental rate of $1,114 per unit. The Wyandotte County apartment submarket reported 641 units delivered, 451 units under construction with a positive net absorption of 499 units.

The following table presents multifamily rental data at comparable properties with respect to the Black Lark Apartments Property:

Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Black Lark Apartments 1980 North 2nd Street Kansas City, KS	1962 / 2024	98.1%(2)	265(2)	1-BR / 1-BA 2-BR / 1-BA 3-BR / 1-BA	622 867 957	$1.46 $1.39 $1.46	$906 $1,202 $1,400
Park Lofts 715 Armour Road North Kansas City, MO	1912 / 2019	98.7%	152	Studio 1-BR / 1-BA 2-BR / 2-BA	670 750 - 924 899 - 1,322	$1.93 $1.22 - $1.75 $1.22 - $1.46	$1,295 $1,130 - $1,320 $1,315 - $1,630
City View 2600 Cityview Drive North Kansas City, MO	2005 / NAP	94.7%	246	Studio 1-BR / 1-BA 2-BR / 2-BA	713 758 - 907 969 - 1,198	$1.67 $1.60 - $1.81 $1.27 - $1.52	$1,189 $1,288 - $1,481 $1,404 - $1,822
Bethany Park Plaza Apartments 1024 Calvin Street Kansas City, KS	1968 / NAP	94.7%	77	1-BR / 1-BA 2-BR / 1-BA	615 700	$1.30 $1.29	$800 $900
Riverside Heights 444 Northwest Hon Drive Riverside, MO	1970 / 2022	93.0%	108	1-BR / 1-BA 2-BR / 1-BA 2-BR / 1.5-BA 2-BR / 2-BA	725 870 - 960 890 - 980 910	$1.28 $1.07 - $1.18 $1.07 - $1.18 $1.21	$929 $1,025 $1,050 $1,100
Flats North at KCK 8343 Leavenworth Road Kansas City, KS	1958 / 2006	100.0%	84	1-BR / 1-BA 2-BR / 1-BA 2-BR / 1.5-BA	652 950 1,000 - 1,050	$1.50 $1.08 $0.86 - $1.09	$975 $1,025 $899 - $1,087
Legend Oaks 1918 North 76th Drive Kansas City, KS	1972 / 2017	93.5%	216	1-BR / 1-BA 2-BR / 1-BA 2-BR / 2-BA 3-BR / 2-BA	630 772 849 1,030	$1.35 $1.26 $1.35 $1.21	$850 $975 $1,150 $1,250
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of April 30, 2025.

The Borrower. The borrower is Black Lark Owner LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Black Lark Apartments Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the Black Lark Apartments Mortgage Loan is Amin Rezvani. Mr. Rezvani is the general partner of Homa. Homa is an investment fund with eleven investors that owns 2,000 units and has approximately $400 million assets under management. Mr. Rezvani previously owned Expo Real Estate Fundings, LP (“Expo”), which had over 80 investors and approximately $150 million assets under management. In 2022, Mr. Rezvani wound down to launch Homa. Additionally, Mr. Rezvani is the owner of IronDoor Management and IronDoor Development. IronDoor Management is a Kansas City class B and C residential property

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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management firm with thousands of multifamily and single-family units under management. The Black Lark Apartments Mortgage Loan is recourse to the borrower and the borrower sponsor for up to 25% of the original principal balance.

Property Management. The Black Lark Apartments Property is managed by Iron Door Management, L.L.C., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $27,323 into a real estate tax reserve, (ii) $146,258 into an insurance reserve and (iii) $21,423 into a deferred maintenance reserve.

Tax Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $26,022 per month).

Insurance Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premium (initially, approximately $16,251 per month).

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $5,521 for replacement reserves ($250 per unit on an annual basis).

Lockbox / Cash Management. The Black Lark Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), (i) the borrower is required to establish a lender-controlled lockbox account and within five business days of the occurrence of a Cash Management Trigger Event, the borrower or the property manager is required to deliver a notice to each tenant directing them to deposit all rents into the lender-controlled lockbox account and (ii) with respect to any other amounts collected, the borrower or any agent of the borrower is required to deposit any such amounts received into the lockbox account within two business days of receipt. During the continuance of a Cash Management Trigger Event, funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the Black Lark Apartments Mortgage Loan documents. Pursuant to the Black Lark Apartments Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the Black Lark Apartments Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Sweep Event (as defined below) is not in effect, to the borrower and (b) if a Cash Sweep Event is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event” will commence upon any of the following: (i) the occurrence of an event of default, (ii) the borrower’s second late monthly debt service payment within a 12-month period, (iii) the bankruptcy action of the borrower, the guarantor or the property manager or (iv) a Cash Management DSCR Trigger Event (as defined below). A Cash Management Trigger Event will end (a) with respect to clause (i) above, when a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, upon the timely payment of the debt service payments for twelve consecutive months, (c) with respect to clause (iii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing, among other conditions, with respect to the borrower and the guarantor and within 120 days for the property manager, or with respect to the property manager, the borrower has replaced the property manager with a qualified property manager acceptable to the lender or (d) with respect to clause (iv) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.20x for two consecutive quarters.

A “Cash Management DSCR Trigger Event” will occur based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x.

A “Cash Sweep Event” will commence upon any of the following: (i) the occurrence of an event of default, (ii) the bankruptcy action of the borrower, the guarantor or the property manager or (iii) a Cash Sweep DSCR Trigger Event (as defined below). A Cash Sweep Event will end (a) with respect to clause (i) above, when a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing, among other conditions, with respect to the borrower and the guarantor and within 120 days for the property manager, or with respect to the property manager, the borrower has replaced the property manager with a qualified property manager acceptable to the lender or (d) with respect to clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.10x.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 803 South Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 803 South Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 803 South Avenue
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,137,000	Title:	Fee
Cut-off Date Principal Balance:	$28,137,000	Property Type – Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	4.6%	Net Rentable Area (Units)(2):	104
Loan Purpose:	Acquisition	Location:	Plainfield, NJ
Borrower:	803 Urban Renewal LLC	Year Built / Renovated:	2023 / NAP
Borrower Sponsor:	Gabriel Hamani	Occupancy:	98.1%
Interest Rate:	6.72700%	Occupancy Date:	4/30/2025
Note Date:	6/10/2025	4th Most Recent NOI (As of)(3):	NAV
Maturity Date:	6/6/2030	3rd Most Recent NOI (As of)(3):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(3):	NAV
Original Term:	60 months	Most Recent NOI (As of):	$2,067,897 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	93.0%
Amortization Type:	Interest Only	UW Revenues:	$3,027,419
Call Protection:	L(26),D(27),O(7)	UW Expenses:	$711,295
Lockbox / Cash Management:	Springing	UW NOI:	$2,316,125
Additional Debt:	No	UW NCF:	$2,295,325
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$41,000,000 / $394,231
Additional Debt Type:	N/A	Appraisal Date:	10/15/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$270,548
Taxes:	$85,942	$27,283	N/A	Maturity Date Loan / Unit:	$270,548
Insurance:	$15,668	$7,461	N/A	Cut-off Date LTV:	68.6%
Replacement Reserves:	$0	$1,733	N/A	Maturity Date LTV:	68.6%
Deferred Maintenance:	$14,688	$0	N/A	UW NCF DSCR:	1.20x
				UW NOI Debt Yield:	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,137,000	69.8%	Purchase Price	$38,740,000	96.1%
Borrower Sponsor Equity	12,169,503	30.2	Closing Costs	1,450,205	3.6
			Reserves	116,298	0.3
Total Sources	$40,306,503	100.0%	Total Uses	$40,306,503	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	The 803 South Avenue Property (as defined below) includes 2,181 square feet of commercial space, which is currently vacant.
(3)	Historical NOI is unavailable as the 803 South Avenue Property was constructed in 2023.

The Loan. The 803 South Avenue mortgage loan (the “803 South Avenue Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $28,137,000 and is secured by the borrower’s fee simple interest in a 104-unit, mid-rise multifamily property located in Plainfield, New Jersey (the “803 South Avenue Property”). The 803 South Avenue Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.72700% per annum on an Actual/360 basis.

The Property. The 803 South Avenue Property is a 104-unit, mid-rise multifamily property located in Plainfield, New Jersey, approximately 16 miles southwest of Newark. Built in 2023, the 803 South Avenue Property is comprised of one, five-story building located on an approximately 1.36-acre site. The unit mix includes seven studio units, 60 one-bedroom units and 37 two-bedroom units, with an average unit size of 882 square feet. Community amenities feature collaborative co-working spaces, private conference rooms, an outdoor pool and sundeck lounge, a fitness center, yoga stretch room, kids clubhouse, outdoor bocce ball, fire pit lounge, grilling stations and a zen retreat garden. Unit amenities include wood cabinets, quartz countertops, ceramic or porcelain tile, washer and dryers and balconies. Additionally, the 803 South Avenue Property feature 2,181 square feet of commercial space, which is currently vacant. Parking is provided via 112 parking spaces, resulting in a parking ratio of approximately 1.1 spaces per unit. As of the April 30, 2025 rent roll, the 803 South Avenue Property was 98.1% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 803 South Avenue

The 803 South Avenue Property is subject to a 30-year payment-in-lieu of taxes (“PILOT”) agreement with the city of Plainfield in which the 803 South Avenue Property benefits from a tax exemption whereby any increase in the assessed value over the base year assessment will be 100% exempt until April 1, 2054. Although land taxes will not be exempt, the borrower will receive an equivalent credit towards the annual service charge, effectively offsetting land taxes. The borrower is required to pay to the city of Plainfield (in lieu of taxes) an annual service charge equal to a percentage of the 803 South Avenue Property’s annual revenue as follows: 10% during years 1-10, 11% during years 11-20, and 12% during years 21-30. However, starting in year 16, the payment structure shifts to the greater of (i) the percentage of annual revenue based on the criteria in the prior sentence or (ii) a percentage of the taxes due on the land and improvements (without the PILOT structure in place), with the latter increasing from 20% in years 16-21, 40% in years 22-27, 60% in years 28-29 and 80% in year 30. Additionally, pursuant to the PILOT agreement, the borrower is also required to pay, as part of the annual service charge, any profits that exceed the allowable net profits, which is calculated as follows: ((x) the greater of (i) 12% or (ii) 1.25% above the applicable mortgage interest rate multiplied by (y) the total cost of building the mortgaged property) under the PILOT agreement (less reserves of up to 10% of gross revenue). Pursuant to the PILOT agreement, consent from the city of Plainfield is required in connection with any transfer or assignment of the 803 South Avenue Property; however, such consent is not required in connection with the foreclosure of any mortgage or any transfer by a lender following a foreclosure. See “Description of the Mortgage Pool–Mortgage Pool Characteristics–Real Estate and Other Tax Considerations” in the preliminary prospectus

The following table presents certain information relating to the historical and current occupancy of the 803 South Avenue Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
NAV	NAV	NAV	98.1%
(1)	Historical occupancies are unavailable as the 803 South Avenue Property was constructed in 2023.
(2)	Current occupancy is based on the underwritten rent roll as of April 30, 2025.

The following table presents detailed information with respect to the unit mix at the 803 South Avenue Property:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Occupied Units	% of Units Occupied	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)
Studio	7	6.7%	6	85.7%	585	$2,011	$3.44
1-BR / 1-BA	19	18.3	19	100.0	822	$2,340	$2.85
1-BR / 1.5-BA	41	39.4	40	97.6	772	$2,355	$3.05
2-BR / 2-BA	37	35.6	37	100.0	1,091	$2,877	$2.64
Total/Wtd. Avg.	104	100.0%	102	98.1%	882	$2,521	$2.89
(1)	Based on the underwritten rent roll as of April 30, 2025.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF are calculated using the in-place contract rent of the Occupied Units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – 803 South Avenue

The following table presents certain information relating to the operating history and underwritten cash flows of the 803 South Avenue Property:

Operating History and Underwritten Net Cash Flow
	TTM(1)	Underwritten	Per Unit	%(2)
Rents In-Place	$2,572,421	$3,086,208	$29,675	95.0%
Vacancy Gross Up	0	52,800	508	1.6
Gross Potential Rent	$2,572,421	$3,139,008	$30,183	96.7%
Other Income(3)	108,763	108,763	1,046	3.3
Net Rental Income	$2,681,185	$3,247,771	$31,229	100.0%
(Vacancy/Credit Loss)	0	(115,580)	(1,111)	(3.6)
(Concessions)	0	(104,772)	(1,007)	(3.2)
Effective Gross Income	$2,681,185	$3,027,419	$29,110	93.2%

Total Expenses	$613,287	$711,295	$6,839	23.5%

Net Operating Income	$2,067,897	$2,316,125	$22,270	76.5%
Replacement Reserve	0	20,800	200	0.7

Net Cash Flow	$2,067,897	$2,295,325	$22,070	75.8%
(1)	TTM column represents the trailing 12 months ending April 30, 2025.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Other Income is comprised of parking income, pet fees, water fees, amenity fees and other miscellaneous fees.

Environmental. According to the Phase I environmental assessment dated October 24, 2024, there was no evidence of any recognized environmental conditions, controlled recognized environmental conditions or historical recognized environmental conditions at the 803 South Avenue Property.

The Market. The 803 South Avenue Property is located in Plainfield, New Jersey, within the New York-Newark-Jersey City, NY-NJ-PA metropolitan statistical area (“New York MSA”). Plainfield is situated in north-central New Jersey, approximately 16 miles southwest of Newark and approximately 10 miles west of Linden. Plainfield is both a regional hub for Central New Jersey and a bedroom suburb of the New York metropolitan area. Land uses within the 803 South Avenue Property’s neighborhood consist of a mixture of retail, industrial and residential uses. Access to the 803 South Avenue Property is provided via State Route 28, Interstate 78 and Interstate 287. Major retail centers in the area surrounding the 803 South Avenue Property include Plainfield Shopping Center, Plainfield Plaza, Heritage Square and Oak Park Commons. According to a third-party market report, the 2024 population within a one-, three- and five-mile radius of the 803 South Avenue Property was 27,826, 129,518 and 288,435, respectively. Additionally, the 2024 average household income within the same radii was $90,298, $129,534 and $148,057, respectively.

According to the appraisal, the 803 South Avenue Property is located within the Union County apartment submarket within the Northern New Jersey apartment market. As of the second quarter of 2024, the Northern New Jersey apartment market reported 284,229 units, with an occupancy rate of 93.8% and asking rental rate of $2,507 per unit. As of the second quarter of 2024, there were 3,023 units completed with a positive absorption of 2,103 units within the Northern New Jersey apartment market. As of the second quarter of 2024, the Union County apartment submarket reported 31,915 units, with an occupancy rate of 94.4% and an asking rental rate of $2,015 per unit. The Union County apartment submarket reported 501 units completed with a positive net absorption of 330 units.

According to the appraisal, the 803 South Avenue Property is located within the Route 22 East retail submarket within the North Jersey-MSA retail market. As of the third quarter of 2024, the North Jersey-MSA retail market reported inventory of approximately 138.3 million square feet, with an occupancy rate of 96.2% and an asking rental rate of $23.74 per square foot. The North Jersey-MSA retail market reported new construction of approximately 15,736 square feet and positive net absorption of 318,538 square feet. As of the third quarter of 2024, the Route 22 East retail submarket reported inventory of approximately 13.1 million square feet, with an occupancy rate of 96.3% and an asking rental rate of $24.94 per square foot. The Route 22 East retail submarket reported positive net absorption of 95,353 square feet with no new construction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents multifamily rental data at comparable properties with respect to the 803 South Avenue Property:

Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
803 South Avenue 803 South Avenue Plainfield, NJ	2023 / NAP	98.1%(2)	104(2)	Studio 1-BR / 1-BA 1-BR / 1.5-BA 2-BR / 2-BA	585 822 772 1,091	$3.44 $2.85 $3.05 $2.64	$2,011 $2,340 $2,355 $2,877
1000 North 1000 North Avenue Plainfield, NJ	2023 / NAP	96.0%	768	Studio 1-BR / 1-BA 2-BR / 2-BA	600 783 1,216	$3.23 $2.92 $2.33	$1,940 $2,285 $2,830
The Parker 339 West Broad Street Westfield, NJ	2020 / NAP	96.0%	31	1-BR / 1-BA 2-BR / 2-BA 3-BR / 2-BA	1,219 1,606 1,400	$2.66 $2.62 $3.07	$3,000 $4,200 $4,300
Vermella at Garwood Station 400-490 South Avenue Garwood, NJ	2021 / NAP	99.0%	296	Studio 1-BR / 1-BA 2-BR / 2-BA 3-BR / 2-BA	495 792 1,228 1,506	$4.85 $3.66 $3.42 $3.39	$2,400 $2,900 $4,200 $5,100
The Quin Sleepy Hollow 1400 South Avenue Plainfield, NJ	2019 / NAP	95.0%	210	1-BR / 1-BA 2-BR / 2-BA	648 1,083	$3.29 $2.55	$2,134 $2,764
REVA Rahway 1245 Main Street Rahway, NJ	2020 / NAP	96.0%	219	Studio 1-BR / 1-BA 2-BR / 2-BA	594 807 1,200	$2.99 $2.60 $2.25	$1,775 $2,100 $2,700
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll as of April 30, 2025.

The Borrower. The borrower is 803 Urban Renewal LLC, a New Jersey limited liability company and special purpose entity, fully owned by 803 RE MEMBER LLC, a Delaware limited liability company and special purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 803 South Avenue Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor for the 803 South Avenue Mortgage Loan is Gabriel Hamani. Gabriel Hamani was the former chief executive officer of Bank Hapoalim in the United States and was also formerly a partner at Northwind Group. Northwind Group is a real estate company headquartered in New York and specializing in debt and equity investments in commercial, residential, healthcare and senior living real estate properties. Mr. Hamani is currently focusing on investing in his own real estate deals.

Property Management. The 803 South Avenue Property is managed by West of Hudson Properties WHP LLC, a third-party property management company.

Escrows and Reserves. At origination, the borrower was required to deposit approximately (i) $85,942 into a real estate tax reserve, (ii) $15,668 into an insurance reserve and (iii) $14,688 into a deferred maintenance reserve.

Tax Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially, approximately $27,283 per month).

Insurance Reserve – On a monthly basis, the borrower is required to deposit 1/12th of the annual estimated insurance premium (initially, approximately $7,461 per month).

Replacement Reserves – On a monthly basis, the borrower is required to deposit approximately $1,733 for replacement reserves ($200 per unit on an annual basis).

Lockbox / Cash Management. The 803 South Avenue Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event (as defined below), (i) the borrower is required to establish a lender-controlled lockbox account and within five business days of the occurrence of a Cash Management Trigger Event, the borrower or the property manager is required to deliver a notice to each commercial and residential tenant directing them to deposit all rents into the lender-controlled lockbox account and (ii) with respect to any other amounts collected, the borrower or any agent of the borrower is required to deposit any such amounts received into the lockbox account within one business day of receipt. During the continuance of a Cash Management Trigger Event,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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funds deposited into the lockbox account are required to be swept on each business day into a lender-controlled cash management account and applied in accordance with the 803 South Avenue Mortgage Loan documents. Pursuant to the 803 South Avenue Mortgage Loan documents, all excess funds on deposit in the cash management account (after payment of monthly amounts due under the 803 South Avenue Mortgage Loan documents) are required to be applied as follows: (a) if a Cash Sweep Event (as defined below) is not in effect, to the borrower and (b) if a Cash Sweep Event is in effect, to an excess cash flow account controlled by the lender.

A “Cash Management Trigger Event” will commence upon any of the following: (i) the occurrence of an event of default, (ii) the borrower’s second late monthly debt service payment within a 12-month period, (iii) the bankruptcy action of the borrower, the guarantor or the property manager or (iv) a Cash Management DSCR Trigger Event (as defined below). A Cash Management Trigger Event will end (a) with respect to clause (i) above, when a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, upon the timely payment of the debt service payments for twelve consecutive months, (c) with respect to clause (iii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 30 days of such filing, among other conditions, with respect to the borrower and the guarantor and within 120 days for the property manager, or with respect to the property manager, the borrower has replaced the property manager with a qualified property manager acceptable to the lender or (d) with respect to clause (iv) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters.

A “Cash Management DSCR Trigger Event” will occur, as of any date occurring on or after June 10, 2026, if the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.05x.

A “Cash Sweep Event” will commence upon any of the following: (i) the occurrence of an event of default, (ii) the bankruptcy action of the borrower, the guarantor or the property manager or (iii) a Cash Sweep DSCR Trigger Event (as defined below). A Cash Sweep Event will end (a) with respect to clause (i) above, when a cure of such event of default has been accepted or the event of default has been waived by the lender, (b) with respect to clause (ii) above, when such bankruptcy action petition has been discharged, stayed, or dismissed within 90 days of such filing, among other conditions, with respect to the borrower and the guarantor and within 120 days for the property manager, or with respect to the property manager, the borrower has replaced the property manager with a qualified property manager acceptable to the lender or (d) with respect to clause (iii) above, the date the debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.10x for two consecutive quarters.

A “Cash Sweep DSCR Trigger Event” will occur, as of any date occurring on or after June 10, 2026, if the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.05x.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Hilton Garden Inn & Homewood Suites Bossier City, LA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Hilton Garden Inn & Homewood Suites Bossier City, LA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Hilton Garden Inn & Homewood Suites Bossier City, LA
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$22,000,000	Title:	Fee
Cut-off Date Principal Balance:	$22,000,000	Property Type - Subtype:	Hospitality – Select Service / Extended Stay
% of Pool by IPB:	3.6%	Net Rentable Area (Rooms):	291
Loan Purpose:	Refinance	Location:	Bossier City, LA
Borrower:	RT Bossier Hotel Partners LLC	Year Built / Renovated:	2012 / 2024
Borrower Sponsor:	AVR Enterprises LLC	Occupancy / ADR / RevPAR:	82.4% / $131.11 / $108.03
Interest Rate:	6.22000%	Occupancy / ADR / RevPAR Date:	2/28/2025
Note Date:	4/30/2025	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	5/6/2030	3rd Most Recent NOI (As of)(2)(3):	$4,848,988 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(2)(3):	$4,165,066 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(3):	$4,868,366 (TTM 2/28/2025 Normalized)
Original Amortization Term:	None	UW Occupancy / ADR / RevPAR:	82.4% / $131.11 / $108.03
Amortization Type:	Interest Only	UW Revenues:	$12,541,391
Call Protection:	L(27),D(26),O(7)	UW Expenses:	$7,724,563
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$4,816,828
Additional Debt:	No	UW NCF:	$4,315,172
Additional Debt Balance:	N/A	Appraised Value / Per Room:	$47,900,000 / $164,605
Additional Debt Type:	N/A	Appraisal Date:	3/11/2025

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$75,601
Taxes:	$174,039	$29,007	N/A	Maturity Date Loan / Room:	$75,601
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	45.9%
FF&E Reserves:	$0	$41,805	N/A	Maturity Date LTV:	45.9%
Low DSCR Reserve:	$0	Springing	N/A	UW NCF DSCR:	3.11x
PIP Reserve:	$0	Springing	N/A	UW NOI Debt Yield:	21.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$22,000,000	100.0%	Loan Payoff	$20,094,608	91.3%
			Return of Equity	1,526,821	6.9
			Closing Costs	204,533	0.9
			Reserves	174,039	0.8
Total Sources	$22,000,000	100.0%	Total Uses	$22,000,000	100.0%
(1)	The 4th Most Recent NOI is not available because the lender did not include 2022 financial information in the analysis.
(2)	The decrease in NOI from 3rd Most Recent NOI to 2nd Most Recent NOI is due to $6,900,000 of renovations being completed from January 2024 to August 2024.
(3)	The Hilton Garden Inn (as defined below) underwent a $3,800,000 renovation from April 2024 through August 2024, and the Homewood Suites (as defined below) underwent a $3,100,000 renovation from January 2024 through March 2024. The renovations caused business interruptions; therefore, the TTM 2/28/2025 has been normalized by replacing the months in which the renovations took place have been replaced with the same months of 2023.
(4)	For a full description of Escrows and Reserves, see “Escrows and Reserve” below.

The Loan. The Hilton Garden Inn & Homewood Suites Bossier City, LA mortgage loan (the “Hilton Garden Inn & Homewood Suites Bossier City, LA Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $22,000,000 and is secured by a first lien mortgage on the borrower’s fee interest in a select-service / extended stay hospitality property located in Bossier City, Louisiana (the “Hilton Garden Inn & Homewood Suites Bossier City, LA Property”). The Hilton Garden Inn & Homewood Suites Bossier City, LA Mortgage Loan has a five-year term, is interest-only for the entire term and accrues interest at a fixed rate of 6.22000% per annum on an Actual/360 basis.

The Property. The Hilton Garden Inn & Homewood Suites Bossier City, LA Property is a four-story, 291-room select-service / extended stay hotel. The Hilton Garden Inn & Homewood Suites Bossier City, LA Property is dual branded, with 177 rooms under the Hilton Garden Inn brand (the “Hilton Garden Inn”) and 114 rooms under the Homewood Suites brand (the “Homewood Suites”). The sponsor developed the Hilton Garden Inn & Homewood Suites Bossier City, LA Property in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Hilton Garden Inn & Homewood Suites Bossier City, LA

2012, and recently invested $3.8 million (approximately $21,500 per key) into the Hilton Garden Inn and $3.1 million (approximately $27,200 per key) into the Homewood Suites from January 2024 to August 2024. Shared amenities at the Hilton Garden Inn & Homewood Suites Bossier City, LA Property include a restaurant with a bar, 6,724 square feet of meeting space, an outdoor pool and whirlpool, a laundry room and an outdoor patio with a barbecue area.

As of February 28, 2025, the Hilton Garden Inn & Homewood Suites Bossier City, LA Property had a trailing 12-month occupancy of 82.4%, ADR of $131.11 and RevPAR of $108.03. Total revenue at the Hilton Garden Inn & Homewood Suites Bossier City, LA Property is comprised of three components: rooms (91.5% of underwritten revenue), food and beverage (7.5% of underwritten revenue) and miscellaneous income (1.0% of underwritten revenue). According to the appraisal, the 2024 demand segmentation for the Hilton Garden Inn & Homewood Suites Bossier City, LA Property is approximately 45% commercial, 30% group and 25% leisure.

The Hilton Garden Inn branded portion of the Hilton Garden Inn & Homewood Suites Bossier City, LA Property consists of 177 rooms, including 84 king bed, 79 queen/queen bed, and 14 suite guestrooms. The Hilton Garden Inn is subject to a 22-year franchise agreement with Hilton Garden Inns Franchise LLC that is scheduled to expire August 31, 2033. The following table presents certain information relating to the performance of the Hilton Garden Inn branded portion of the Hilton Garden Inn & Homewood Suites Bossier City, LA Property:

Historical Occupancy, ADR, RevPAR(1)
	Hilton Garden Inn(2)			Competitive Set(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	82.3%	$122.34	$100.72	63.2%	$105.17	$66.52	130.2%	116.3%	151.4%
2024	71.2%	$128.83	$100.72	61.2%	$109.20	$66.88	116.3%	118.0%	150.6%
TTM(4)	78.5%	$125.93	$98.90	61.2%	$109.36	$66.97	128.2%	115.2%	147.7%
(1)	Data obtained from a third-party hospitality research report, unless stated otherwise.
(2)	Based on operating statements provided by the borrower sponsor.
(3)	The Competitive Set includes Hampton by Hilton Inn Shreveport/Bossier City, Holiday Inn Express & Suites Shreveport Downtown, Holiday Inn Shreveport Downtown, SpringHill Suites Shreveport-Bossier City/Louisiana Downs, TownePlace Suites Shreveport Bossier City, Hampton by Hilton Inn & Suites Shreveport/Bossier City at Airline Drive and Wingate by Wyndham Bossier City.
(4)	TTM is as of February 28, 2025.

The Homewood Suites branded portion of the Hilton Garden Inn & Homewood Suites Bossier City, LA Property consists of 114 rooms, including 61 king suite, 39 queen/queen bed, and 14 two-bedroom suite guestrooms. The Homewood Suites branded portion is subject to a 22-year franchise agreement with Homewood Suites Franchise LLC that is scheduled to expire August 31, 2033. The following table presents certain information relating to the performance of the Homewood Suites branded portion of the Hilton Garden Inn & Homewood Suites Bossier City, LA Property:

Historical Occupancy, ADR, RevPAR(1)
	Homewood Suites(2)			Competitive Set(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2023	87.3%	$131.31	$114.69	79.2%	$111.11	$87.98	110.3%	118.2%	130.4%
2024	81.7%	$137.85	$114.69	78.5%	$116.36	$91.30	104.2%	118.5%	125.6%
TTM(4)	87.8%	$139.15	$122.20	75.6%	$119.96	$90.69	116.2%	116.0%	134.8%
(1)	Data obtained from a third-party hospitality research report, unless stated otherwise.
(2)	Based on operating statement provided by the borrower sponsor.
(3)	The Competitive Set includes Hampton by Hilton Inn Shreveport/Bossier City, Residence Inn Shreveport Airport, Comfort Suites Bossier City Shreveport East, TownePlace Suites Shreveport Bossier City, Holiday Inn Express & Suites Bossier City and Hampton by Hilton Inn & Suites Shreveport/Bossier City at Airline Drive.
(4)	TTM is as of February 28, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 10 – Hilton Garden Inn & Homewood Suites Bossier City, LA

Environmental. According to the Phase I environmental site assessment dated March 24, 2025, there was no evidence of any recognized environmental conditions at the Hilton Garden Inn & Homewood Suites Bossier City, LA Property.

The Market. The Hilton Garden Inn & Homewood Suites Bossier City, LA Property is located in Bossier City, Louisiana within the Shreveport-Bossier metro statistical area. The Shreveport-Bossier market is considered the commercial and cultural center of Ark-La-Tex, which is the area where Arkansas, Louisiana and Texas meet. Business and entertainment facilities have a strong presence in the Shreveport-Bossier market. Notably, the Shreveport Convention Center is located approximately 3 miles from the Hilton Garden Inn & Homewood Suites Bossier City, LA Property. The 350,000 square foot Shreveport Convention Center is the second largest convention center in the state, and hosts a variety of meetings, banquets, trade shows and entertainment events. The Shreveport Regional Airport, which is located approximately 10 miles from the Hilton Garden Inn & Homewood Suites Bossier City, LA Property, serves as an indicator for lodging demand in the Shreveport-Bossier market, which saw 586,120 passengers as of October 2024. The Shreveport Regional Airport also received $10 million in February 2024 for the construction of a new fixed-based operator terminal, which will serve general and private charter flights upon its projected completion in 2026. Tourism and leisure attractions also generate demand in the Shreveport-Bossier market, with riverboat casinos such as Horseshoe Hotel & Casino and racetrack casino facilities such as Harrah’s Louisiana Downs being among the most popular.

According to the appraisal, the estimated 2025 population and average household income within a one-, three- and five-mile radii of the Hilton Garden Inn & Homewood Suites Bossier City, LA Property were 9,078, 46,042 and 105,576 and $48,010, $57,362 and $74,522, respectively.

The following table presents certain information relating to the primary hotel competition for the Hilton Garden Inn & Homewood Suites Bossier City, LA Property.

Competitive Set(1)
			2024 Market Mix			2024 Operating Statistics
Property	Year Opened	Number of Rooms	Commercial	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Hilton Garden Inn & Homewood Suites	2012	291	45%	30%	25%	82.4%(2)	$131.11(2)	$108.03(2)
Hampton by Hilton Shreveport Bossier City	1995	123	60%	20%	20%	60%-65%	$115-$120	$70-$75
TownePlace Suites by Marriott Shreveport-Bossier City	2009	100	70%	20%	10%	75%-80%	$115-$120	$90-$95
SpringHill Suites by Marriott Shreveport Bossier City Louisiana Downs	2008	150	55%	25%	20%	70%-75%	$115-$120	$80-$85
Hampton by Hilton Shreveport Bossier City at Airline Drive	2011	71	60%	15%	25%	85%-90%	$130-$140	$115-$120
Residence Inn by Marriott Shreveport Airport	2001	78	65%	15%	20%	75%-80%	$130-$140	$100-$105
(1)	Source: Appraisal unless otherwise noted. Occupancy, ADR and RevPAR are based on estimated 2024 values.
(2)	Occupancy, ADR and RevPAR for Hilton Garden Inn & Homewood Suites Bossier City, LA Property are based on the aggregate operating statement provided by the borrower sponsor as of February 28, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 10 – Hilton Garden Inn & Homewood Suites Bossier City, LA

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Hilton Garden Inn & Homewood Suites Bossier City, LA Property:

Operating History and Underwritten Net Cash Flow
	2023(1)(2)	2024(1)(2)	TTM(2)(3)	Underwritten	Per Room(4)	% of Total Revenue(5)
Room Revenue	$11,278,974	$10,645,184	$11,474,031	$11,474,031	$39,430	91.5%
Food and Beverage Revenue	892,293	943,979	943,238	943,238	3,241	7.5
Miscellaneous Income	110,035	141,230	124,122	124,122	427	1.0
Total Revenue	$12,281,302	$11,730,393	$12,541,391	$12,541,391	$43,098	100.0%
Room Expense	2,067,651	2,172,462	2,133,434	2,133,434	7,331	18.6
Food and Beverage Expense	683,827	687,449	693,501	693,501	2,383	73.5
Miscellaneous Expenses	60,316	76,230	70,888	70,888	244	57.1
Total Departmental Expenses	$2,811,794	$2,936,141	$2,897,823	$2,897,823	$9,958	23.1%
Gross Operating Profit	$9,469,509	$8,794,252	$9,643,569	$9,643,569	$33,139	76.9%
Management Fees	368,439	351,912	358,818	376,242	1,293	3.0
Real Estate Taxes	337,447	349,082	348,078	348,078	1,196	2.8
Property Insurance	279,694	244,136	246,986	281,100	966	2.2
Other Expenses	3,634,940	3,684,056	3,821,321	3,821,321	13,132	30.5
Total Other Expenses	$4,620,520	$4,629,186	$4,775,203	$4,826,741	$16,587	38.5%
Net Operating Income	$4,848,988	$4,165,066	$4,868,366	$4,816,828	$16,553	38.4%
FF&E	0	0	0	501,656	1,724	4.0
Net Cash Flow	$4,848,988	$4,165,066	$4,868,366	$4,315,172	$14,829	34.4%
(1)	The decrease in Net Operating Income from 2023 to 2024 is due to $6,900,000 of renovations being completed from January 2024 to August 2024.
(2)	The Hilton Garden Inn underwent a $3,800,000 renovation from April 2024 through August 2024, and the Homewood Suites underwent a $3,100,000 renovation from January 2024 through March 2024. The renovations caused business interruptions; therefore, the TTM 2/28/2025 has been normalized by replacing the months in which the renovations took place with the same months of 2023.
(3)	TTM is as of February 28, 2025.
(4)	Per Room values are based on 291 rooms.
(5)	% of Total Revenue for Room Expense, Food & Beverage Expense and Miscellaneous Expenses are based on their corresponding revenue line item. All other line items are based on Total Revenue.

The Borrower. The borrowing entity for the Hilton Garden Inn & Homewood Suites Mortgage Loan is RT Bossier Hotel Partners LLC, a Louisiana limited liability company. The borrower is required to have at least one independent director. Legal counsel delivered a non-consolidation opinion in connection with the origination of the Hilton Garden Inn & Homewood Suites Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse guarantor is AVR Enterprises LLC, an affiliate of AVR Realty Company. Founded by Allan V. Rose, AVR Realty Company is a private real estate development, investment and management firm. AVR Realty Company is headquartered in New York and has a portfolio that spans 20 states and over 70 cities including hotels, multifamily apartments, retail centers, office buildings and ground-up developments. AVR Realty Company has a net worth and liquidity of approximately $765 million and $366 million, respectively. There is ongoing litigation involving controlling parties of AVR Enterprises, LLC. See “Description of the Mortgage Pool—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus for more information.

Property Management. The Hilton Garden Inn & Homewood Suites Bossier City, LA Property is managed by Dimension Hospitality, LLC, a third-party management company.

Escrows and Reserves. At origination, the borrower reserved $174,039 for real estate taxes.

Tax Escrows – The borrower is required to deposit monthly 1/12th of an amount that the lender estimates would be sufficient to pay taxes for the next ensuing 12 months, initially equal to approximately $29,007.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Hilton Garden Inn & Homewood Suites Bossier City, LA

Insurance Escrows – The borrower is required to deposit monthly 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage, unless the borrower maintains a blanket insurance policy in accordance with the Hilton Garden Inn & Homewood Suites Mortgage Loan documents.

FF&E Reserve – The borrower is required to deposit monthly into the FF&E reserve account an amount equal to 1/12th of 4% of the gross income from operations generated in the immediately preceding calendar year, initially equal to approximately $41,805.

Low DSCR Reserve – Upon the commencement of a DSCR Trigger Period (as defined below), the borrower will be required to deposit either (i) $340,000 or (ii) on each payment date during such DSCR Trigger Period, $30,000, to be held by the lender as additional security for the Hilton Garden Inn & Homewood Suites Mortgage Loan.

A “DSCR Trigger Period” will occur upon the last day of any two consecutive calendar quarters for which the debt service coverage ratio (“DSCR”) is less than 1.20x and will be cured upon the DSCR being at least 1.25x for two consecutive calendar quarters.

PIP Reserve – In connection with any property improvement plan required under the franchise agreement, the borrower will be required to (i) deliver the entirety of the lender’s estimated property improvement plan costs in cash or a letter of credit or (ii) notify the lender of the borrower’s election to make monthly installments reasonably estimated by the lender to provide for adequate funds to complete the property improvement plan work within the required timeframe. If the borrower elects to make monthly deposits, such deposits will commence on the first payment date immediately following the finalization of the property improvement plan.

Lockbox / Cash Management. The Hilton Garden Inn & Homewood Suites Mortgage Loan is structured with a hard lockbox and springing cash management. On a daily basis, all funds in the lockbox accounts will be swept to an account designated by the borrower, unless a Cash Management Period (as defined below) is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender, at which point, following payment of taxes and insurance, debt service, bank fees, operating expenses and required reserves, all funds are required to be deposited into the excess cash flow reserve, to be held by the lender as additional security for the Hilton Garden Inn & Homewood Suites Mortgage Loan and disbursed in accordance with the terms of the Hilton Garden Inn & Homewood Suites Mortgage Loan documents.

A ”Cash Management Period” means the occurrence of (a) an event of default under the Hilton Garden Inn & Homewood Suites Mortgage Loan documents, (b) a bankruptcy action of the borrower, guarantor or manager, (c) the occurrence of a PIP Trigger Event (as defined below) and (d) the earlier of (i) 12 months prior to the expiration date of the franchise agreement and (ii) such time that the borrower receives notice of termination of the franchise agreement.

A Cash Management Period may be cured upon the occurrence of the following, with respect to: (i) clause (a) above, the acceptance by the lender of a cure of such event of default in accordance with the Hilton Garden Inn & Homewood Suites Mortgage Loan documents, (ii) clause (b) above, with respect to the bankruptcy action of the manager only, the borrower replacing the manager with a qualified manager in accordance with the Hilton Garden Inn & Homewood Suites Mortgage Loan documents; (iii) clause (c) above, the occurrence of a PIP Trigger Cure (as defined below); and (iv) clause (d) above, the occurrence of a Franchisor Expiration Cure (as defined below).

A “PIP Trigger Event” is the date upon which the borrower fails to complete any property improvement work on or before the deadline set forth in the property improvement plan, subject to any extensions granted by the franchisor in writing.

A “PIP Trigger Cure” is, following a PIP Trigger Event, the date on which the borrower provides the lender with satisfactory evidence that the property improvement plan has been completed in a timely manner and there is no uncured event of default then claimed in writing by the franchisor under the franchise agreement.

A “Franchisor Expiration Cure” will occur at such time that the borrower has: (a) either (i) entered into a replacement franchise agreement with a qualified franchisor under the Hilton Garden Inn & Homewood Suites Mortgage Loan documents or (ii) delivered evidence reasonably satisfactory to the lender that the franchisor has renewed or extended the franchise agreement for a term not less than three years past the maturity date of the Hilton Garden Inn & Homewood Suites Mortgage Loan; (b) delivered written confirmation of the franchisor to the lender confirming that (i) the franchise agreement is full force and effect and has not been modified, amended or assigned, (ii) the borrower is not under default under the franchise

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 10 – Hilton Garden Inn & Homewood Suites Bossier City, LA

agreement and (iii) all sums under the franchise agreement have been paid in full; and (c) in the event that the replacement franchise agreement or renewal or extension of the franchise agreement requires a property improvement plan, delivery of a property improvement plan deposit to the lender in cash or a letter of credit equal to the estimated expenses approved by the lender.

Subordinate and Mezzanine Debt. None.

Permitted Future Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 11 – One Grove
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SGFC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$21,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$21,000,000	Property Type – Subtype:	Multifamily – High Rise
% of Pool by IPB:	3.4%	Net Rentable Area (Units)(5):	193
Loan Purpose:	Refinance	Location:	Jersey City, NJ
Borrower:	One Grove Property LLC	Year Built / Renovated:	2024 / NAP
Borrower Sponsor:	Sing Wang	Occupancy(4):	94.3%
Interest Rate:	5.99000%	Occupancy Date:	5/28/2025
Note Date:	6/6/2025	4th Most Recent NOI (As of)(6):	NAV
Maturity Date:	7/1/2030	3rd Most Recent NOI (As of)(6):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(6):	NAV
Original Term:	60 months	Most Recent NOI (As of)(6):	NAV
Original Amortization Term:	None	UW Economic Occupancy(7):	95.0%
Amortization Type:	Interest Only	UW Revenues:	$9,670,410
Call Protection:	L(25),D(4),DorYM1(24),O(7)	UW Expenses:	$3,460,860
Lockbox / Cash Management:	Soft (Residential); Hard (Commercial) / Springing	UW NOI:	$6,209,549
Additional Debt(1):	Yes	UW NCF:	$6,159,104
Additional Debt Balance(1):	$60,000,000	Appraised Value / Per Unit:	$126,200,000 / $653,886
Additional Debt Type(1):	Pari Passu	Appraisal Date:	2/26/2025

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$419,689
Taxes:	$443,752	$147,917	N/A	Maturity Date Loan / Unit:	$419,689
Insurance:	$56,759	$11,352	N/A	Cut-off Date LTV:	64.2%
Replacement Reserves:	$0	$4,121	N/A	Maturity Date LTV:	64.2%
TI / LC Reserve:	$4,975	Springing	$4,975	UW NCF DSCR:	1.25x
Performance Reserve(2):	$583,056	$0	N/A	UW NOI Debt Yield:	7.7%
Guarantor Liquidity Reserve(3):	$5,000,000	$0	N/A
Unfunded Obligations Reserve(4):	$426,944	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$81,000,000	90.9%	Loan Payoff	$77,572,518	87.0%
Borrower’s Equity	8,134,366	9.1	Upfront Reserves	6,515,486	7.3
			Closing Costs(8)	5,046,362	5.7
Total Sources	$89,134,366	100.0%	Total Uses	$89,134,366	100.0%
(1)	The One Grove Mortgage Loan (as defined below) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $81.0 million (the “One Grove Whole Loan”). The Financial Information in the chart above reflects the One Grove Whole Loan.
(2)	At any time after June 6, 2026, if the One Grove Property (as defined below) has (i) achieved a debt yield of at least 7.67% and (ii) no event of default has occurred or is continuing, the lender will disburse all of the funds held in the performance reserve to the borrower.
(3)	Upon delivery by the guarantor of a letter of credit in the amount of the initial guarantor liquidity reserve, the lender will return such amount back to the guarantor.
(4)	Unfunded Obligations reserves include an approximately $300,000 in gap rent reserve and $116,944 in free rent reserve for 7 leased residential units with executed lease start dates between June 2025 and August 2025 (as of May 28, 2025) and 3 vacant master units. Physical occupancy of 94.3% includes these 7 leased residential units with executed lease start dates between June 2025 and August 2025.
(5)	The One Grove Property features an additional seven short-term “hotel-style” rentals and one 995 square foot retail unit.
(6)	Historical financial information is unavailable as the One Grove Property was constructed in 2024.
(7)	Sing Wang, the borrower sponsor, entered into a master lease for the (i) 7 leased but not yet occupied units and (ii) 3 vacant market units (as of May 28, 2025) (the “Master Lease”), which would equate to 95.0% economic occupancy at the One Grove Property after giving effect to such Master Lease.
(8)	Closing Costs includes an interest rate buy down of approximately $3,477,830.

The Loan. The One Grove mortgage loan (the “One Grove Mortgage Loan”) is part of a fixed rate whole loan secured by the borrower’s fee interest in a 193-unit multifamily property located in Jersey City, New Jersey (the “One Grove Property”). The One Grove Whole Loan consists of two pari passu promissory notes and accrues interest at a rate of 5.99000% per annum on an Actual/360 basis. The One Grove Whole Loan has a 5-year term and is interest-only for the full term of the loan. The One Grove Whole Loan was originated by Societe Generale Financial Corporation (“SGFC”) on June 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 11 – One Grove

The One Grove Mortgage Loan is evidenced by the non-controlling Note A-2, with an original principal balance as of the Cut-off Date of $21,000,000. The One Grove Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-5C11 trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the One Grove Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$60,000,000	BMO 2025-5C11	Yes
A-2	$21,000,000	$21,000,000	BBCMS 2025-5C36	No
Whole Loan	$81,000,000	$81,000,000

The Property. The One Grove Property is a recently developed 193-unit luxury multifamily property located in Jersey City, New Jersey. The One Grove Property features studio, one-, two- and three-bedroom units with loft-inspired spaces, bespoke finishes, smart home features, stainless steel appliances, plank flooring, expansive windows, balconies in select units and in-unit washer and dryers. Community amenities feature a coworking lounge with meeting rooms and work pods, a self-serve café, a rooftop terrace, a rooftop lounge with demonstration kitchen and dining, a fitness center, a bike room, package reception services, a parking garage with electric vehicle charging stations and an Utron parking system. Additionally, the One Grove Property features seven short-term “hotel-style” rentals and 995 square feet of retail space which is currently leased to Molly Tea through August 2034 at a rental rate of $51.26 per square feet. Parking is provided via 77 parking spaces, resulting in a parking ratio of approximately 0.4 spaces per unit. As of the May 28, 2025 rent roll, the One Grove Property was 94.3% leased.

The following table presents detailed information with respect to the unit mix at the One Grove Property:

Multifamily Unit Mix(1)
Unit Type	No. of Units	% of Total	Leased Units	% of Units Leased	Average Unit Size (SF)	Avg. Monthly Rental Rate(2)	Avg. Monthly Rental Rate per SF(2)
Studio	51	26.4%	51	100.0%	515	$3,217	$6.25
1BR	99	51.3	94	94.9	710	$3,910	$5.51
2BR(3)	39	20.2	34	87.2	1,006	$5,369	$5.34
3BR	4	2.1	3	75.0	1,376	$7,955	$5.78
Total/Wtd. Avg.	193	100.0%	182	94.3%	732	$4,055	$5.62
(1)	Based on the underwritten rent roll dated May 28, 2025.
(2)	Avg. Monthly Rental Rate and Avg. Monthly Rental Rate per SF are calculated using the in-place contract rent of the Leased Units.
(3)	The 2BR Unit Type count includes one employee unit.

Environmental. According to the Phase I environmental assessment dated March 6, 2025, there was no evidence of any recognized environmental conditions or business environmental risks in connection with the One Grove Property. However, controlled recognized environmental conditions and historical recognized environmental conditions were identified. Based on the conclusions of the Phase I environmental assessment, the engineer recommends the continual implementation of the property use restrictions currently in-place under the Restricted Use Response Action Outcome (RAO) and NJDEP-approved Remedial Action Permit due to the presence of historical fill material. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – One Grove

The following table presents certain information relating to the historical and current occupancy of the One Grove Property:

	Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
NAV	NAV	NAV	94.3%
(1)	Historical occupancies are not applicable as the One Grove Property was constructed in 2024.
(2)	Current occupancy is as of May 28, 2025, and includes 7 leased residential units with executed lease start dates between June 2025 and August 2025.

The following table presents certain information relating to the operating history and underwritten cash flows of the One Grove Property:

Underwritten Net Cash Flow
	Underwritten	Per Unit	%(1)
Rents In-Place	$9,508,177	$49,265	93.4%
Gross Potential Rent	$9,508,177	$49,265	93.4%
Parking Income	111,000	575	1.1
Other Income 1(2)	307,491	1,593	3.0
Other Income 2(3)	255,000	1,321	2.5
Net Rental Income	$10,181,668	$52,755	100.0%
(Vacancy/Credit Loss)	(511,258)	(2,649)	(5.0)
Effective Gross Income	$9,670,410	$50,106	95.0%

Total Expenses	$3,460,860	$17,932	35.8%

Net Operating Income	$6,209,549	$32,174	64.2%
Replacement Reserve	50,445	261	0.5

Net Cash Flow	$6,159,104	$31,912	63.7%
(1)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(2)	Other Income 1 is comprised of amenity fees, application fees, pet rent, lease break fees, damage fees and other miscellaneous income.
(3)	Other Income 2 is comprised of $204,000 for the short-term/transient revenue net of transient fees and $51,000 for retail revenue.

The Market. The One Grove Property is located in Jersey City, New Jersey in southern Hudson County. Jersey City is bordered on the south by Bayonne, on the north by Hoboken, Union City and North Bergen, on the west by Secaucus and Kearny, and on the east by the Hudson River followed by New York City. More specifically, the One Grove Property is located in the Downtown Jersey City neighborhood within the waterfront of Jersey City. Redevelopment of the Hudson River waterfront has been underway since the mid-1980s. This redevelopment was largely due to its proximity and accessibility to lower Manhattan. The redevelopment from Jersey City on the south to Weehawken to the north has attracted bank, stock brokerage, and commodities firms from Wall Street and downtown Manhattan office buildings. Major office and mixed-use developments in Jersey City include Harborside Financial Center, Newport Center, Hudson Exchange, Exchange Place, Grove Street Redevelopment Area, Colgate Center and Liberty Harbor North.

Primary access to the One Grove Property neighborhood is provided via Washington Boulevard and Grand Street. US Route 1 and 9 is the main north-south corridor in Jersey City and is located to the west of the neighborhood. The New Jersey Turnpike/I-95 feeds into Jersey City and is the main highway servicing the Holland Tunnel. Other regional highways include Interstate Routes 280 and 80. The One Grove Property is approximately one mile south of the Holland Tunnel toll plaza, the area’s main access to New York City. The Port Authority Trans-Hudson (PATH) system provides subway access to Downtown (Former World Trade Center area) and Midtown Manhattan (33rd Street). New Jersey PATH stations are located in Hoboken, Jersey City, Harrison and Newark. The One Grove Property is within walking distance to the Grove Street and the Exchange Place PATH Stations along the Waterfront Promenade that lines the Hudson River from Jersey City into Hoboken. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the One

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 11 – One Grove

Grove Property is 75,725, 614,443 and 1,626,744, respectively. The average household income within the same radii was approximately $220,651, $176,111 and $172,814.

According to the appraisal, the One Grove Property is located in the Jersey City apartment submarket within the Newark-Jersey City, NJ-PA apartment market. As of the fourth quarter of 2024, the Newark-Jersey City, NJ-PA apartment market contained 575,078 units, with a vacancy rate of 3.3% and an effective rental rate of $2,754 per unit. The Newark-Jersey City, NJ-PA apartment market reported completions of 4,868 units with a positive net absorption of 6,654 units. As of the fourth quarter of 2024, the Jersey City apartment submarket contained 81,098 units, with a vacancy rate of 3.1% and an effective rental rate of $3,720 per unit.

The following table presents multifamily rental data at comparable properties with respect to the One Grove Property:

Comparable Rental Summary(1)
Property Name Location	Year Built / Renovated	Occupancy	# of Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
One Grove	2024 / NAP	94.3%(2)	193(2)	Studio(2)	515(2)	$6.25(2)(3)	$3,217(2)(3)
215 Grove Street				1 BR(2)	710(2)	$5.51(2)(3)	$3,910(2)(3)
Jersey City, NJ				2 BR(2)	1,006(2)	$5.34(2)(3)	$5,369(2)(3)
				3 BR(2)	1,376(2)	$5.78(2)(3)	$7,955(2)(3)
235 Grand Street	2019 / NAP	96.7%	549	Studio	425	$7.36	$3,126
Jersey City, NJ				1 BR	636	$5.72	$3,639
				2 BR	925	$5.55	$5,135
88 Regent Street	2022 / NAP	97.1%	389	Studio	447	$6.71	$2,998
Jersey City, NJ				1 BR	679	$5.69	$3,863
				2 BR	1,001	$5.43	$5,431
	2018 / NAP	92.2%	153	Studio	555	$5.95	$3,304
197 Van Vorst Street				1 BR	773	$4.75	$3,671
Jersey City, NJ				2 BR	1,134	$4.82	$5,461
				3 BR	1,542	$3.99	$6,155
	2015 / NAP	100.0%	99	Studio	606	$5.09	$3,086
201 Montgomery Street				1 BR	809	$4.99	$4,033
Jersey City, NJ				2 BR	998	$4.29	$4,278
				3 BR	1,524	$4.77	$7,274
				Studio	520	$6.66	$3,464
25 Christopher Columbus Drive	2022 / NAP	91.1%	750	1 BR	749	$6.09	$4,564
Jersey City, NJ				2 BR	1,154	$6.41	$7,393
				3 BR	1,466	$6.82	$10,005
	2015 / NAP	94.1%	417	Studio	548	$5.68	$3,110
160 Morgan Street				1 BR	751	$5.07	$3,805
Jersey City, NJ				2 BR	1,131	$4.80	$5,424
				3 BR	1,462	$4.05	$5,928
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated May 28, 2025.
(3)	Average Rent per SF and Average Rent per Unit are based on occupied units

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 12 – Gardens at Chamblee
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,250,000	Title:	Fee
Cut-off Date Principal Balance:	$18,250,000	Property Type – Subtype:	Multifamily – Garden
% of Pool by IPB:	3.0%	Net Rentable Area (Units):	104
Loan Purpose:	Refinance	Location:	Chamblee, GA
Borrower:	Chamblee Duplex Holdings, LLC	Year Built / Renovated:	1958 / 2022-2025
Borrower Sponsors:	Eric D. Mattingly and Andrew Moore	Occupancy:	95.2%
Interest Rate:	6.56600%	Occupancy Date:	6/17/2025
Note Date:	7/2/2025	4th Most Recent NOI (As of)(1):	$764,917 (12/31/2022)
Maturity Date:	7/6/2030	3rd Most Recent NOI (As of)(1):	$1,440,822 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(1):	$1,050,440 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(1):	$1,174,436 (TTM 5/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	94.1%
Amortization Type:	Interest Only	UW Revenues:	$2,595,056
Call Protection:	L(25),D(31),O(4)	UW Expenses:	$988,957
Lockbox / Cash Management:	Springing	UW NOI:	$1,606,099
Additional Debt:	No	UW NCF:	$1,580,099
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$26,300,000 / $252,885
Additional Debt Type:	N/A	Appraisal Date:	4/23/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$175,481
Taxes:	$271,335	$28,264	N/A	Maturity Date Loan / Unit:	$175,481
Insurance:	$19,771	$5,492	N/A	Cut-off Date LTV:	69.4%
Replacement Reserve:	$0	$2,167	N/A	Maturity Date LTV:	69.4%
Immediate Repairs:	$14,438	$0	N/A	UW NCF DSCR:	1.30x
				UW NOI Debt Yield:	8.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,250,000	96.7%	Loan Payoff	$17,939,260	95.0%
Borrower Equity	629,713	3.3	Closing Costs(2)	634,909	3.4
			Reserves	305,543	1.6
Total Sources	$18,879,713	100.0%	Total Uses	$18,879,713	100.0%
(1)	The Gardens at Chamblee Property (as defined below) was acquired in May 2022. The increases in historical net operating income are attributed to renovations at the Gardens at Chamblee Property which began at the end of 2022, with the final renovated units coming online in 2025. As of June 17, 2025, the Gardens at Chamblee Property was 95.2% occupied. See “The Property” section for further information.
(2)	Closing Costs include a rate buydown of approximately $247,561.

The Loan. The Gardens at Chamblee mortgage loan (the “Gardens at Chamblee Mortgage Loan”) is secured by the borrower’s fee interest in a garden style multifamily property located in Chamblee, Georgia (the “Gardens at Chamblee Property”). The Gardens at Chamblee Mortgage Loan accrues interest at a fixed rate of 6.56600% per annum. The Gardens at Chamblee Mortgage Loan has a five-year term, is interest only for the entire term and accrues interest on an Actual/360 basis.

The Property. The Gardens at Chamblee Property is a 104-unit, garden style multifamily property located in Chamblee, Georgia, approximately 10 miles northeast of the Atlanta central business district. The Gardens at Chamblee Property consists of 52 single-story duplex-style buildings and a single-story leasing office with 204 parking spaces. The Gardens at Chamblee Property was constructed in 1958, recently renovated from 2022 to 2025 and is situated on 10 parcels totaling approximately 9.2 acres. Amenities at the Gardens at Chamblee Property include a laundry facility, vegetable garden and a newly installed playground. Unit amenities include granite countertops, stainless steel appliances, dishwasher, private patios/balconies, range/oven and refrigerator. The Gardens at Chamblee Property is 95.2% leased as of June 17, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 12 – Gardens at Chamblee

The unit mix of the Gardens at Chamblee Property includes one one-bedroom unit, 80 two-bedroom units and 23 three-bedroom units with an average unit size of 1,034 square feet and an average monthly rental rate of $2,078.

The borrower sponsors purchased the Gardens at Chamblee Property in May 2022 for approximately $21.0 million and have since invested approximately $2.1 million ($20,605 per unit) on capital expenditures including fresh paint, new flooring, countertops, appliances, and bathroom vanities and fixtures, as well as exterior and common area upgrades such as roof repairs, plumbing and HVAC work, upgraded landscaping and a new playground installation.

The following table presents certain information relating to the historical and current occupancy of the Gardens at Chamblee Property:

Historical and Current Occupancy
2022(1)	2023(1)	2024(1)	Current(2)
98.5%	94.1%	82.1%	95.2%
(1)	Historical occupancies are based on average occupancy of each respective year.
(2)	Current occupancy is based on the underwritten rent roll as of June 17, 2025.

The following table presents detailed information with respect to the residential units at the Gardens at Chamblee Property:

Unit Summary(1)
Unit Type	No. of Units	% of Total	Occupied Units	Occ. %	Average Unit Size (SF)	Average Monthly Rental Rate(2)	Average Monthly Rental Rate per SF(2)	Average Monthly Market Rental Rate(3)	Average Monthly Market Rental Rate per SF(3)
1BR /1BA	1	1.0%	1	100.0%	950	$1,550	$1.63	$1,550	$1.63
2BR/1BA	27	26.0%	26	96.3%	1,000	$1,923	$1.92	$1,950	$1.95
2BR/1BA - ELITE(4)	46	44.2%	43	93.5%	1,000	$2,048	$2.05	$2,060	$2.06
2BR/1BA - UP(4)	6	5.8%	6	100.0%	1,000	$2,054	$2.05	$2,040	$2.04
2BR/1BA - XL	1	1.0%	1	100.0%	1,100	$1,950	$1.77	$1,950	$1.77
3BR/1BA	4	3.8%	3	75.0%	1,150	$2,208	$1.92	$2,325	$2.02
3BR/1BA - ELITE(4)	14	13.5%	14	100.0%	1,150	$2,371	$2.06	$2,495	$2.17
3BR/1BA - UP(4)	5	4.8%	5	100.0%	1,150	$2,399	$2.09	$2,450	$2.13
Total/Wtd. Avg.	104	100.0%	99	95.2%	1,034	$2,078	$2.01	$2,112	$2.04
(1)	Based on the underwritten rent roll as of June 17, 2025, unless otherwise indicated.
(2)	Average Monthly Rental Rate and Average Monthly Rental Rate per SF are calculated based on the in-place contract rent of the Occupied Units.
(3)	Source: Appraisal.
(4)	Unit Type denoted by “ELITE” have been renovated by the current borrower sponsors and “UP” were renovated by the previous owner with the renovation scopes between the current borrower sponsors and the previous owner being near identical according to the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 12 – Gardens at Chamblee

The following table presents certain information relating to the operating history and underwritten cash flows of the Gardens at Chamblee Property:

Operating History and Underwritten Net Cash Flow
	2022(1)	2023(1)	2024(1)	TTM(1)(2)	Underwritten(1)	Per Unit	%(3)
Rents in Place	$1,246,381	$2,157,105	$2,455,394	$2,478,552	$2,468,340	$23,734	89.8%
Vacant Income	0	0	0	0	125,460	1,206	4.6
Gross Potential Rent	$1,246,381	$2,157,105	$2,455,394	$2,478,552	$2,593,800	$24,940	94.4%
Other Income	82,816	182,740	137,240	135,064	154,559	1,486	5.6
Net Rental Income	$1,329,196	$2,339,845	$2,592,634	$2,613,616	$2,748,359	$26,427	100.0%
(Vacancy)	(157,128)	(134,243)	(476,235)	(489,774)	(125,460)	(1,206)	(4.6)
(Credit Loss)	(4,089)	1,535	(57,489)	(445)	(12,936)	(124)	(0.5)
(Concessions)	0	(11,134)	(12,796)	(14,245)	(14,907)	(143)	(0.5)
Effective Gross Income	$1,167,979	$2,196,002	$2,046,114	$2,109,152	$2,595,056	$24,952	94.4%

Total Expenses	403,062	755,181	995,675	934,716	988,957	9,509	38.1

Net Operating Income	$764,917	$1,440,822	$1,050,440	$1,174,436	$1,606,099	$15,443	61.9%

Capex/RR	0	0	0	0	26,000	250	1.0

Net Cash Flow	$764,917	$1,440,822	$1,050,440	$1,174,436	$1,580,099	$15,193	60.9%
(1)	The Gardens at Chamblee Property (as defined below) was acquired in May 2022. The increases in historical net operating income are attributed to renovations at the Gardens at Chamblee Property which began at the end of 2022, with the final renovated units coming online in 2025. As of June 17, 2025, the Gardens at Chamblee Property was 95.2% occupied. See “The Property” section for further information.
(2)	TTM represents the trailing 12-month period ending May 31, 2025.
(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Environmental. According to the Phase I environmental assessment dated April 25, 2025, there was no evidence of any recognized environmental conditions at the Gardens at Chamblee Property.

The Market. The Gardens at Chamblee Property is located in Chamblee, DeKalb County, Georgia, approximately 10 miles northeast of the Atlanta central business district. Primary access to the Gardens at Chamblee Property is provided by Interstate 85, which is located approximately one mile northeast of the Gardens at Chamblee Property, which connects with Interstates 75, 20 and 285, providing access throughout metropolitan Atlanta and the southeastern United States. Public transportation is available through Metropolitan Atlanta Rapid Transit Authority’s (“MARTA”) bus service, which links to area rail stations, with the Chamblee MARTA station approximately 1.4 miles southwest of the Gardens at Chamblee Property.

According to a third-party market research report, the Gardens at Chamblee Property is located in the Atlanta - GA multifamily market within the North Atlanta multifamily submarket. As of April 2025, the Atlanta - GA multifamily market had an inventory of 537,482 units, a vacancy rate of 12.6% and asking rent per unit of $1,657. The North Atlanta multifamily submarket had inventory of 24,964 units, a vacancy rate of 10.8% and asking rent per unit of $1,751 for the same period.

According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of the Gardens at Chamblee Property was 9,021, 104,499 and 290,026, respectively, and the estimated 2025 average household income within the same radii was $91,016, $124,622 and $143,357, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 12 – Gardens at Chamblee

The following table presents certain information relating to comparable multifamily rentals to the Gardens at Chamblee Property:

Comparable Multifamily Rental Summary(1)
Property Name / Address	Year Built / Renovated	Occ. %	# of Units	Unit Type	Average Unit Size (SF)	Average Monthly Rent ($/month)(2)	Average Monthly Rent ($/SF)(2)
Gardens at Chamblee 10 Clairview Drive 4 and 1, 18, 20, 22, 23, 25, 28, 29 and 32 Pearl Lane Chamblee, GA	1958 / 2022-2025	95.2%	104	1 BR/1 BA 2 BR/1 BA 2 BR/1 BA ELITE 2 BR/1 BA UP 2 BR/1 BA XL 3 BR/1 BA 3 BR/1 BA ELITE 3 BR/1 BA UP	950 1,000 1,000 1,000 1,100 1,150 1,150 1,150	$1,550 $1,923 $2,048 $2,054 $1,950 $2,208 $2,371 $2,399	$1.63 $1.92 $2.05 $2.05 $1.77 $1.92 $2.06 $2.09
Huntington Station 2560 New Haven Drive Atlanta, GA	1973 / 2015	98.0%	330	1 BR/1 BA 2 BR/1.5 BA 2 BR/2 BA 3 BR/2 BA 3 BR/2.5 BA	790 1,102 1,020 1,320 1,436	$1,130 $1,545 $1,530 $2,064 $2,115	$1.43 $1.40 $1.50 $1.56 $1.47
Legacy North 5260 Buford Highway Northeast Chamblee, GA	1966 / NAP	81.0%	176	1 BR/1 BA 2 BR/1 BA 2 BR/2 BA 2 BR/2 BA 3 BR/2 BA 3 BR/2 BA	743 885 943 1,003 1,154 1,440	$1,495 - $1,695 $2,095 $2,195 $2,195 $2,095 - $2,295 $2,595	$2.15 $2.37 $2.33 $2.19 $1.90 $1.80
Woodgate 3248 Chamblee Dunwoody Road Chamblee, GA	1966 / 2005	94.0%	256	1 BR/1 BA 1 BR/1 BA 2 BR/1 BA 3 BR/1 BA	675 685 800 900	$1,549 - $1,649 $1,769 $1,879 $2,299	$2.37 $2.58 $2.35 $2.55
Chamblee Heights 3265 Chamblee Dunwoody Road Chamblee, GA	1974 / 2006	97.0%	170	1 BR/1 BA 2 BR/1 BA 2 BR/1.5 BA 2 BR/1.5 BA TH 3 BR/1 BA 3 BR/1.5 BA TH	665 800 965 1,050 935 1,300	$1,495 $1,595 $1,725 $1,595 $1,895 $1,595	$2.25 $1.99 $1.79 $1.52 $2.03 $1.23
Mirador at Peachtree 2203 Plaster Road Atlanta, GA	1971 / 2015	94.0%	164	1 BR/1 BA 2 BR/2 BA 2 BR/2 BA 3 BR/2 BA 3 BR/2 BA	900 1,175 1,142 1,192 1,375	$1,365 - $1,494 $1,518 - $1,796 $1,671 $2,511 $2,559	$1.59 $1.41 $1.46 $2.11 $1.86
Chamblee Square 2452 Chamblee Tucker Road Chamblee, GA	1965 / NAP	96.0%	180	2 BR/1 BA 2 BR/2 BA	920 897	$1,944 $2,047	$2.11 $2.28
(1)	Source: Appraisal, except for the Gardens at Chamblee Property, which information is based on the underwritten rent roll dated June 17, 2025.
(2)	Represents the average in-place rents of occupied units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 13 – GLHH Self Storage Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	ZBNA	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$16,400,000	Title:	Fee
Cut-off Date Principal Balance:	$16,400,000	Property Type - Subtype:	Self Storage – Self Storage
% of IPB:	2.7%	Net Rentable Area (SF)(3):	315,533
Loan Purpose:	Refinance	Location(4):	Various
Borrowers(1):	Various	Year Built / Renovated(4):	Various / Various
Borrower Sponsor:	Gabriel C. Dean	Occupancy:	87.1%
Interest Rate:	6.80000%	Occupancy Date:	6/5/2025
Note Date:	4/17/2025	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	5/6/2030	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(5):	$1,368,655 (12/31/2024)
Original Term:	60 months	Most Recent NOI (As of)(5):	$1,441,166 (TTM 4/30/2025)
Original Amortization Term:	None	UW Economic Occupancy:	87.8%
Amortization Type:	Interest Only	UW Revenues:	$2,091,721
Call Protection:	L(27),YM1(27),O(6)	UW Expenses:	$512,515
Lockbox / Cash Management:	Springing	UW NOI:	$1,579,206
Additional Debt:	No	UW NCF:	$1,547,652
Additional Debt Balance:	N/A	Appraised Value / Per SF(4)(6):	$23,200,000 / $74
Additional Debt Type:	N/A	Appraisal Date(4)(6):	3/11/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$52
Taxes:	$33,500	$10,500	N/A	Maturity Date Loan / SF:	$52
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	70.7%
Replacement Reserves:	$2,630	$2,630	N/A	Maturity Date LTV:	70.7%
				UW NCF DSCR:	1.37x
				UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,400,000	100.0%	Loan Payoff	$14,673,261	89.5%
			Closing Costs(7)	1,552,962	9.5
			Return of Equity	137,647	0.8
			Upfront Reserves	36,130	0.2
Total Sources	$16,400,000	100.0%	Total Uses	$16,400,000	100.0%
(1)	The borrowers include: My Storage Great Lakes Properties LLC, My Storage Kalamazoo, LLC, My Storage Hopedale, LLC, My Storage Rock Falls, LLC, My Storage Greensboro, LLC, My Storage Annawan, LLC, My Storage Greenville Indiana, LLC, My Storage Kewanee, LLC, My Storage Marinette, LLC, My Storage Albia, LLC, My Storage Bama, LLC, My Storage Tallassee, LLC, My Storage Semmes, LLC, My Storage Warrior, LLC, My Storage Bolivar, LLC and My Storage Midland, LLC.
(2)	The GLLH Self Storage Portfolio Mortgage Loan (as defined below) documents do not require ongoing monthly insurance reserve deposits so long as (i) no event of default is continuing, (ii) the GLLH Self Storage Portfolio Properties (as defined below) are covered under a blanket or umbrella policy acceptable to the lender, (iii) the borrowers provide the lender with evidence of renewal of such policies and (iv) the borrowers provide the lender with paid receipts for payment of the insurance premiums by no later than 10 business days prior to the policy expiration dates.
(3)	Only includes the self storage square footage. See “The Properties” below for a discussion of the multifamily, office, parking and cell tower components at certain GLLH Self Storage Portfolio Properties.
(4)	See “Portfolio Summary” below.
(5)	The borrower sponsor acquired the GLLH Self Storage Portfolio Properties between 2021 and 2024, therefore, historical information is not available (My Storage Annawan, My Storage Marinette, My Storage Albia West, My Storage Albia North, My Storage Greenville (Indiana), My Storage Semmes, My Storage Greensboro, My Storage Warrior and My Storage Tallassee were acquired by the borrower sponsor in 2024). GLLH Self Storage Portfolio Properties that do not have a full year-end 2024 or TTM given the recent acquisitions have been annualized to include 12 months.
(6)	Appraised Value / Per SF, Appraisal Date, Cut-off Date LTV and Maturity Date LTV represent the as portfolio value of $23,200,000 as of March 11, 2025, for which the appraisal gave a monetary benefit for the aggregation of the 24 GLLH Self Storage Portfolio Properties. Without such portfolio benefit, the sum of each of the “as is” appraised values is $21,635,000 as of the dates March 1, 2025 through March 11, 2025. The Cut-off Date LTV and Maturity Date LTV based on the “as-is” value (without such as portfolio monetary benefit) are 75.8% and 75.8%, respectively. Notably, no individual GLLH Self Storage Portfolio Properties are permitted to be released pursuant to the GLLH Self Storage Portfolio Mortgage Loan documents.
(7)	Closing Costs include an interest rate buydown fee of $492,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 13 – GLHH Self Storage Portfolio

The Loan. The GLLH Self Storage Portfolio mortgage loan (the “GLLH Self Storage Portfolio Mortgage Loan”) is secured by the borrowers’ fee simple interests in 24 self-storage properties, totaling approximately 315,533 square feet comprising 2,023 storage units across seven states (individually or collectively, as the context may require, the “GLLH Self Storage Portfolio Properties”). The GLLH Self Storage Portfolio Mortgage Loan accrues interest at a fixed rate of 6.80000% per annum on an Actual/360 basis with an initial five-year term and is interest-only for the entire term.

The Properties. The GLLH Self Storage Portfolio Properties comprise 24 self-storage properties totaling approximately 315,533 square feet, inclusive of 2,023 storage units, located across Michigan, Alabama, Indiana, Illinois, Wisconsin, Iowa and Tennessee. The GLLH Self Storage Portfolio Properties were built between 1955 and 2023 and have an average facility size of approximately 13,147 square feet and approximately 84 units. As of June 5, 2025, the GLLH Self Storage Portfolio Properties were 87.1% occupied by square footage and 85.2% occupied by units. The GLLH Self Storage Portfolio Properties’ unit mix includes 1,900 non-climate-controlled units, 123 climate-controlled units, 41 rental parking spaces, 16 rental apartments/home/cabin units which are 100% occupied, approximately 4,394 square feet of office space and one cell tower across the portfolio. Notably, no individual GLLH Self Storage Portfolio Properties are permitted to be released pursuant to the GLLH Self Storage Portfolio Mortgage Loan documents.

The following table presents geographical information relating to the GLLH Self Storage Portfolio Properties:

Portfolio Geographical Summary(1)
State	Number of Properties	Allocated Loan Amount (“ALA”)(2)	% of ALA	Net Rentable Area (SF)	% of NRA
Illinois	9	$4,169,171	25.4%	102,776	32.6%
Alabama	6	4,544,397	27.7	68,860	21.8
Michigan	4	3,623,387	22.1	72,670	23.0
Iowa	2	720,129	4.4	18,925	6.0
Wisconsin	1	1,932,979	11.8	30,075	9.5
Tennessee	1	1,061,243	6.5	14,787	4.7
Indiana	1	348,694	2.1	7,440	2.4
Total	24	$16,400,000	100.0%	315,533	100.0%
(1)	Based on the underwritten rent roll as of June 5, 2025. Only includes the self storage square footage.
(2)	Source: GLLH Self Storage Portfolio Mortgage Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 13 – GLHH Self Storage Portfolio

The following table presents certain information relating to the GLLH Self Storage Portfolio Properties:

Portfolio Summary(1)
My Storage Property	City, State	Year Built / Renovated	Net Rentable Area (SF)(2)	Total Occ. (% by SF)(2)	Units(2)	Total Occ. (% by Units) (2)	ALA(3)	% of ALA	“As-Is” Appraised Value	UW NOI(2)
Marinette(4)	Marinette, WI	2023 / NAP	30,075	90.3%	171	88.9%	$1,932,979	11.8%	$2,550,000	$160,982
Tallassee(4)(5)(6)	Tallassee, AL	1988, 1992, 1995, 2021 / NAP	14,400	90.6	106	88.7	1,288,653	7.9	1,700,000	116,041
Midland(6)	Midland, MI	1955 / 1985	24,880	91.2	151	90.7	1,159,787	7.1	1,530,000	136,854
Bolivar(5)	Bolivar, TN	1967 / 1997	14,787	93.2	141	92.2	1,061,243	6.5	1,400,000	125,957
Rock Falls	Rock Falls, IL	1987 / NAP	28,384	88.9	141	82.3	947,539	5.8	1,250,000	93,968
Hopedale	Hopedale, IL	2010 / NAP	24,520	73.9	119	69.7	947,539	5.8	1,250,000	66,353
Roscommon(6)	Roscommon, MI	1955, 1994, 2022 / 2022	21,700	75.5	128	69.5	932,378	5.7	1,230,000	99,419
Tuscaloosa	Tuscaloosa, AL	2015, 2018 / NAP	13,260	91.0	89	93.3	871,736	5.3	1,150,000	96,874
Ionia	Ionia, MI	2021 / NAP	15,990	86.5	119	86.6	841,414	5.1	1,110,000	90,667
Kewanee Main(6)	Kewanee, IL	1993, 2010, 2019 / NAP	13,500	94.8	95	94.7	$758,030	4.6	1,000,000	71,054
Warrior	Warrior, AL	2006 / NAP	10,950	93.2	66	93.9	701,179	4.3	925,000	66,034
Kalamazoo	Kalamazoo, MI	2014 / NAP	10,100	85.1	86	80.2	689,808	4.2	910,000	61,023
Ragland	Ragland, AL	2011, 2013, 2016, 2023 / NAP	13,500	92.2	96	88.5	682,228	4.2	900,000	61,746
Semmes	Semmes, AL	1994 / NAP	9,500	85.3	67	80.6	538,202	3.3	710,000	50,475
Kewanee Atkinson	Atkinson, IL	2010 / NAP	12,800	74.2	63	71.4	530,622	3.2	700,000	35,714
Albia North	Albia, IA	2018 / NAP	12,925	89.4	67	85.1	492,720	3.0	650,000	45,702
Greensboro	Greensboro, AL	2002 / NAP	7,250	87.6	76	81.6	462,399	2.8	610,000	54,608
Greenville (Indiana)(5)	Greenville, IN	2008 / 2010	7,440	93.1	48	91.7	348,694	2.1	460,000	32,998
Kewanee 6th Street	Kewanee, IL	2002 / NAP	6,860	88.5	50	86.0	341,114	2.1	450,000	31,279
Kewanee Lake	Kewanee, IL	2005 / NAP	6,752	95.0	41	95.1	303,212	1.8	400,000	30,161
Albia West	Albia, IA	2010 / NAP	6,000	80.0	40	77.5	227,409	1.4	300,000	16,602
Kewanee Tremont	Kewanee, IL	1982, 1987 / NAP	3,560	93.3	19	89.5	113,705	0.7	150,000	11,618
Kewanee 6th-Tremont	Kewanee, IL	2002 / NAP	2,400	87.5	24	87.5	113,705	0.7	150,000	11,185
Annawan	Annawan, IL	2023 / NAP	4,000	85.0	20	85.0	113,705	0.7	150,000	11,893
Total			315,533	87.1%	2,023	85.2%	$16,400,000	100.0%	$23,200,000(7)	$1,579,206
(1)	Source: Appraisals and property condition reports, unless otherwise indicated.
(2)	Based on the underwritten rent roll dated June 5, 2025. Only includes the self-storage units and such self-storage unit square footage.
(3)	Source: GLLH Self Storage Portfolio Mortgage Loan documents.
(4)	The Marinette and Tallassee properties contain 4,394 SF of office space.
(5)	The Greenville (Indiana), Tallassee and Bolivar properties include a total of 123 climate-controlled self-storage units.
(6)	The Kewanee Main, Tallassee, Roscommon and Midland properties include 16 rental apartment/home/cabin units which are 100% occupied as of June 5, 2025.
(7)	Represents the as portfolio value of $23,200,000 as of March 11, 2025, for which the appraisal gave a monetary benefit for the aggregation of the 24 GLLH Self Storage Portfolio Properties. Without such portfolio benefit, the sum of each of the “as is” appraised values is $21,635,000 as of the dates March 1, 2025 through March 11, 2025.

Environmental. According to the Phase I environmental assessments dated March 14, 2025 to March 18, 2025, a recognized environmental condition was identified at each of the My Storage Tallassee and My Storage Midland property within the GLLH Self Storage Portfolio, due to the historical presence of an auto salvage yard and gasoline filling station, respectively. The lender required environmental insurance be obtained by the borrowers for both locations in an aggregate limit of $2,000,000 and each incident limit of $2,000,000 for an 8-year term. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Environmental Considerations” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 13 – GLHH Self Storage Portfolio

The following table presents certain information relating to the historical and current occupancy of the GLLH Self Storage Portfolio Properties:

Historical and Current Occupancy(1)
2024(2)	Current(3)
87.5%	87.1%
(1)	The borrower sponsor acquired the GLLH Self Storage Portfolio Properties between 2021 and 2024, therefore, historical information is not available. GLLH Self Storage Portfolio Properties that do not have a full year-end 2024 or TTM given the recent acquisitions have been annualized to include 12 months.
(2)	As of December 31, 2024.
(3)	Based on the underwritten rent roll as of June 5, 2025.

The following table presents certain information relating to the operating history and underwritten cash flows of the GLLH Self Storage Portfolio Properties:

Operating History and Underwritten Net Cash Flow(1)
	2024(2)	TTM(2)	Underwritten	Per Square Foot(3)	%(4)
Self-Storage Gross Potential Rent	$1,767,328	$1,883,265	$2,052,615	$6.51	92.3%
Apartment/Office Rent	0	0	170,982	0.54	7.7
Total Gross Potential Rent	$1,767,328	$1,883,265	$2,223,597	$7.05	100.0%
Parking Income	0	0	26,628	0.08	1.2
Other Income(5)	53,081	56,099	113,359	0.36	5.1
(Vacancy/Credit Loss)	0	0	(271,863)	(0.86)	(12.2)
Effective Gross Income	$1,820,408	$1,939,364	$2,091,721	$6.63	94.1%
Total Expenses	451,753	498,198	512,515	1.62	24.5
Net Operating Income	$1,368,655	$1,441,166	$1,579,206	$5.00	75.5%
Total Capex/RR	0	0	31,553	0.10	1.5
Net Cash Flow	$1,368,655	$1,441,166	$1,547,652	$4.90	74.0%
(1)	Based on the underwritten rent roll as of June 5, 2025.
(2)	TTM represents the trailing 12-month period ending April 30, 2025. The borrower sponsor acquired the GLLH Self Storage Portfolio Properties between 2021 and 2024, therefore, historical information is not available (My Storage Annawan, My Storage Marinette, My Storage Albia West, My Storage Albia North, My Storage Greenville (Indiana), My Storage Semmes, My Storage Greensboro, My Storage Warrior and My Storage Tallassee were acquired by the borrower sponsor in 2024). GLLH Self Storage Portfolio Properties that do not have a full year-end 2024 or TTM given the recent acquisitions have been annualized to include 12 months.
(3)	Only includes the self-storage square footage.
(4)	% column represents percent of Total Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(5)	Other Income includes miscellaneous other income and late/non-sufficient funds fees for the trailing twelve-month period. Also adjusted to reflect the new management software agreement dated May 2025 and the contractual tenant insurance income per the June 2025 schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 13 – GLHH Self Storage Portfolio

The Market. The GLLH Self Storage Portfolio Properties are located within Illinois, Alabama, Michigan, Iowa, Wisconsin, Indiana and Tennessee. The following table includes information regarding the demographics of each immediate trade area for the individual GLLH Self Storage Portfolio Properties:

Demographic Summary(1)
		Population			Average Household Income
Property	Location	1-Mile	3-Mile	5-Mile	1-Mile	3-Mile	5-Mile
Kewanee Main	Kewanee, IL	3,927	13,912	14,304	$44,787	$56,122	$57,319
Kewanee Tremont	Kewanee, IL	7,408	13,898	14,285	$48,716	$56,087	$57,215
Kewanee 6th Street	Kewanee, IL	4,197	13,887	14,292	$51,862	$56,177	$57,260
Kewanee Lake(2)	Kewanee, IL	6,852	13,876	14,296	$48,329	$55,999	$57,210
Kewanee Atkinson	Atkinson, IL	951	1,144	1,471	$72,947	$76,772	$81,261
Kewanee 6th-Tremont	Kewanee, IL	7,898	13,900	14,279	$49,540	$56,111	$57,210
Rock Falls	Rock Falls, IL	570	17,325	31,693	$58,080	$64,861	$68,561
Annawan(3)	Annawan, IL	894	1,046	1,593	$73,588	$76,906	$78,157
Hopedale	Hopedale, IL	67	1,608	2,513	$94,231	$97,399	$97,728
Ionia(3)	Ionia, MI	1,643	12,443	20,438	$69,219	$63,134	$65,013
Kalamazoo(3)	Kalamazoo, MI	496	4,788	32,078	$112,614	$110,323	$77,589
Roscommon	Roscommon, MI	848	2,425	5,844	$61,803	$73,118	$79,378
Midland	Midland, MI	679	10,924	32,200	$108,677	$113,901	$112,337
Marinette(3)	Marinette, WI	71	9,886	29,078	$110,603	$69,071	$68,164
Albia West(3)	Albia, IA	2,421	4,125	4,713	$68,232	$74,108	$75,962
Albia North(3)	Albia, IA	2,842	4,127	4,714	$76,506	$74,880	$75,920
Greenville (Indiana)(3)	Greenville, IN	1,748	5,808	13,665	$105,830	$109,339	$113,206
Semmes	Semmes, AL	1,987	15,271	35,107	$70,755	$76,666	$72,984
Tuscaloosa	Tuscaloosa, AL	4,745	16,797	41,943	$96,974	$91,365	$73,829
Greensboro	Greensboro, AL	298	3,526	4,780	$38,508	$41,999	$43,922
Ragland	Ragland, AL	827	1,963	3,390	$44,622	$52,923	$59,093
Warrior(3)	Warrior, AL	1181	6,914	13,976	$92,466	$83,531	$80,444
Tallassee	Tallassee, AL	20	277	3,158	$69,786	$60,382	$55,126
Bolivar	Bolivar, TN	1,129	6,456	8,381	$53,724	$47,881	$50,205
Wtd. Avg.(4)		1,481	8,331	17,927	$76,911	$73,743	$72,127
(1)	Source: Third party market research reports.
(2)	The specific property did not have available demographics data. Specialty – Henry County submarket demographic data was used instead.
(3)	The properties did not have available demographics data. Nearby property or land demographics data was used instead.
(4)	Wtd. Avg. numbers are based on UW NOI.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 14 – 305-315 Linden
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$15,500,000	Title:	Fee
Cut-off Date Principal Balance:	$15,500,000	Property Type – Subtype:	Multifamily – Mid Rise
% of Pool by IPB:	2.5%	Net Rentable Area (Units):	167
Loan Purpose:	Refinance	Location:	Brooklyn, NY
Borrower:	Linden 305 LLC	Year Built / Renovated:	1929 / NAP
Borrower Sponsor:	Eric Miller	Occupancy:	98.8%
Interest Rate:	5.93100%	Occupancy Date:	5/22/2025
Note Date:	6/24/2025	4th Most Recent NOI (As of):	NAV
Maturity Date:	7/6/2030	3rd Most Recent NOI (As of)(2):	$1,778,680 (12/31/2022)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,563,780 (12/31/2023)
Original Term:	60 months	Most Recent NOI (As of)(2):	$1,295,172 (12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$2,808,432
Call Protection:	L(18),YM1(35),O(7)	UW Expenses:	$1,393,112
Lockbox / Cash Management:	Springing	UW NOI:	$1,415,321
Additional Debt:	No	UW NCF:	$1,373,571
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$21,500,000 / $128,743
Additional Debt Type:	N/A	Appraisal Date:	4/22/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Cap	Cut-off Date Loan / Unit:	$92,814
Taxes:	$41,708	$41,708	N/A	Maturity Date Loan / Unit:	$92,814
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV:	72.1%
Replacement Reserve:	$0	$3,479	N/A	Maturity Date LTV:	72.1%
Deferred Maintenance Reserve:	$499,158	$0	N/A	UW NCF DSCR:	1.47x
				UW NOI Debt Yield:	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$15,500,000	89.8%	Loan Payoff	$15,752,720	91.3%
Sponsor Equity	$1,758,988	10.2	Closing Costs	965,402	5.6%
			Upfront Reserves	540,866	3.1%
Total Sources	$17,258,988	100.0%	Total Uses	$17,258,988	100.0%
(1)	Monthly insurance reserve payments of 1/12th of the budgeted insurance amount will be waived as long as the borrower has a blanket insurance policy acceptable to the lender.
(2)	3rd Most Recent NOI is elevated due to COVID-19 deferred rents received. Most recent NOI is depressed due to a one-time repairs and maintenance expense.

The Loan. The 305-315 Linden mortgage loan (the “305-315 Linden Mortgage Loan”) is secured by the borrower’s fee interest in a 167-unit, mid-rise multifamily property located in Brooklyn, New York (the “305-315 Linden Property”). The 305-315 Linden Mortgage Loan has an initial term of five years, is interest-only for the full term and accrues interest at a fixed rate of 5.93100% per annum on an Actual/360 basis.

The Property. The 305-315 Linden Property is a six-story, 167-unit, mid-rise multifamily property located in the Flatbush neighborhood of Brooklyn, New York. The 305-315 Linden Property was originally constructed in 1929, contains a gross building area of 189,335 SF and a net rentable area of 150,721 SF. The 305-315 Linden Property features elevators and an on-site super. The 305-315 Linden Property is an 8-minute walk from the Winthrop Street Subway Station, which serves the 2 and 5 trains, and is two blocks from the Church Avenue Subway Station, which services the G train. As of May 22, 2025, the 305-315 Linden Property was 98.8% leased.

The unit mix at the 305-315 Linden Property consists of 6 one-bedroom / one-bathroom units, 130 two-bedroom / one-bathroom units, 30 three-bedroom / one-bathroom units, and 1 three-bedroom / two-bathroom unit. There are currently eleven units leased to not-for-profit tenants who are paying above stabilized rents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 14 – 305-315 Linden

All units except for the eleven units leased to not-for-profit tenants and one unit leased to the on-site super are rent-stabilized. Sixteen units at the 305-315 Linden Property are receiving benefits on the Senior Citizen Rent Increase Exemption (“SCRIE”). SCRIE allows qualifying tenants to freeze the rent they pay, with the City of New York covering the difference via tax credits. SCRIE tax credits are tenant specific and would not be given by the City of New York if a SCRIE tenant leaves the 305-315 Linden Property.

The following table presents certain information relating to the unit mix at the 305-315 Linden Property:

Unit Mix(1)(2)
Unit Type	# of Units	% of Total	Occupied Units	% Occupied	Average Monthly Rent per Unit	Market Rent per Unit(2)
1 BR/1 BA - Affordable	6	3.6%	6	100.0%	$1,287	$2,200
2 BR/1 BA - Not-For-Profit	9	5.4%	9	100.0%	$1,914	$2,500
2 BR/1 BA - Affordable	121	72.5%	119	98.3%	$1,400	$2,500
3 BR/1 BA - Not-For-Profit	2	1.2%	2	100.0%	$2,629	$2,800
3 BR/1 BA - Affordable	28	16.8%	28	100.0%	$1,580	$2,800
3 BR/2 BA - Affordable	1	0.6%	1	100.0%	$1,213	$2,800
Total/Wtd. Avg.	167	100.0%	165	98.8%	$1,468	$2,545
(1)	Based on the underwritten rent roll dated May 22, 2025.
(2)	Excludes the non-revenue unit leased to the on-site super.

The following table presents certain information relating to the historical occupancy at the 305-315 Linden Property:

Historical and Current Occupancy(1)
	2022	2023	2024	Current(2)
% Occupancy	98.8%	98.8%	98.8%	98.8%
(1)	Historical occupancies represent the occupancy as of December 31st of each respective year.
(2)	Current Occupancy is as of May 22, 2025.

The following table presents certain information relating to the operating history and underwritten net cash flows of the 305-315 Linden Property:

Operating History and Underwritten Net Cash Flow(1)
	2022	2023	2024	Underwritten	Per Unit	%(2)
Gross Potential Rent	$2,955,639	$2,694,284	$2,734,761	$2,940,233	$17,606	105.3%
Potential Income from Vacant Units	0	0	0	147,012	880	5.3%
Net Rental Income	$2,955,639	$2,694,284	$2,734,761	$2,793,222	$ 16,726	100.0%
						0.0%
Other Income(3)	0	0	7,059	15,211	91	0.5%
Effective Gross Income	$2,955,639	$2,694,284	$2,741,820	$2,808,432	$ 16,817	100.5%

Real Estate Taxes	495,102	445,208	449,304	500,501	2,997	17.8%
Insurance	195,218	200,808	209,613	193,358	1,158	6.9%
Management Fee	0	0	138,966	84,253	505	3.0%
Other Expenses(4)	486,639	484,488	648,765	615,000	3,683	21.9%
Total Expenses	$1,176,959	$1,130,504	$1,446,648	$1,393,112	$ 8,342	49.6%

Net Operating Income	$1,778,680	$1,563,780	$1,295,172	$1,415,321	$ 8,475	50.4%
Capital Reserve	0	0	41,750	41,750	250	1.5%
Net Cash Flow	$1,778,680	$1,563,780	$1,253,422	$1,373,571	$ 8,225	48.9%
(1)	Based on the underwritten rent roll as of May 22, 2025.
(2)	% column represents percent of Net Rental Income for revenue line items, and percent of Effective Gross Income for all other line items.
(3)	Other Income consists of contractual laundry income.
(4)	Other Expenses includes repairs and maintenance, utilities, payroll and benefits, professional fees, general and administrative, and other expenses.

Environmental. According to the Phase I environmental site assessment dated April 30, 2025, there was no evidence of any recognized environmental conditions at the 305-315 Linden Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 14 – 305-315 Linden

The Market. The 305-315 Linden Property is located at 305-315 Linden Boulevard in the Flatbush neighborhood of Brooklyn, New York. The 305-315 Linden Property has access to the 2, 5 and G trains. According to a third-party market research report, the 305-315 Linden Property is located in the Flatbush multifamily submarket of the New York Metro multifamily market. As of the fourth quarter of 2024, the Flatbush multifamily submarket had total inventory of 59,952 units, an occupancy rate of 98.8% and effective rent of $1,982 per unit. The Flatbush multifamily submarket saw an increase of 0.3% in asking rents from 2023 to 2024.

The following table presents certain information relating to comparable multifamily properties to the 305-315 Linden Property:

Multifamily Rent Comparables(1)
Property Address	Number of Stories	Year Built / Renovated	Number of Units	Unit Type	Average Rent per Unit(2)
305-315 Linden Boulevard	6	1929 / NAP	167(3)	1BR/1BA - Affordable	$1,287(3)
				2BR/1BA - Affordable	$1,400(3)
				3BR/1BA - Affordable	$1,580(3)
				3BR/2BA - Affordable	$1,213(3)
260 Lenox Road	6	1936 / NAV	54	0BR	$1,738
				1BR	$1,772
				2BR	$2,188
				3BR	$2,728
270 Clarkson Avenue	7	1962 / NAV	104	0BR	$1,651
				1BR	$1,807
				2BR	$2,273
				3BR	$2,651
130 Martense Street	6	1940 / NAV	66	0BR	$1,845
				1BR	$2,795
				2BR	$2,950
				3BR	$3,092
58 Linden Boulevard	6	1926 / NAV	47	0BR	$1,953
				1BR	$2,235
				2BR	$2,520
				3BR	NAP
60 Clarkson Avenue	6	1927 / NAV	86	0BR	$1,925
				1BR	$1,990
				2BR	$2,437
				3BR	$2,842
2017 Caton Avenue	5	1931 / NAV	67	0BR	$1,681
				1BR	$2,139
				2BR	$2,394
				3BR	$2,649
(1)	Source: Appraisal.
(2)	Average Rent per Unit shows affordable rents for comparable properties.
(3)	Based on the underwritten rent roll dated May 22, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 15 – Jarkesy MHC Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio(2):	Single Asset
Original Principal Balance:	$13,600,000	Title:	Fee
Cut-off Date Principal Balance:	$13,600,000	Property Type – Subtype:	Manufactured Housing– Manufactured Housing
% of IPB:	2.2%	Net Rentable Area (Pads):	258
Loan Purpose:	Refinance	Location:	Pasadena and Houston, TX
Borrowers:	Tortoise Leisure Company, Holiday Villas Manufactured Housing Community, LLC and Preston Manufactured Housing Community, LP	Year Built / Renovated(3):	1960 – 1970 / NAP
		Occupancy:	91.5%
Borrower Sponsor:	George Jarkesy	Occupancy Date:	4/8/2025
Interest Rate:	6.90000%	4th Most Recent NOI (As of):	NAV
Note Date:	6/26/2025	3rd Most Recent NOI (As of):	NAV
Maturity Date:	7/6/2030	2nd Most Recent NOI (As of):	$1,047,940 (12/31/2023)
Interest-only Period:	60 months	Most Recent NOI (As of):	$1,124,427 (TTM 2/28/2025)
Original Term:	60 months	UW Economic Occupancy:	92.8%
Original Amortization Term:	None	UW Revenues:	$2,003,856
Amortization Type:	Interest Only	UW Expenses:	$791,400
Call Protection:	L(25),D(28),O(7)	UW NOI:	$1,212,457
Lockbox / Cash Management:	Hard / Springing	UW NCF:	$1,199,557
Additional Debt:	No	Appraised Value / Per Pad:	$22,200,000 / $86,047
Additional Debt Balance:	N/A	Appraisal Date:	4/9/2025
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Pad:	$52,713
Taxes:	$48,558	$8,093	N/A	Maturity Date Loan / Pad:	$52,713
Insurance(1):	$0	Springing	N/A	Cut-off Date LTV:	61.3%
Replacement Reserve:	$0	$1,075	N/A	Maturity Date LTV:	61.3%
Immediate Repairs:	$83,289	$0	N/A	UW NCF DSCR:	1.26x
				UW NOI Debt Yield:	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$13,600,000	98.5%	Payoff Existing Debt(4)	$13,039,975	94.5%
Borrower Sponsor Equity	203,439	1.5	Closing Costs(5)	631,618	4.6
			Reserves	131,847	1.0
Total Sources	$13,803,439	100.0%	Total Uses	$13,803,439	100.0%
(1)	The insurance reserve is springing as long as the borrower maintains a blanket insurance policy acceptable to the lender.
(2)	The Jarkesy MHC Portfolio comprises three properties, however, there are no releases and the lender and appraisal treated it as a single asset.
(3)	See the “Property Summary” chart below.
(4)	The Payoff Existing Debt takes into account that the previous loan included an additional property that had an allocated loan amount of approximately $2.7 million.
(5)	Closing costs include an interest rate buydown of $136,000.

The Loan. The Jarkesy MHC Portfolio mortgage loan (the “Jarkesy MHC Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $13,600,000 and is secured by the borrowers’ fee interest in three manufactured housing community properties with an aggregate of 258 pads located in Houston and Pasadena, Texas (the “Jarkesy MHC Portfolio Properties”). The Jarkesy MHC Portfolio Mortgage Loan has a five-year term, is interest-only for the full term and accrues interest at a fixed rate of 6.90000% per annum on an Actual/360 basis.

The Properties. The Jarkesy MHC Portfolio Properties comprises three separate parcels totaling 22.24 acres, 258 pads and 520 parking spaces. The Jarkesy MHC Portfolio Properties are located in Pasadena and Houston, Texas which are adjacent to each other. All of the properties are located on primary or secondary streets. Occupancy across the Jarkesy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137

Structural and Collateral Term Sheet	BBCMS 2025-5C36
No. 15 – Jarkesy MHC Portfolio

MHC Portfolio Properties was 91.5% as of April 8, 2025 with an average monthly rental rate of $585. The Jarkesy MHC Portfolio has experienced double digit rent growth each year since 2023. None of the homes are park owned.

The following table presents certain information relating to the Jarkesy MHC Portfolio Properties:

Property Summary
Address	City, State	Year Built / Renovated	Pads(1)	Occupancy(1)
9522 Telephone Road	Houston, TX	1960, 1970 / NAP	110	93.6%
3014 Preston Avenue	Pasadena, TX	1970 / NAP	73	89.0%
3300 Spencer Highway	Pasadena, TX	1960 / NAP	75	90.7%
Total / Wtd. Avg.			258	91.5%
(1)	Based on the underwritten rent rolls dated April 8, 2025.

The following table presents certain information relating to historical and current occupancy for the Jarkesy MHC Portfolio Properties:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
91.0%	90.8%	89.3%	91.5%
(1)	Historical Occupancy represents year-end occupancy for each respective year.
(2)	Based on the underwritten rent roll dated April 8, 2025.

The following table presents certain information relating to the operating history and underwritten net cash flows of the Jarkesy MHC Portfolio Properties:

Operating History and Underwritten Net Cash Flows(1)
	2023	TTM 2/28/2025	Underwritten	Per Pad
Base Rent	$1,411,293	$1,578,431	$1,810,488	$7,017
Other Income	410,661	347,688	347,688	1,348
Vacancy	0	0	(154,320)	(598)
Effective Gross Income	$1,821,954	$1,926,119	$2,003,856	$7,767
Total Expenses	774,014	801,692	791,400	3,067
Net Operating Income	$1,047,940	$1,124,427	$1,212,457	$4,699
Replacement Reserves	0	0	12,900	50
Net Cash Flow	$1,047,940	$1,124,427	$1,199,557	$4,649
(1)	Based on the underwritten rent roll dated as of April 8, 2025.

The Market. The Jarkesy MHC Portfolio Properties are located in the Houston – Woodlands-SugarLand, TX Metropolitan Statistical Area (the “Houston MSA”). Based on its 2020 population of approximately 7.1 million, the Houston MSA is the 5th most populated MSA in the United States. According to the 2023 Fortune 500 list, Houston is home to 24 Fortune 500 companies which is 3rd in the country behind only New York City and Chicago. Pasadena’s economy is heavily influenced by the Houston area and features a diversified economy with prominent energy, petrochemicals, manufacturing, aeronautical and medicinal industries. Pasadena benefits from its location near the Bayport Industrial District, a large commercial real estate district in southeast Harris County, and its location adjacent to the Houston Ship Channel which is the largest port for foreign waterborne tonnage in the United States. According to a JLT Survey the average market vacancy rate is currently 5.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

138

Structural and Collateral Term Sheet	BBCMS 2025-5C36
Contacts
Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Schmidt - Director	daniel.schmidt@barclays.com	(212) 528-7479

Sammy Hamididdin - Director	sammy.hamididdin@barclays.com	(212) 526-4751

Walter Johnston – Director	walter.johnston@barclays.com	(212) 526-5248

Kara Foley – Vice President	kara.foley@barclays.com	(212) 526-4972

Matthew Jacob – Assistant Vice President	matthew.jacob@barclays.com	(212) 526-7268

Barclays CMBS Trading
Sonya Naths - Director	sonya.naths@barclays.com	(917) 416-0219

Barclays Securitized Products Syndicate
Brian Wiele – Managing Director	brian.wiele@barclays.com	(212) 412-5780

Sean Foley - Director	sean.foley@barclays.com	(212) 412-5780

Citigroup CMBS Capital Markets and Banking
Raul Orozco – Managing Director	raul.d.orozco@citi.com	(212) 723-1295

Rick Simpson – Managing Director	richard.simpson@citi.com	(212) 816-5343

Deutsche Bank CMBS Capital Markets and Banking
Lainie Kaye – Managing Director	lainie.kaye@db.com	(212) 250-5270

Daniel Penn - Director	daniel.penn@db.com	(212) 250-5149

Societe Generale CMBS Capital Markets & Banking
Jim Barnard - Director	jim.barnard@sgcib.com	(212) 278-6263

Justin Cappuccino - Director	justin.cappuccino@sgcib.com	(212) 278-6393

Russell Yu – Vice President	russell.yu@sgcib.com	(212) 278-5467

UBS CMBS Capital Markets and Banking
Nicholas Galeone – Managing Director	nicholas.galeone@ubs.com	(212) 713-8832

Siho Ham – Managing Director	siho.ham@ubs.com	(212) 713-1278

Andrew Lisa – Executive Director	andrew.lisa@ubs.com	(212) 713-3506

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139